UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BIOGEN INC.
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NOTICE OF

2026 Annual Meeting of

Stockholders and Proxy Statement

Tuesday, June 9, 2026

9:00 a.m. Eastern Time

To be held online at:

www.virtualshareholdermeeting.com/BIIB2026

April 28, 2026

Dear Fellow Stockholders

On behalf of the Board of Directors, I thank you for your investment in Biogen and for the confidence you have placed in the Board’s stewardship of your interests. Biogen is focused on delivering long-term value for our stockholders with a high-conviction late-stage pipeline with the potential to drive both meaningful innovation and sustained growth. We made notable progress on this strategy in 2025, where execution on commercialization of our growth products and a sharpened development pipeline focused on neurology, immunology, and rare disease are laying a strong foundation for Biogen’s future.

Key milestones of our progress in 2025 include:

•

Strong Financial Performance: We drove legacy product performance despite generic competition. The Company increased growth product revenue by 19% year-over-year to $3.3 billion, led by SKYCLARYS, QALSODY, ZURZUVAE, VUMERITY and SPINRAZA, plus Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration.[1]

•

Pipeline Advancement: We are advancing Phase 3 trials for 10 programs, which hold the potential for up to five new product launches over the next several years. Five of these programs were newly initiated or announced in 2025. In addition to advancing our clinical pipeline, we continued commercial portfolio and R&D pipeline expansion through external growth opportunities, including:

•	A collaboration with Stoke to co-develop and commercialize zorevunersen for Dravet syndrome by targeting the SCN1A gene, the underlying cause of most cases.

•

A strategic collaboration with City to develop select novel RNAi therapies by combining City’s next-generation RNAi engineering technologies with Biogen’s proprietary drug delivery technology, with an initial focus on a single target that mediates key CNS diseases.

•	The license of an oral C5aR1 antagonist compound from Vanqua to expand our immunology portfolio by securing exclusive worldwide rights to a well-validated target in neutrophil-mediated inflammation.

•	The acquisition of Alcyone to advance ASO delivery and broaden access to ASOs by reducing reliance on repeat lumbar punctures in chronic intrathecal administration.

•

A research collaboration with Dayra to discover and develop oral macrocyclic peptides for priority targets in immunological conditions by advancing molecules with biologic-like potential in an oral format.

•

Financial Discipline: We completed the implementation of our Fit for Growth initiative, which reduced the company’s cost structure while freeing capital for reinvestment. The program delivered approximately $1 billion in gross and $800 million in net operating expense savings. This financial discipline contributed to delivering non-GAAP Diluted EPS which exceeded full year guidance.

In early 2026, we entered into a merger agreement with Apellis Pharmaceuticals, Inc. which, upon completion, is expected to bolster Biogen’s near and long-term growth prospects with the addition of EMPAVELI2 and SYFOVRE3 and accelerate entry into nephrology and retinal diseases.

In 2025, we continued to strengthen the Board with the addition of a director who brings deep experience and a distinguished record of leadership in research and development across the life sciences and biopharmaceutical sectors. Our newest director further enhances the Board’s oversight of our strategic direction as we expand our portfolio.

Biogen remains committed to broadening access to high quality healthcare for patients worldwide. In 2025, we advanced our standard for patient-first clinical research, highlighted by completing enrollment for the TOPAZ Phase 3 lupus clinical trials. Lupus disproportionately affects young women, especially women of color, and the trials were intentionally designed to include this cohort. By selecting sites in highly affected communities and addressing real-world barriers like transportation and childcare, we created a trial experience that met patients where they are. Further, in 2025, Biogen and the Biogen Foundation contributed approximately $35 million in grants, donations, sponsorships and in-kind contributions to broaden access to healthcare, address the fundamentals of community health and strengthen the life sciences talent pipeline.

[1]	VUMERITY was added to the “Growth Product” category after the CMDC set 2025 company performance targets. Therefore, it was excluded from calculations regarding 2025 target achievement.
[2]	Approved for the treatment of paroxysmal nocturnal hemoglobinuria, or PNH, and C3 glomerulopathy, or C3G, and primary immune complex membranoproliferative glomerulonephritis, or primary IC-MPGN.
[3]	Approved for geographic atrophy.

My service as a director and Chair of the Board will conclude at the 2026 Annual Meeting. I extend my sincere thanks to our stockholders for their confidence over the past sixteen years, and to my fellow directors, past and present, with whom it has been a privilege to serve. Our Board’s breadth of experience across life sciences and global innovation strengthens oversight. We are better able to deliver long-term value for our stockholders because our Board recognizes the benefit of experience as well as new ideas. I have strong conviction that the Board, under the leadership of Dr. Maria C. Freire as incoming Chair, together with the management team, led by Chris Viehbacher, is well positioned to guide Biogen through its next chapter of growth.

Thank you for your continued support of our efforts.

Caroline Dorsa

Chair of the Board

Executive Pay Structure Aligns with Compensation Philosophy

Our Track Record of Responsiveness to Stockholder Feedback

Our Board values the views of our stockholders and solicits input from them throughout the year. Following the 2025 Annual Meeting where our Say on Pay proposal received 67.7% support, the CMDC and our Board conducted stockholder engagement to better understand stockholder perspectives. We engaged stockholders to get feedback on a range of topics including specific aspects of our business strategy, capital allocation, corporate governance, and our executive compensation practices. All of the stockholder engagement calls were led by our Board and CGC Chair and attended by the Chairs of the CMDC and/or Audit Committee and/or other independent directors.

Stockholder Outreach Following the 2025 Annual Meeting
We reached out to our top 30 stockholders who collectively owned 62% of O/S Stock[1] that included 16 stockholders who voted Against 2025 Say on Pay
We had 9 discussions with stockholders who collectively owned 23% of O/S Stock[1] that included 3 stockholders who voted Against 2025 Say on Pay
Independent Directors, including our Board and CGC Chair, and Chairs of the CMDC and/or Audit Committee led 100% of these calls
1	– As of December 31, 2025

2026 Proxy Statement	-iii-

Executive Pay Structure Aligns with Compensation Philosophy

The feedback and perspectives received from stockholders during these meetings were shared with the Board and served as an input to discussions at the Board and its committees, and ultimately informed decisions we made and actions we took for long-term value creation for our stockholders. We have also enhanced disclosures regarding the topics discussed during these stockholder engagement meetings. The table below provides a summary of the executive compensation-based feedback we received from stockholders, how the Board incorporated the feedback into its actions, and how these actions enhance stockholder value.

Stockholder Feedback “What We Heard”	Actions Taken “What We Did”	Impact of Action “Why It Is Important”
Limit payout opportunities and outcomes when Company financial performance is lower than the prior year.

✓ Implemented additional requirements for our STI program starting in 2026 to limit payouts to target for each financial metric:

•

Revenue achievement component limited to target unless 2026 revenue surpasses 2025 revenue

•

Growth product revenue achievement component limited to target unless 2026 growth product revenue surpasses 2025 growth product revenue, and

•

EPS achievement component limited to target unless 2026 EPS exceeds the 90th percentile of analyst consensus (as of January 2026).

✓ Limits financial metrics payouts when performance is lower than prior year.
Include a pipeline performance metric into PSUs to incentivize long-term pipeline growth.	✓ Added a new pipeline development metric to 2026 PSUs to incorporate our long-term sustainable growth goals.	✓ Strengthens PSU alignment with a key driver of long-term stockholder value.
Incentivize above-median performance.	✓ Increased rTSR metric target performance requirement in our LTI Program from 50th to 55th percentile in 2026.	✓ Increases the rigor required to achieve a 100% payout for the rTSR metric.
Ensure appropriate benchmarking.	✓ Updated 2026 peer group to remove three peers (Eli Lilly, AbbVie and Merck) and add BeOne Medicines.	✓ Better aligns our peer group closer to Biogen’s size, revenue and market cap.
Greater emphasis on linking CEO compensation to long-term value creation opportunities for Biogen.	✓ In 2025, we calculated the CEO individual bonus multiplier component of the STI program solely based on Company results.	✓ Shifts CEO short-term cash compensation to directly align with long-term company performance.
Enhance disclosure of rationale and outcomes surrounding executive compensation programs and decisions, including rationale behind setting financial targets in the STI program.

✓ Enhanced our disclosure to further explain our methodology for how and why we set financial targets in our executive compensation programs.

✓ Continued to disclose details of our achievements against metrics once performance periods have ended, including all financial metrics.

✓ Supports alignment of interests between executive officers and stockholders.

2026 Proxy Statement	-iv-

Executive Pay Structure Aligns with Compensation Philosophy

Executive Pay Structure Aligns with Compensation Philosophy

Executive Compensation Philosophy
Our executive compensation philosophy is to reward executives for the creation of long-term stockholder value. We design performance-based executive compensation that rewards short-term achievements while maintaining accountability for long-term stockholder value creation. We also seek to maintain competitiveness with our peer group to enable us to attract and retain extraordinary leaders who perform at high levels and succeed in a demanding business environment.

Mission Focused and Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned
We emphasize the importance of executing short-term goals while building and sustaining a foundation for long-term success in delivering meaningful and innovative therapies to patients leading to the creation of long-term stockholder value	We benchmark against companies we compete with for talent. Our compensation is designed to enable us to recruit, retain and motivate our leadership team to achieve exceptional results for the company and our stockholders	We align pay outcomes with company and individual performance and reward our best performers for exceeding expectations	We provide equity to all employees to align their interest with the company’s broader goal of creating long-term value for our stockholders

How Our Pay Practices Align with Our Philosophy

Practice	Mission Focused / Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

Variable compensation comprises over 90% of CEO and over 80% of the non-CEO NEO total compensation	✓	✓	✓	✓

Annual STI and LTI programs are performance-based and include caps on payouts	✓		✓	✓

LTI awards are linked to performance, subject to multi-year vesting periods, and designed to reward long-term performance	✓	✓	✓	✓

Total pay opportunities are competitive relative to peer group and the broader market in which we compete for talent	✓	✓	✓	✓

Annual risk assessment performed to ensure our compensation programs do not encourage excessive risk taking	✓			✓

Application of robust stock ownership, anti-hedging and pledging policies, and clawback policies that exceed Dodd-Frank requirements	✓		✓	✓

Stockholder feedback is a key input to Board and committee discussions and informs actions taken for long-term value creation for our stockholders	✓	✓	✓	✓

2026 Proxy Statement	-v-

Board Composition Highlights

Board Composition Highlights

91% of Directors are Independent	75% of our Audit Committee Members are Audit Committee Financial Experts	70% of Independent Directors appointed in last 7 years

Our Board consists of 10 Independent Directors and our CEO	3 of our 4 Audit Committee members are Audit Committee Financial Experts	7 of our 10 Independent Directors appointed since 2019

2026 Proxy Statement	-vi-

Notice of 2026 Annual Meeting of Stockholders

Date: Time: Virtual Meeting: Record Date:

Tuesday, June 9, 2026

9:00 a.m. Eastern Time

Online only at www.virtualshareholdermeeting.com/BIIB2026

April 21, 2026. Only Biogen stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting.

Items of Business:

1. To elect the 10 nominees identified in the accompanying Proxy Statement to our Board to each serve for a one-year term extending until our 2027 annual meeting of stockholders and his or her successor is duly elected and qualified.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

3. To hold an advisory vote on executive compensation.

4. To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements.

Voting:

You will not be able to attend the annual meeting in person. Your vote is extremely important regardless of the number of shares of stock you own. Whether or not you expect to attend the annual meeting online, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting online, you may vote your stock during the annual meeting virtually via the Internet even if you previously voted your proxy. Please vote as soon as possible to ensure that your stock will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders

To Be Held on June 9, 2026:

The Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report on Form 10-K

are available at the following website: www.proxyvote.com.

By Order of Our Board of Directors,

Wendell Taylor,

Chief Corporation Counsel, Secretary

225 Binney Street

Cambridge, Massachusetts 02142

April 28, 2026

This Notice of 2026 Annual Meeting of Stockholders and Proxy Statement are first being sent to stockholders on or about April 28, 2026.

Our 2025 Annual Report on Form 10-K is being sent with this Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.

2026 Proxy Statement

DEFINED TERMS

2017 Omnibus Equity Plan	Biogen Inc. 2017 Omnibus Equity Plan

2024 ESPP	Biogen Inc. 2024 Employee Stock Purchase Plan

2024 Omnibus Equity Plan	Biogen Inc. 2024 Omnibus Equity Plan

2025 Annual Meeting	2025 Annual Meeting of Stockholders

2026 Annual Meeting	2026 Annual Meeting of Stockholders

401(k) Plan	Biogen Inc. tax-qualified defined contribution retirement plan

AbbVie	AbbVie Inc.

AD	Alzheimer’s Disease

ADM	Archer-Daniels-Midland Company

AI	Artificial Intelligence

Alcyone	Alcyone Therapeutics, Inc.

ALS	Amyotrophic Lateral Sclerosis

AMR	Antibody Mediated Rejection

AOP	Annual Operating Plan

ASC 718	Accounting Standards Codification Topic 718, Compensation—Stock Compensation

ASO	Antisense Oligonucleotide

AstraZeneca	AstraZeneca PLC

Audit Committee	Audit Committee of the Board of Directors

BeOne Medicines	BeOne Medicines Ltd.

Biogen, Company, we, us, our	Biogen Inc.

Board	Board of Directors of Biogen Inc.

CAGR	Compound Annual Growth Rate

CAP	Compensation Actually Paid

CD&A	Compensation Discussion and Analysis

CEO	Chief Executive Officer

Certificate of Incorporation	Amended and Restated Certificate of Incorporation, as amended, of Biogen Inc.

CFO	Chief Financial Officer

CGC	Corporate Governance Committee of the Board of Directors

CIC	Change in Control

City	City Therapeutics, Inc.

CLO	Chief Legal Officer

CMDC	Compensation and Management Development Committee of the Board of Directors

Code of Business Conduct	Biogen Inc. Code of Business Conduct

COLI	Corporate-Owned Life Insurance

2026 Proxy Statement

Conflicts of Interest Policy	Biogen Inc. Global Conflicts of Interest and Outside Activities Policy

CSPUs	Cash-Settled Performance Units

Dayra	Dayra Therapeutics, Inc.

EPS	Non-GAAP Diluted Earnings Per Share

ERM	Enterprise Risk Management

Eli Lilly	Eli Lilly and Company

E.U.	European Union

EVP	Executive Vice President

Executive Committee	Committee consisting of our CEO, CFO, CLO, Head of Research, Head of Development, Chief Human Resources Officer, Head of Global Product Strategy and Commercialization, Head of Corporate Development and Head of Pharmaceutical Operations and Technology

FA	Friedreich ataxia

FDA	U.S. Food and Drug Administration

GAAP	Generally Accepted Accounting Principles in the United States

GE	General Electric Company

HI-Bio	Human Immunology Biosciences, Inc.

IBM	International Business Machines Corporation

IgAN	Immunoglobulin A Nephropathy (IgAN)

IND	Investigational New Drug

IPR&D	In-process Research and Development

IT	Information Technology

LTI	Long-Term Incentive

Merck	Merck & Co., Inc.

MS	Multiple Sclerosis

NEO	Named Executive Officer

Nasdaq	The Nasdaq Stock Market LLC

NBI	Nasdaq Biotechnology Index

PSUs	Performance Stock Units

Pfizer	Pfizer Inc.

PMN	Primary Membranous Nephropathy

Proxy Statement	This proxy statement for the 2026 Annual Meeting of Stockholders

PVP	Pay versus Performance

PwC	PricewaterhouseCoopers LLP

R&D	Research and Development

Record Date	April 21, 2026

RSUs	Restricted Stock Units

RTP	Research Triangle Park

2026 Proxy Statement

rTSR	Relative Total Stockholder Return

SEC	U.S. Securities and Exchange Commission

SMA	Spinal Muscular Atrophy

SSP	Supplemental Savings Plan

STI	Short-Term Incentive

Stoke	Stoke Therapeutics, Inc.

Say on Pay	Advisory vote on executive compensation

TSR	Total Stockholder Return

U.K.	United Kingdom

U.S.	United States

UCSF	University of California, San Francisco

Vanqua	Vanqua Bio, Inc.

VC	Venture Capital

Willis Towers Watson survey	Willis Towers Watson Pharmaceutical and Health Sciences Executive Compensation survey

2026 Proxy Statement

Proxy Statement Summary

Proxy Statement Summary

This summary highlights important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Annual Meeting Information

DATE:	Tuesday, June 9, 2026
TIME:	9:00 a.m. Eastern Time
LOCATION:	Online only at www.virtualshareholdermeeting.com/BIIB2026 You will not be able to attend the 2026 Annual Meeting in person.
RECORD DATE:	April 21, 2026

Voting Matters and Vote Recommendation

Matter Management Proposals:	Our Board Recommendation	Page Number for more detail

Proposal 1—Election of Directors	FOR each nominee	2

Proposal 2—Ratificationof the Selection of PricewaterhouseCoopers LLP (PwC) as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026	FOR	25

Proposal 3—Advisory Vote on Executive Compensation	FOR	28

How to Vote

Vote Right Away Through Advance Voting Methods	Vote During Meeting

Vote by Internet Using Your Computer

Go to www.proxyvote.com and enter the Control Number provided in your Notice of Internet Availability of Proxy Materials (Notice), or if you received a printed copy of proxy materials, on your proxy card or voting instruction form.

Vote During the Meeting See Part 1 –“General Information About the Meeting” for details on how to vote during the Annual Meeting.

Vote by Telephone

Call 800-690-6903 or the telephone number on your Notice, proxy card or voting instruction form. You will need the Control Number provided on your Notice, or if you received a printed copy of the proxy materials, on your proxy card or voting instruction form.

Vote by Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

2026 Proxy Statement	-1-

Proposal 1 — Election of Directors

Proposal 1 — Election of Directors

We are asking our stockholders to elect the 10 director nominees listed below to each serve a one-year term extending until our 2027 annual meeting of stockholders and until he or she is duly elected and qualified, unless they resign or are removed:

Maria C. Freire	Lloyd Minor	Eric K. Rowinsky

William A. Hawkins	Menelas Pangalos	Stephen A. Sherwin

Susan K. Langer	Monish Patolawala	Christopher A. Viehbacher

Jesus B. Mantas

Our Board has nominated these 10 individuals based on its carefully considered judgment that the skills, contributions, backgrounds, perspectives and experiences of our nominees qualify them to serve on our Board. As described in detail below, our nominees have considerable professional and business expertise. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to being named in this Proxy Statement and to serve if elected.

To be elected, a director nominee must receive the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, are not considered votes cast under our bylaws and will have no effect on the results of this vote. For additional information please see also “What vote is required to approve each proposal and how are votes counted?” on page 68. If any nominee is unable to serve on our Board, the stock represented by your proxy will be voted for the election of such other person as may be nominated by our Board or alternatively, the number of directors may be reduced accordingly by our Board. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s) and (2) discloses that such nominee(s) has consented to being named in the revised proxy statement and to serve if elected.

Nominees to the Board	Independent	Age*	Director Since	Audit Committee	Corporate Governance Committee	Compensation and Management Development Committee	Other Public Company Boards

Maria C. Freire**	✓	71	2021		M	M	2

William A. Hawkins	✓	72	2019	M	M		2

Susan K. Langer	✓	35	2023			M	—

Jesus B. Mantas	✓	57	2019			C	1

Lloyd Minor	✓	68	2024	M			1

Menelas Pangalos	✓	59	2025			M	1

Monish Patolawala	✓	56	2024	C			—

Eric K. Rowinsky	✓	69	2010		M	M	2

Stephen A. Sherwin	✓	77	2010	M			2

Christopher A. Viehbacher		66	2022				—

* Age and Committee memberships are as of April 21, 2026.

** Ms. Dorsa has notified the Board that she is not standing for reelection at the 2026 Annual Meeting. Effective immediately after the 2026 Annual Meeting, Dr. Freire will become Chair of the Board. The Board will appoint a new CGC Chair following the 2026 Annual Meeting.

C – Chair; M – Member

2026 Proxy Statement	-2-

Proposal 1 — Election of Directors

Summary of Director Nominee Core Experiences and Skills

Our Board is comprised of highly qualified leaders in their respective fields, and as a group possesses a deep and broad set of skills, contributions, backgrounds, perspectives and experiences that facilitate strong oversight and strategic direction for a pioneering biotechnology company. Our Board and our CGC believe the skills, contributions, backgrounds and experiences of our directors provide us not only with a wide range, but also the appropriate mix, of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

The following chart summarizes the competencies and background of each director nominee. The details of each nominee’s competencies are included in each nominee’s biography.

Key Skills and Experience

Executive Leadership & Business Operations

Experience serving in a senior leadership role develops skills in core management areas and provides a valuable practical understanding of the operations of complex organizations

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Commercial Knowledge of creating and sustaining revenue streams facilitates oversight of efficient and robust revenue generation		✓	✓	✓		✓	✓			✓

Cybersecurity/Information Technology/AI

Experience understanding and overseeing information technology and cybersecurity matters is critical to mitigating risks to our business and to Board oversight of Biogen’s actions to address innovation and competitiveness in a rapidly evolving technological age

				✓	✓		✓
Drug Development Expertise of drug development increases successful navigation of the highly regulated life sciences market	✓		✓		✓	✓		✓	✓	✓

Healthcare & Pharma Leadership

Experience as an executive and/or in an operational role at a pharmaceutical or biotechnology focused organization or company provides directors with a deep understanding of Biogen’s business and key strategic and operational considerations

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance and Accounting

Expertise in finance, capital markets, mergers and acquisitions, investment management and financial reporting processes enables directors to effectively monitor and assess Biogen’s operating and strategic performance and capital allocation decisions, and oversee accurate financial reporting and robust controls

	✓	✓		✓	✓		✓		✓	✓
International Business Global market expertise enhances oversight of strategy development and execution, supply chain and compliance across markets	✓	✓		✓		✓	✓			✓
Public Board Service Corporate governance fluency ensures stockholder interests serve as input to discussions and informs Board decisions	✓	✓		✓	✓	✓		✓	✓	✓

Government and Public Policy

Understanding of the complex regulatory and governmental environment in which Biogen operates allows the Board to oversee the company’s long-term strategy by incorporating current and potential changes in public policy and regulation

	✓	✓		✓	✓	✓	✓		✓	✓

2026 Proxy Statement	-3-

Proposal 1 — Election of Directors

Key Skills and Experience

Medicine and Scientific Research

Knowledge of relevant sciences and research experience provides Directors with a deep understanding of Biogen’s key therapeutic areas and an appreciation for our mission to deliver breakthroughs that change patients’ lives

	✓			✓	✓	✓		✓	✓
Background
Gender	F	M	F	M	M	M	M	M	M	M
Racially/Ethnically Diverse	✓			✓			✓
Did not Disclose Demographic Background			✓

2026 Proxy Statement	-4-

Proposal 1 — Election of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES. PROXIES WILL BE

VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific skills, contributions, background and experiences which led our Board to conclude that each nominee should serve on the Board at this time.

Maria C. Freire, Ph.D., Independent Chair (after 2026 Annual Meeting), fmr. President and Executive Director, Foundation for the National Institutes of Health

Director since 2021

Age 71

Board Committees

Compensation and Management Development

Corporate Governance

Key Skills

•

Executive Leadership and Business Operations

•

Drug Development

•

Healthcare and Pharma Leadership

•

Finance and Accounting

•

International Business

•

Public Board Service

•

Government and Public Policy

•

Medicine and Scientific Research

Relevant Expertise

Dr. Freire has significant knowledge and experience with respect to medical research, the pharmaceutical industry and government healthcare policymaking. Dr. Freire’s strong public policy and government experience vitally enhances the Board’s perspective of significant issues affecting the highly regulated life sciences industry.

Career Highlights

•

President and Executive Director, Foundation for the National Institutes of Health (NIH) (2012 – 2021)

•

President and Director, Albert and Mary Lasker Foundation (2008 – 2012)

•

President and CEO, Global Alliance for TB Drug Development (2001 – 2008)

•

Director of the Office of Technology Transfer, NIH (1995 – 2001)

Other Public Company Boards

Current

•

Alexandria Real Estate Equities, Inc. (since 2012)

•

Exelixis, Inc. (since 2018)

Other Boards & Awards

•

Science Board of the U.S. Food and Drug Administration (FDA)

•

World Health Organization Commission on Intellectual Property Rights, Innovation and Public Health, United Nations Secretary General’s High-Level Panel on Access to Medicines

•

Member, National Academy of Medicine and the Council on Foreign Relations

•

2017 Gold Stevie Award for “Woman of the Year,” the U.S. Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Fleming Award and the Bayh-Dole Award

Education

•

B.S. from the Universidad Peruana Cayetano Heredia (Lima, Peru)

•

Ph.D. in Biophysics from the University of Virginia

2026 Proxy Statement	-5-

Proposal 1 — Election of Directors

William A. Hawkins, fmr. Chairman and Chief Executive Officer, Medtronic, Inc.

Director since 2019

Age 72

Board Committees

Audit

Corporate Governance

Key Skills

•

Executive Leadership and Business Operations

•

Commercial

•

Healthcare and Pharma Leadership

•

Finance and Accounting

•

International Business

•

Public Board Service

•

Government Public Policy

Relevant Expertise

Mr. Hawkins has significant executive and board leadership experience in the healthcare industry both domestic and international. Mr. Hawkins’ unique perspective enhances the Board’s oversight of development and implementation of Biogen’s global strategic plans.

Career Highlights

•

Senior Advisor to EW Healthcare Partners, a life sciences private equity firm (since 2017)

•

President and CEO, Immucor, a global leader in transfusion and transplant medicine (2011 – 2015)

•

Chairman and CEO, Medtronic, Inc. (2002 – 2011)

•

President and CEO, Novoste Corporation, an interventional cardiology company (1998 – 2001)

Other Public Company Boards

Current

•

Chair, Bioventus, Inc. (since 2016)

•

MiMedx Group, Inc. (since 2020)

Prior

•

Avanos Medical, Inc. (2015 – 2021)

Other Boards & Awards

•

Director, Virtue Labs, Enterra, Lacuna Medical, Cirtec Medical Corp. and Baebies, Inc., all private life sciences companies

•

Member, National Academy of Engineering, and AIMBE College of Fellows

Education

•

B.Sc. in Electrical and Biomedical Engineering (dual) from Duke University

•

M.B.A. from the University of Virginia’s Darden School of Business

Susan Langer, Founding President & Chief Business Officer at Souffle Therapeutics

Director since 2023

Age 35

Board Committee

Compensation and Management Development

Key Skills

•

Executive Leadership and Business Operations

•

Commercial

•

Drug Development

•

Healthcare and Pharma Leadership

Relevant Expertise

Ms. Langer has significant experience and knowledge of the biopharmaceutical industry and deep connections within the biotechnology, start-up and venture capital ecosystems. That expertise, coupled with her knowledge of Biogen’s operations, enhances the Board’s ability to nimbly evaluate growth opportunities as well as long-term investments.

Career Highlights

•

Founding President and Chief Business Officer, Souffle Therapeutics (since 2021)

•

Founding President, Kojin Therapeutics (2020 – 2021)

•

Chief Business Officer, Paratus Sciences (2021 – 2023)

•

Director, Guava Partners (since 2021)

•

Venture Partner, Old Silver VC LLC (2020 – 2023)

•

Head of Corporate Strategy and other roles at Biogen (2013 – 2019)

Other Public Company Boards

•

None

Education

•

B.A. in Science & Technology Studies from Cornell University

2026 Proxy Statement	-6-

Proposal 1 — Election of Directors

Jesus B. Mantas, fmr. Global Managing Partner, IBM Business Transformation Services

Director since 2019

Age 57

Board Committee

Compensation and Management Development (Chair)

Key Skills

•

Executive Leadership and Business Operations

•

Commercial

•

Information Technology/Cybersecurity/AI

•

Public Board Service

•

International Business

•

Government and Public Policy

Relevant Expertise

Mr. Mantas has over 30 years of experience in global business operations, information technology, data science and artificial intelligence gained through global strategy and operating management roles across Europe, North America and Latin America. His expertise enhances Board perspectives on global operating scale, business strategy, culture change, managing risks, applying technology to improve business performance, seeking inclusion and developing talent and succession plans in multi-cultural environments.

Career Highlights

•

Global Managing Partner, IBM Global Business Services (2022 – 2025)

•

Senior roles at IBM (2002 – 2022) including:

○

Global Managing Partner, Strategy, Innovation and Corporate Development

○

Global Managing Partner, IBM Business Consulting

○

General Manager, IBM Business Process Outsourcing

○

Managing Partner and General Manager, IBM Global Business Services Latin America

○

Senior Partner, IBM Global Business Services

•

Partner, High Technology Practice, PricewaterhouseCoopers Consulting (1997 – 2002)

•

Adjunct Professor, University of California Irvine, Graduate School of Management, Paul Merage School of Business (1997 – 2001)

•

Second Lieutenant, Air Force of Spain (1993)

Other Public Company Boards

•

International Flavors and Fragrances Inc. (since 2025)

Education

•

B.S. in Telecommunications – Software Engineering, Universidad Politécnica de Madrid (Madrid, Spain)

•

Degree in Business Administration, Universidad Politécnica de Madrid (Madrid, Spain)

•

Corporate Governance – Harvard Business School

Lloyd Minor, M.D., Dean of the Stanford University School of Medicine

Director since 2024

Age 68

Board Committee

Audit

Key Skills

•

Executive Leadership and Business Operations

•

Drug Development

•

Cybersecurity

•

Healthcare and Pharma Leadership

•

Finance and Accounting

•

Government and Public Policy

•

Medicine and Scientific Research

Relevant Expertise

Dr. Minor serves as the Dean of the Stanford University School of Medicine and Vice President Medical Affairs at Stanford University, where he is instrumental in establishing strategy across the Stanford Medicine enterprise, leading health and medicine matters at Stanford in research, clinical care and education. This expertise enhances Board oversight of strategic goals and R&D.

Career Highlights

•

Carl and Elizabeth Naumann Dean of the Stanford University School of Medicine (since 2012)

•

Vice President for Medical Affairs, Stanford University (since 2023)

•

Provost and Senior Vice President for Academic Affairs, Johns Hopkins University (2009 – 2012)

•

Director of the Department of Otolaryngology – Head & Neck Surgery, Johns Hopkins University (2003 – 2009)

Other Public Company Boards

•

Caris Life Sciences, Inc. (since 2021)

Education

•

Sc.B. from Brown University

•

M.D. from Brown University

2026 Proxy Statement	-7-

Proposal 1 — Election of Directors

Sir Menelas (Mene) Pangalos, Ph.D., fmr. Executive Vice President of Biopharmaceuticals R&D at AstraZeneca

Director since 2025

Age 59

Board Committee

Compensation and Management Development

Key Skills

•

Executive Leadership and Business Operations

•

Commercial

•

Drug Development

•

Healthcare and Pharma Leadership

•

International Business

•

Public Board Service

•

Government and Public Policy

•

Medicine and Scientific Research

Relevant Expertise

Dr. Pangalos has over 30 years of experience researching and developing medicines gained through research and development roles across a number of pharmaceutical and biotechnology companies. Dr. Pangalos’ expertise enhances Board perspectives on the development and execution of corporate strategy, drug development and managing risks.

Career Highlights

•

Executive Vice President of Biopharmaceuticals R&D, AstraZeneca (2019 – 2024)

•

Executive Vice President of Early R&D, AstraZeneca (2010 – 2018)

•

Senior Vice President, Pfizer (2008 – 2010)

•

Vice President Neuroscience, Wyeth (2003 – 2008)

•

Fellow of the Royal Society, the Academy of Medical Sciences, the Royal Society of Biology and Clare Hall, University of Cambridge

Other Public Company Boards

•

Absci Corporation (since 2024)

Education

•

Bachelor of Science in Biochemistry and Molecular Biology from Imperial College London

•

Ph.D. in Neuropharmacology from University College London

Monish Patolawala, Chief Financial Officer at ADM

Director since 2024

Age 56

Board Committee

Audit (Chair)

Key Skills

•

Executive Leadership and Business Operations

•

Commercial

•

Information Technology/Cybersecurity/AI

•

Finance and Accounting

•

International Business

•

Government and Public Policy

Relevant Expertise

Mr. Patolawala has more than 25 years of experience leading financial operations and business for global industrial and healthcare companies. At Archer-Daniels Midland, he oversees the company’s global finance and accounting, global business services, global technology and enterprise strategy functions. Mr. Patolawala’s experience enhances the Board’s perspectives on financial and business operations, technology and strategy.

Career Highlights

•

CFO, Archer-Daniels Midland (since 2024)

•

President and CFO, 3M Company (2020 – 2024)

•

CFO of GE Healthcare (2015 – 2020)

•

Variety of roles of increasing responsibility at General Electric Company (1994 – 2020)

Other Public Company Boards

•

None

Certifications

•

Chartered Accountant from the Institute of Chartered Accountants of India

•

Cost and Works Accountant from the Institute of Cost and Works Accountants of India

Education

•

B. Com from St. Joseph’s College of Commerce (Bangalore, India)

2026 Proxy Statement	-8-

Proposal 1 — Election of Directors

Eric K. Rowinsky, M.D., President of Inspirna

Director since 2010

Age 69

Board Committees

Compensation and Management Development

Corporate Governance

Key Skills

•

Executive Leadership and Business Operations

•

Drug Development

•

Healthcare and Pharma Leadership

•

Public Board Service

•

Medicine and Scientific Research

Relevant Expertise

Dr. Rowinsky has extensive research and drug development and regulatory experience and broad scientific and medical knowledge. His experience leading teams that have registered more than twelve novel therapies for patients with advanced cancers enhances the Board’s oversight of Biogen’s R&D and quest to pioneer breakthrough innovations within the highly regulated life sciences industry.

Career Highlights

•

President, Inspirna, a privately held life science company (since 2015), and Executive Chairman (2016 – 2021)

•

Chief Medical Officer, Hummingbird Biotherapeutics (2020 – 2023)

•

Chief Scientific Officer, Clearpath Development, Inc. (2016 – 2021)

•

Head of R&D, Chief Medical Officer, Stemline Therapeutics (2012 – 2015)

•

CEO, Primrose Therapeutics, Inc., a biotech start-up (2010 – 2011)

•

Chief Medical Officer, and Executive Vice President, ImClone Systems (2005 – 2010)

Other Public Company Boards

Current

•

Purple Biotech Ltd. (since 2019)

•

Verastem, Inc. (since 2017)

Prior

•

Fortress Biotech Inc. (2010 – 2024)

Other Boards & Awards

•

Director of the Institute, and Director of Clinical Research, Cancer Therapy & Research Center’s Institute for Drug Development (1996 – 2004)

•

Associate Professor of Oncology at the Johns Hopkins School of Medicine (1988 – 1996)

•

Director, Scientific Counselors of the National Cancer Institute Level Panel on Access to Medicines

Education

•

B.A. in Liberal Arts, from New York University

•

M.D. from Vanderbilt University School of Medicine

Stephen A. Sherwin, M.D., Clinical Professor of Medicine at UCSF

Director since 2010

Age 77

Board Committee

Audit

Key Skills

•

Executive Leadership and Business Operations

•

Drug Development

•

Healthcare and Pharma Leadership

•

Finance and Accounting

•

Public Board Service

•

Government and Public Policy

•

Medicine and Scientific Research

Relevant Expertise

Dr. Sherwin has extensive knowledge of the life sciences industry through his advisory work in life sciences, and patient care and teaching in his specialty of medical oncology, as well as founding and leading life sciences companies. Dr. Sherwin’s more than 30 years of industry experience significantly enhances Board oversight and development of Biogen’s strategy and execution.

Career Highlights

•

Clinical Professor of Medicine at the University of California, San Francisco (since 2010)

•

Volunteer Attending Physician in Hematology-Oncology at the Zuckerberg San Francisco General Hospital (since 2010)

•

Advisory partner, Third Rock Ventures, LLC (since 2016)

•

Chairman and Co-founder, Ceregene, a life sciences company acquired by Sangamo Biosciences (2001 – 2013)

•

Chairman and Co-founder, Abgenix, Inc, an antibody company acquired by Amgen (1996 – 2006)

•

CEO and Chairman, Cell Genesys, Inc., a life sciences company merged with BioSante Pharmaceuticals, Inc. (now ANI Pharmaceuticals, Inc.) (1994 – 2009)

Other Public Company Boards

Current

•

Neurocrine Biosciences Inc. (since 1999)

•

Innovent Biologics, Inc. (since 2025)

Prior

•

Epiphany Technology Acquisition Corp. (2022 – 2023)

•

Bios Special Acquisition Corporation (2021 – 2023)

•

Aduro Biotech, Inc (2015 – 2020)

Education

•

B.A. in Biology from Yale University

•

M.D. from Harvard Medical School

2026 Proxy Statement	-9-

Proposal 1 — Election of Directors

Christopher A. Viehbacher, President and Chief Executive Officer, Biogen Inc.

Director since 2022

Age 66

Key Skills

•

Executive Leadership and Business Operations

•

Commercial

•

Drug Development

•

Healthcare and Pharma Leadership

•

Finance and Accounting

•

International Business

•

Public Board Service

•

Government and Public Policy

Relevant Expertise

Mr. Viehbacher has extensive international experience in both large pharmaceutical companies and entrepreneurial biotech companies. Mr. Viehbacher brings a keen understanding of the complexities involved in running a multibillion-dollar global pharmaceutical business as well as an appreciation for the value of innovation.

Career Highlights

•

President and CEO, Biogen Inc. (since 2022)

•

Managing Partner, Gurnet Point Capital, a Boston based investment fund (2015 – 2022)

•

Global CEO of Sanofi S.A. (2008 – 2014)

•

Various roles, GlaxoSmithKline (1984 – 2008)

Other Public Company Boards

Prior

•

Pure Tech plc (2015 – 2023)

Other Boards & Awards

•

Trustee, Northeastern University

•

Board of Fellows, Stanford Medical School

•

Braveheart Bio, Inc.

Education

•

B. Comm. from Queen’s University (Kingston, Canada)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NAMED NOMINEES.

2026 Proxy Statement	-10-

Corporate Governance

Corporate Governance

Corporate Governance Highlights

We believe that our Board’s primary functions are to appoint and evaluate our CEO and hold management accountable, oversee strategy and strategic direction, oversee key strategic, operational and compliance risks and work to achieve optimal capital allocation that maximizes long-term stockholder value. We are committed to the highest standards of ethics, business integrity and corporate governance, which we believe will help ensure that our company is managed for the long-term benefit of our stockholders. Our governance practices are designed to establish and preserve accountability for our Board and management, provide a structure that allows our Board to set objectives and monitor performance, facilitate the efficient use of resources and enhance stockholder value.

Our Corporate Governance Principles are reviewed at least annually by the CGC and are amended from time to time in response to changing regulatory requirements, evolving governance practices and trends and issues raised by our stockholders. In addition, Board members are also subject to our Code of Business Conduct. Our Corporate Governance Principles, together with our committee charters, Bylaws, Certificate of Incorporation and Code of Business Conduct, comprise our governance framework, each of which may be found at our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website.

How our corporate governance practices align with our key governance principles is set forth in the table below.

Governance Principles	Corporate Governance Practice

Accountability to Stockholders	✓ Our common stock is our only class of stock, with one vote per share

✓   Our directors are annually elected by majority vote, and we have a director resignation policy related to material changes in a director’s principal occupation or employment and failure to receive a majority of votes cast

✓ Stockholders have the right to call special meetings and act by written consent
✓ Proxy access Bylaw (3%, 3 years, nominees for up to 25% of our Board)

Board Independence	✓ 9 of our 10 director nominees qualify as independent under the independence requirements of the Nasdaq Stock Market (Nasdaq)
✓ Our Board is led by an independent Chair
✓ Our independent directors regularly meet without management present (executive sessions) that are led by our Chair and have open access to management and third-party advisors
✓ Our Board committees are comprised entirely of independent directors

Board Composition	✓ 7 of our independent directors joined since 2019
✓ Board tenure policy that seeks to maintain an average tenure of 10 years or less for independent directors
✓ Current average independent director tenure of approximately 7 years

Board Policies and Practices	✓ Annual anonymous Board and committee evaluation process
✓ Annual independent director evaluation of CEO
✓ ERM program, IT, privacy, AI and cybersecurity overseen by our Board
✓ Annual compensation risk analysis overseen by the CMDC
✓ Board oversight of corporate social responsibility matters

Risk Mitigation and Alignment of Interests	✓ Significant stock ownership requirements for our CEO, Executive Vice Presidents, Chief Accounting Officer and directors
✓ Clawback policies that exceed Dodd-Frank requirements
✓ Corporate Governance Principles and Comprehensive Code of Business Conduct
✓ Related Person Transaction Policy and Conflicts of Interest and Outside Activities Policy

2026 Proxy Statement	-11-

Corporate Governance

Commitment to Stockholder Engagement

We value the views of our stockholders and feedback received from them serves as a valuable input to Board and committee discussions and informs actions designed to increase long-term stockholder value. To support maintaining an open dialogue with our stockholders, the CGC leads our Board’s efforts on director-stockholder engagement and directs discussions with stockholders to the appropriate Board and committee members. To demonstrate our commitment to stockholder engagement, we have adopted a practice in recent years that our independent directors, led by our Chair, seek to engage with our largest stockholders to better understand their perspectives on a variety of issues, including our business strategy, capital allocation, corporate governance, executive compensation and corporate social responsibility initiatives.

In addition, our CFO and investor relations group lead our management team in investor meetings throughout the year to discuss our business, strategy and financial results. Meetings included in-person and virtual meetings, telephone and webcast conferences.

We remain committed to regular dialogue with our stockholders to increase transparency and better understand our stockholder base and their perspectives.

Board Leadership Structure

Independent Chair Leadership

The Board regularly reviews its leadership structure to evaluate whether this structure continues to best serve the needs of the company and its stockholders. We believe that having an independent Chair promotes a greater role for independent directors in the oversight of the company, including overseeing the strategic direction of the company and oversight of material risks facing the company. Additionally, it encourages active participation by the independent directors in the work of our Board, enhances our Board’s role of representing stockholders’ interests and improves our Board’s ability to supervise and evaluate our CEO and other NEOs. Further, separation of the Chair and CEO roles allows our CEO to focus on operating and managing the company while leveraging our independent Chair’s experience and perspectives. Ms. Dorsa, an independent director, currently serves as the Chair of our Board. Ms. Dorsa has notified the Board that she is not standing for reelection at the 2026 Annual Meeting. Dr. Freire, also an independent director, will assume the role as Chair immediately after the 2026 Annual Meeting. Among other responsibilities, our Chair:

•	presides at meetings of our Board, executive sessions of our independent directors and our annual meetings of stockholders;

•	reviews and assists in setting the agenda and schedule for our Board meetings in collaboration with our CEO;

•	advises the committee chairs in fulfilling their responsibilities to our Board;

•	recommends to our Board the retention of any advisors who report directly to our Board;

•	serves as a liaison for stockholder communications with our Board;

•	leads the process of evaluating our CEO; and

•	discharges such other responsibilities as our Board may assign from time to time.

Director Independence

All of our directors and nominees for director, other than Mr. Viehbacher, our President and CEO, satisfy the Nasdaq independence requirements, as determined by our Board. All members of the Board’s standing committees satisfy the Nasdaq independence requirements. In addition, all members of our Audit Committee and our CMDC meet the additional SEC and Nasdaq independence and expertise requirements applicable specifically to audit and compensation committee members, respectively, as determined by our Board.

Process for Selecting Directors and Director Qualifications

Board Composition

Board composition is one of the most critical areas of focus for our Board. Reflecting our Board’s commitment to refreshment, seven of our independent directors have joined since 2019. Our CGC screens and recommends candidates for nomination by the full Board and, among other things, considers feedback received during the annual Board and committee evaluation process and stockholder engagement, our qualification guidelines and skills matrix and director commitment levels. Candidates who are recommended by stockholders will be considered in the same manner as other candidates. For all potential candidates, our CGC will consider all factors it deems relevant, including at a minimum those listed below in the subsection entitled “Director Qualifications.” Director nominations are recommended by our CGC to our Board and must be approved by our Board. For more information on the process for nomination of directors by stockholders please see “Stockholder Proposals” on page 72.

2026 Proxy Statement	-12-

Corporate Governance

Director Qualifications

•

General Qualifications and Standards. Our Corporate Governance Principles and Code of Business Conduct provide that our directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment.

•

Director Term and Resignation. Our Board does not believe that arbitrary term limits on directors’ service are appropriate. In 2023, we amended our Corporate Governance Principles to eliminate our age-based resignation policy and instituted a policy that seeks to maintain an average tenure of 10 years or less for independent directors. In addition, under our Bylaws and Corporate Governance Principles, when a director is nominated as a candidate, he or she must submit an irrevocable resignation that becomes effective if (i) the director does not receive a majority of votes cast at the next annual meeting at which he or she is up for reelection or (ii) after his or her most recent election to our Board by stockholders, a director has a material change in principal employment or principal occupation. Upon submission of an irrevocable resignation, our Board will decide whether it is in the best interests of the company and our stockholders to accept or reject the resignation. Ms. Dorsa has notified the Board that she is not standing for reelection at the 2026 Annual Meeting.

•

Culture. Our Board believes that diversity of skills, backgrounds, perspectives and experience is a benefit to our Board as a whole and is key to representing the interests of stockholders effectively. As set forth in our Corporate Governance Principles, we endeavor to have a Board that collectively represents a variety of experience at strategic and policy-making levels in business, government, education, healthcare, science and technology and the international arena, and collectively has knowledge and expertise in relevant functional areas such as accounting and finance, risk management and compliance, strategic and business planning, corporate governance, cybersecurity, human resources, marketing, commercial and R&D. Consistent with our Corporate Governance Principles, in selecting nominees to our Board, our CGC considers the diversity of skills, background, perspectives and experience that a potential nominee possesses and the extent to which such diversity would enhance the skills, backgrounds, views and experience of our Board as a whole. We do not have a formal policy on requiring women and minorities to be included in the initial pool of candidates, however, the CGC search process involves the identification of a broad and diverse pool of candidates to allow us to find potential Board nominees.

•

Director Orientation and Continuing Education. We provide orientation for new directors and provide ongoing education to directors by providing them with materials and briefing sessions on subjects that we believe will assist them in discharging their duties. In addition to periodic educational sessions, our Board has one meeting a year that is principally dedicated to Board education. We also make director education program information available to directors on a regular basis, encourage directors to attend director education programs and reimburse the costs of attending such programs.

Our Nomination Processes

Our CGC leads our Board’s process for identifying, evaluating and selecting directors. Our CGC uses a variety of methods to help identify potential Board candidates and considers an assessment of current Board skills, backgrounds, perspectives and experiences to evaluate candidates for recommendation to our Board for approval. Our CGC assesses potential candidates based on their history of achievement, the breadth of their business experiences, whether they bring specific skills or expertise in areas that our CGC has identified as desired and whether they possess personal attributes and experiences that will contribute to the sound functioning of our Board.

2026 Proxy Statement	-13-

Corporate Governance

Our Board’s process (i) leverages the Board’s succession and refreshment practices to identify skills and expertise needed on our Board, (ii) uses an independent search firm to support our CGC in conducting a broad search through a diverse pool of potential candidates and to help identify, evaluate and conduct diligence on potential candidates and (iii) provides stockholders with greater transparency on the nomination process and its objectives. Our process comprises the following:

Nomination Process

Step 1	Assessment of Board Needs
✓ Determine what skills and expertise may be needed on our Board

Step 2	Identify a Broad Candidate Pool
✓ Independent search firms
✓ Independent director recommendations
✓ Stockholder recommendations

Step 3

Comprehensive Candidate Review

✓  Candidates identified from the pool are comprehensively reviewed and the subject of discussion during CGC meetings. During these meetings, our CGC identifies candidate(s) on the basis of their skills, background, perspectives, experience and expected contribution to our Board

Based on these meetings, our CGC identifies candidate(s) for potential nomination to our Board

The candidate(s) recommended by our CGC are made available to be interviewed by all Board members

✓  Directors interview candidate(s) to assess their skills, backgrounds, perspectives, experiences and expected contribution to our Board

✓  During a CGC meeting open to all directors, candidate(s) are evaluated by our CGC based on the evaluations of directors who interviewed the candidate(s)

✓  Simultaneous due diligence and reference checks are conducted

Step 4	Based on these meetings and the basis of due diligence and reference checks, our CGC makes a recommendation to our Board
✓ Our CGC presents selected candidate(s) to our Board for review and nomination

Board Succession Planning and Refreshment

Our CGC continually reviews our Board’s composition to identify the skills needed on our Board to help oversee our company both in the near term and into the future. Ongoing strategic board succession planning, along with our average board tenure policy, are designed to ensure that our Board continues to maintain an appropriate mix of skills, backgrounds, perspectives and experiences to provide fresh perspectives and effective oversight and guidance to management.

Our CGC evaluates what additional skills and expertise may be needed near term and in the future based on the company’s strategy and potential director departures. Our CGC then compares those skills to those of the current directors to identify additional skills and experiences that would be beneficial to our Board. Our CGC then seeks to identify and recruit individuals who have the qualifications identified through this process.

Our Board does not believe that arbitrary term limits on directors’ service are appropriate. In 2023, in consideration of a number of factors, including stockholder feedback, we amended our Corporate Governance Principles to eliminate our age-based resignation policy and instituted a policy that seeks to maintain an average tenure of 10 years or less for independent directors. We believe this policy promotes better succession planning by balancing the benefit of fresh perspectives that new directors may bring with the institutional knowledge and experience that longer-tenured directors possess.

Board Committee Refreshment

Our Board, led by our CGC, reviews and determines the composition of committees and appoints the committee Chairs. Through periodic committee refreshment, we balance the benefits derived from continuity and depth of experience with those gained from fresh perspectives and enhancements to our directors’ understanding of different aspects of our business.

Regular Board and Committee Evaluations

Board and committee evaluations are critical to supporting the effective functioning of our Board. Through evaluations, our directors review where they believe our Board functions effectively and, importantly, areas where our Board believes there may be opportunities for improvement.

•

Formal Evaluation Process. Our CGC oversees our Board evaluation process. In consultation with the Chair of our Board and the committee Chairs, a framework for evaluation is established, including a review of topics for evaluation that are incorporated in the evaluation forms. Anonymous form evaluations are collected, compiled and distributed in advance of the

2026 Proxy Statement	-14-

Corporate Governance

scheduled discussion. The evaluations include open-ended questions and space for candid commentary. All comments are unattributed, included verbatim and shared with the full Board and applicable committee. Each committee Chair reports to the full Board on these assessments for their review and discussion. Policies, practices and the composition of our Board and its committees are modified as appropriate, informed by evaluation findings.

•

Ongoing Feedback. Our directors provide real-time feedback to our Chair throughout the year outside of the formal evaluation process and have open access to management and third-party advisors. Additionally, executive sessions of independent directors (without management present) are scheduled for each quarterly regular Board meeting and every committee meeting to identify any issues and assess whether meeting objectives were satisfied.

CEO and Management Succession Planning

Our Board strives to ensure that we have the right management talent to pursue our strategies successfully. Our entire Board is involved in the critical aspects of CEO and other senior management succession planning processes, including establishing selection criteria that reflect our business strategies, identifying essential capabilities and competencies, and evaluating potential candidate(s). Succession is regularly discussed with the CEO as well as without the CEO present in executive sessions of our Board. Our Board and our CMDC meet at least once a year to conduct a detailed talent review that includes an assessment of the company’s talent strategies, leadership pipeline and succession plans for key executive positions. The Board also maintains a confidential emergency succession plan for the CEO, reviewed at least annually, to guide the orderly transfer of the CEO’s responsibilities in the event of an unexpected resignation, termination, death, or extended incapacity. We believe that maintaining our strong culture and adhering to our principles will ensure that we attract, retain and develop the right talent to lead the company and successfully execute our corporate strategy in the future.

Annual Elections and Majority Voting

Directors are elected by a majority of the votes cast in uncontested elections and by a plurality of votes cast in contested elections. In addition, when a director is nominated for election to the Board, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which the directors stand for reelection and (2) acceptance of such resignation by our Board. If an incumbent director fails to receive the number of votes required for reelection, our Board (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause the company to fail to meet any applicable listing standards or would violate state or federal law. Our Board will promptly disclose its decision in a filing with the SEC.

2026 Proxy Statement	-15-

Corporate Governance

Committees and Meetings

Our Board met six times in 2025. Our Board also has three standing committees, the Audit Committee, CMDC and CGC. The principal functions of each committee, the committee composition as of December 31, 2025, and the number of committee meetings held in 2025 are described in the table below. The Chair of each committee periodically reports to our Board on committee deliberations and decisions. Our Board maintains charters of each of its committees and the charters are reviewed at least annually. The charters for each of the committees are posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Our Corporate Governance Principles, together with our committee charters, Bylaws, Certificate of Incorporation and Code of Business Conduct, comprise our governance framework.

Committee	Function	2025 Members	Meetings in 2025
Audit

Assists our Board in its oversight of:

•

the integrity of our financial statements;

•

our accounting and financial reporting processes;

•

the independence, qualifications and performance of our independent registered public accounting firm;

•

the effectiveness of the company’s internal control over financial reporting;

•

our global tax strategy, compliance and tax audit processes;

•

our internal audit and corporate compliance functions;

•

our financial strategy, policies and practices; and

•

the adequacy and effectiveness of the company’s insurance programs.

Our Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm.

		Monish Patolawala† (Chair) Lloyd Minor William A. Hawkins† Stephen A. Sherwin†	7
Compensation and Management Development	Assists our Board with oversight of executive compensation and management development, including: • recommending to our Board for approval the compensation of our CEO and approving the compensation of our other NEOs; • administration of our short- and long-term incentive plans; • reviewing executive and senior management development programs and succession plans; and • recommending to our Board the compensation of our non-employee directors.	Jesus B. Mantas (Chair) Maria C. Freire Susan K. Langer Menelas Pangalos Eric K. Rowinsky	7
Corporate Governance	Assists our Board oversight of corporate governance, including: • identifying, selecting, evaluating and recommending Board nominees to stand for election at the annual meeting of stockholders and fill vacancies as they arise; • overseeing the Corporate Governance Principles and Code of Business Conduct and its application to Board members; • overseeing our Board and committee evaluation process; and • oversight of our lobbying priorities and activities, including associations with certain trade and/or legislative organizations.	Caroline D. Dorsa (Chair)†* Maria C. Freire William A. Hawkins Eric K. Rowinsky	4
†	Determined by our Board to be an Audit Committee financial expert.
*	Ms. Dorsa has notified the Board that she is not standing for reelection at the 2026 Annual Meeting. The Board will appoint a new CGC Chair following the 2026 Annual Meeting.

•	Attendance at Board and Committee Meetings. No director nominee attended fewer than 75% of the total number of meetings of our Board and the committees on which he or she served during 2025.

•

Executive Sessions. Under our Corporate Governance Principles, the independent directors of our Board are required to meet without management present, which we refer to as an executive session, at least four times each year and may also meet without management present at such other times as determined by our Chair or if requested by at least two other directors. In 2025, the independent directors of our Board met without management present four times. Each committee of our Board also had numerous executive sessions throughout the year.

•

Attendance at Stockholder Meeting. We expect all of our directors and director nominees to attend our annual meetings of stockholders. All directors who were nominees for election as directors at the 2025 Annual Meeting attended the 2025 Annual Meeting.

2026 Proxy Statement	-16-

Corporate Governance

The Board’s Role in Risk Oversight

Our Board believes that a fundamental part of risk management is identifying and understanding the risks we face, monitoring these risks and adopting appropriate controls and strategies designed to mitigate such risks. We have a company-wide ERM program to identify, mitigate and monitor enterprise level risks that may affect our ability to achieve the company’s objectives. Our Board oversees an enterprise-wide approach to risk management, which is designed to support execution of our strategy and achievement of our objectives to improve long-term operational and financial performance, preserve our reputation and enhance stockholder value. Our Board and its committees review our risk framework and governance and oversee management’s exercise of its responsibility to assess, monitor and manage the company’s significant risk exposures.

In determining the allocation of risk oversight responsibilities, our Board and its committees generally oversee material risks within their identified areas of responsibility. Our Board and each of its committees meet regularly with management to confirm that management is exercising its responsibility to identify relevant risks and is adequately assessing, monitoring and taking appropriate action to mitigate these risks. In the event a committee receives a report from members of management on areas of material risk to the company, the Chair of the relevant committee, assisted by management where appropriate, reports on the discussion to the full Board at the next Board meeting. This enables our Board and its committees to coordinate their oversight of risk and identify risk interdependencies.

The ERM program is overseen by our Executive Committee, acting as the ERM Committee. On an ongoing basis, the ERM Committee evaluates the greatest risks to our business, their underlying risk drivers and the associated mitigation activities and controls. Annually, the ERM Committee provides our Board with a detailed review of the ERM program and key enterprise-level and emerging risks. Emerging risks that do not rise to the level of enterprise-level risk are assessed and actively managed and monitored by senior management.

A summary of the primary areas of risk oversight responsibility of our Board and each of its committees is set forth below:

Board or Committee	Primary Area of Risk Oversight
Board

•

Corporate and commercial strategy and execution, pricing and reimbursement, competition, reputational, corporate responsibility and other material risks

•

Research and development activities, clinical development, drug safety and intellectual property

•

Material government and other investigations and litigation

•

Risk governance framework and infrastructure designed to identify, assess, manage and monitor the company’s material risks

•

IT, AI, privacy and cybersecurity risks

•

Risk management policies, guidelines and practices implemented by company management

Audit

•

Financial, accounting, disclosure, corporate compliance, distributors, insurance, capital, credit, anti-bribery and anti-corruption matters, supply chain, and other risks reviewed in its oversight of the internal audit and corporate compliance functions

Compensation and Management Development

•

Workforce matters, including harassment and retaliation

•

Compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below

•

Leadership succession planning for key management roles, including the CEO

Corporate Governance

•

Together with the Board, oversees corporate governance

•

Board and Committee succession/refreshment

•

Compliance with our Corporate Governance Principles and Code of Business Conduct

•

Director independence, lobbying activities, potential conflicts of interest and related party transactions involving directors and executive officers

Compensation Risk Assessment

The Compensation Discussion and Analysis section of this Proxy Statement describes the compensation policies, programs and practices that apply to our executive officers (which we define as all employees at the level of Vice President and above), including our NEOs listed on page 35. Our goal setting, performance assessment and compensation decision-making processes described in the CD&A generally apply to all employees. Our executive compensation comprises three components: salary, an STI program and an LTI program. Our STI program for 2025 had the same company performance goals, payout levels (as a percentage of target) and administrative provisions for all participants globally, regardless of the participant’s job level, location or function in the company. Additionally, our LTI program provides different forms of awards based upon an employee’s level but is otherwise consistent throughout the company.

2026 Proxy Statement	-17-

Corporate Governance

In the CD&A, we describe the risk-mitigation controls that govern our executive compensation programs. These controls include our CMDC’s review and approval of the design, goals and payouts under our STI and LTI programs and each NEO’s compensation (or, in the case of our CEO’s compensation, a recommendation of that compensation to our Board for its approval).

Our CMDC, working with an independent compensation consultant, also conducts an annual assessment of potential risks related to our compensation policies and practices. Among other factors, this risk assessment considers the form of compensation (i.e., award type, fixed versus variable and short-term versus long-term), pay alignment, performance measures and goals, payout maximums, vesting periods and CMDC oversight and independence. This assessment is focused on (1) having an appropriate balance in our program structure to mitigate compensation-related risk with cash versus equity-based compensation, short-term versus long-term measurement and financial versus non-financial goals; and (2) policies and practices to mitigate compensation-related risk including recoupment of compensation, stock ownership guidelines, equity administration rules and insider trading and hedging prohibitions.

Based on our assessment, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and company-wide goals, our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

Director Compensation

This section describes our compensation program for our non-employee directors and shows the compensation granted or paid to or earned by our non-employee directors during 2025. Mr. Viehbacher, our President and CEO, did not receive any additional compensation for his service on our Board.

Our CMDC has the authority to evaluate and make recommendations to our Board regarding non-employee director compensation which includes an annual cash retainer, additional cash retainer for committee service and equity award grant. The cash retainers and equity awards are approved by our Board, with the Chair abstaining from voting on the Chair’s equity award.

Our CMDC periodically reviews our non-employee director compensation practices against the practices of an appropriate peer group and our CMDC has the authority to retain consultants to advise on non-employee director compensation matters, including in support of our CMDC’s periodic review of non-employee director compensation practices. No executive officer has any role in determining or recommending the form or amount of non-employee director compensation.

Retainers and Expenses

The following table presents the annual cash retainers, paid in four equal quarterly installments, for all non-employee directors in effect in 2025, which did not change from 2024:

Retainers

Annual Board Retainer	$125,000

Annual Retainers (in addition to Annual Board Retainer):

Chair of the Board	$75,000

Audit Committee, CGC and CMDC Chair	$30,000

Audit Committee, CGC and CMDC Members (other than Chair)	$15,000

Our non-employee directors may defer all or part of their cash retainer pursuant to our Voluntary Board of Directors Savings Plan, which is similar to our Supplemental Savings Plan described in the narrative preceding the “2025 Non-Qualified Deferred Compensation” table in the Executive Compensation Tables section of this Proxy Statement on page 56, but without any company matching contributions. If a non-employee director chooses to defer cash compensation under our Voluntary Board of Directors Savings Plan, his or her notional account under the plan will periodically be credited with amounts of deemed investment earnings as if the deferred cash compensation was actually invested in the notional investment(s) selected by the director or in a default investment if the director does not make a selection. These notional investment options include mutual funds similar to those available under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the company’s retirement committee. For 2025 non-employee director deferrals notionally invested in the fixed rate option, this rate of return was set at 5.50%. Deferrals notionally invested in the fixed rate option continue to be credited with the rate of return that was in effect during the year of deferral.

Non-employee directors are also reimbursed for actual expenses incurred in attending meetings of our Board and any of its committees as well as other expenses incurred in connection with their service to our Board or any of its committees.

2026 Proxy Statement	-18-

Corporate Governance

Equity Awards

Awards Under Our 2024 Omnibus Equity Plan

Our non-employee directors receive equity awards under the 2024 Omnibus Equity Plan. The 2024 Omnibus Equity Plan was approved by our stockholders at our 2024 annual meeting of stockholders.

General Provisions of the 2024 Omnibus Equity Plan

Non-employee directors receive an annual equity award under the 2024 Omnibus Equity Plan effective on the date of each annual meeting of stockholders. Under the 2024 Omnibus Equity Plan, no director may be paid or granted, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $1 million for their services as a non-employee director. Any compensation that is deferred will be counted toward the director compensation limit for the year in which it was first granted, and not when paid or settled (if later).

Annual equity awards vest on the earlier of (i) the first anniversary of the date of grant or over such longer period and in such increments as our CMDC may determine or (ii) at the annual meeting of stockholders after grant of such annual equity award.

Awards granted under the 2024 Omnibus Equity Plan are subject to accelerated vesting upon termination of a director’s service by reason of death, disability or retirement and upon a change in control (as such terms are defined in the 2024 Omnibus Equity Plan).

Awards During 2025

In 2025 our CMDC recommended, and our Board approved, annual equity awards of RSUs with a grant date fair value of approximately $300,000 for each non-employee director and an additional annual equity award with a grant date fair value of approximately $100,000 for the non-employee Chair of the Board. These annual equity awards were below the limits set forth in the 2024 Omnibus Equity Plan described above and were consistent with the awards made in 2024. The RSUs granted in 2025 vest on the earlier of (i) the first anniversary of the grant date or (ii) the 2026 Annual Meeting, generally subject to the director’s continued service.

10b5-1 Trading Plans

Under our Global Insider Trading and Information Policy, our non-employee directors must use pre-established trading plans to sell our common stock from their personal accounts. A trading plan may only be entered into during an open trading window and when the applicable director is not in possession of material nonpublic information about the company. In accordance with Rule 10b5-1, we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide procedures to protect against insider trading while allowing our non-employee directors to have an opportunity to realize the value intended by the company in granting equity-based awards.

Non-Employee Director Stock Ownership Guidelines

We maintain the following stock ownership guidelines for our non-employee directors:

Position	Stock Ownership Requirement(1)
Non-Employee Chair	Number of shares equal in value to five times the total annual cash retainer for serving as (i) non-employee Chair plus (ii) as a non-employee Board member

Non-Employee Directors (excluding Chair)	Number of shares equal in value to five times the annual cash retainer for non-employee Board members

(1)

Each non-employee director has five years from the date of initial election or appointment to meet the stock ownership requirement. As of December 31, 2025, all of our non-employee directors met the stock ownership requirement or were still within the five-year period to meet such requirement.

2026 Proxy Statement	-19-

Corporate Governance

2025 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total

Caroline D. Dorsa	$230,000	$399,930	—	$629,930

Maria C. Freire	$155,000	$299,947	$2,500	$457,447

William A. Hawkins	$162,500	$299,947	—	$462,447

Susan K. Langer	$140,000	$299,947	—	$439,947

Jesus B. Mantas	$155,000	$299,947	$5,000	$459,947

Lloyd Minor	$140,000	$299,947	—	$439,947

Menelas Pangalos	$140,000	$299,947	—	$439,947

Monish Patolawala	$147,500	$299,947	—	$447,447

Eric K. Rowinsky	$155,000	$299,947	—	$454,947

Stephen A. Sherwin	$140,000	$299,947	—	$439,947

Notes to the 2025 Director Compensation Table

(1)

Represents the grant date fair value of RSU awards made in 2025 to non-employee directors under the 2024 Omnibus Equity Plan, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in stock at the earlier of (i) the first anniversary of the grant date or (ii) the 2026 Annual Meeting, generally subject to continued service. Grant date fair values were computed in accordance with ASC 718, excluding the effect of estimated forfeitures, and determined by multiplying the number of RSUs awarded by the fair market value of the company’s common stock on the relevant grant date.

(2)

Represents matching contributions made in 2025 by the Biogen Foundation on behalf of the director pursuant to the terms of a matching gift program offered by the Biogen Foundation to all U.S. employees and non-employee directors of Biogen. Under the matching gift program, the Biogen Foundation matches gifts to eligible U.S.-based non-profit organizations, in accordance with the Biogen Foundation’s guidelines, up to an annual maximum per donor amount of $5,000 per calendar year and up to an aggregate program total of $1.5 million per calendar year.

Director Equity Awards Outstanding at 2025 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2025, for each of the non-employee directors serving as of December 31, 2025.

Stock Awards(1)

Name	Number of Shares or Units of Stock That Have Not Vested

Caroline D. Dorsa	3,160

Maria C. Freire	2,370

William A. Hawkins	2,370

Susan K. Langer	2,370

Jesus B. Mantas	2,370

Lloyd Minor	2,370

Menelas Pangalos	2,370

Monish Patolawala	2,370

Eric K. Rowinsky	2,370

Stephen A. Sherwin	2,370

Notes to the Director Equity Awards Outstanding at 2025 Fiscal Year-End Table

(1)

Represents the number of RSUs awarded to non-employee directors in 2025 under the 2024 Omnibus Equity Plan, as described in the narrative preceding the “2025 Director Compensation” table above. These RSU awards are scheduled to vest in full and be settled in stock at the earlier of (i) the first anniversary of the grant date or (ii) the 2026 Annual Meeting, generally subject to continued service.

2026 Proxy Statement	-20-

Corporate Governance

Corporate Responsibility

Culture and Essentials

The New Biogen Way continues to build on our strong culture, aiming to maintain our spirit of innovation and patient-centricity while advancing a more entrepreneurial business mindset and results-focused approach. The New Biogen Way describes the mission and behaviors – pioneer, think broadly, drive results, ethical and inclusive – that provide the foundation for long-term success.

Corporate Responsibility

Consistent with our aim to drive sustainable growth, we have evolved and refined our Corporate Responsibility strategy and programs to deliver meaningful results in the areas where we can have the greatest impact. Read Biogen’s Corporate Responsibility Report to understand our environmental, social and governance work, priorities and achievements in detail. Our 2025 highlights across our four key pillars include:

ACCESS & HEALTH EQUITY	WORKFORCE & CULTURE	COMMUNITY IMPACT	ENVIRONMENT

•

100% enrollment of two Phase 3 lupus clinical trials, ensuring that trial participants reflect the epidemiology of the disease

•

35 countries where patients can now access SKYCLARYS® (omaveloxolone)

•

Approximately 2,400 patients benefitted from Biogen Global Access Mechanism programs, expanding access to approximately 40 countries

•

Received 2025 Great Place To Work® Certification™ in 28 countries or regions

•

71% of employees participating in our annual survey said they feel engaged at work

•

Fostered a workforce reflective of the broader population, with women in the role of director-level and above (global) at 50%

•

$34.6 million+ in grants, sponsorships, donations and in-kind contributions from Biogen and the Biogen Foundation

•

662,700+ community members supported, including nearly 84,000 high-need patients and nearly 55,000 life science learners

•

Nearly 500,000 meals provided to food-insecure families

•

Achieved a 15% reduction in Scope 1 emissions since 2019

•

100% of labs My Green Lab certified, with 74% achieving the highest level

•

Named to Newsweek’s America’s Greenest Companies 2025 and included in TIME’s World’s Most Sustainable Companies of 2025

Access & Health Equity

In 2025, we advanced our standard for patient-first clinical research, highlighted by completing enrollment for the TOPAZ Phase 3 lupus clinical trials, an achievement made even more meaningful by who enrolled. Lupus disproportionately affects young women, especially women of color, and the trials were intentionally designed to reflect this reality. By selecting sites in highly impacted communities and addressing real-world barriers like transportation and childcare, we created a trial experience that met patients where they are.

Beyond lupus, we expanded access to innovative therapies for people with severe and rare diseases worldwide. Global Access Mechanisms reached patients across approximately 40 countries, while programs for FA, ALS and SMA continued to grow. In AD, more flexible LEQEMBI® (lecanemab-irmb) subcutaneous maintenance dosing options helped make treatment more practical for patients and caregivers.

We also strengthened ties with patient communities through new advocacy partnerships, immersive learning programs for employees and our first Patient Advocacy Group Leadership Summit. These efforts, grounded in real patient experiences, ensure that insights from people living with diseases we address help shape research, access and innovation. Together, they reflect our commitment to making breakthrough treatments accessible.

Workforce & Culture

In 2025, we advanced our commitment to scientific innovation and a patient-centric approach by investing deeply in our people and strengthening a culture that supports excellence, learning and a results-driven mindset. Leadership and development offerings helped employees build the capabilities needed for a rapidly evolving industry.

We also marked a major milestone in North Carolina, where we celebrated 30 years of U.S. manufacturing and announced a $2 billion investment in our existing manufacturing footprint in RTP. With the life science industry continuing to grow in the state, we also reinforced our commitment to workforce development through a $250,000 donation to Durham Technical Community College’s new Life Sciences Center. These efforts aim to prepare more learners for biomanufacturing careers and strengthen the region’s talent pipeline.

2026 Proxy Statement	-21-

Corporate Governance

We continue to foster a high-performing, inclusive culture through the New Biogen Way, with 71% of employees participating in our annual survey saying they feel engaged. We were also Great Place to Work® Certified™ in 28 countries. We advanced employee well-being through enhancements to Total Rewards, expanded mental health support and strengthened health and safety practices.

Community Impact

Our work is rooted in a commitment to the communities where we live and work. Beyond our medicines, we are dedicated to upholding our credo of Caring Deeply, Achieving Excellence and Changing Lives to advance better health and to inspire the next generation of healthcare workers.

In 2025, Biogen and the Biogen Foundation contributed more than $34.6 million in grants, sponsorships, donations and in-kind contributions to broaden access to healthcare, address the fundamentals of community health and strengthen the life sciences talent pipeline.

We made important new investments in broadening healthcare access. Responding to elevated needs, the Biogen Foundation more than tripled its support for food security initiatives year over year, providing around 500,000 meals to families in North Carolina and Massachusetts. Our CoLab hosted more than 2,300 learners, helping students and early-career adults explore new opportunities in the life sciences industry.

Employees around the world took part in Caring Deeply Week, our global volunteer week, serving more than 9,000 of our neighbors. And, together with Biogen Foundation matching, our employees gave more than $2.4 million to nonprofit organizations that matter most to them.

Environment

Our environmental sustainability strategy advances operational excellence via three pillars: sustainable operations, responsible product development and engaged suppliers and employees. This framework supports strategic decision-making and regulatory compliance while reducing our environmental impact.

In 2025, we continued to work across our manufacturing and operations sites to prioritize reductions in energy, water use and waste.

We achieved a 15% reduction in Scope 1 emissions from a 2019 baseline. We also addressed 95% of our market-based Scope 2 emissions by sustaining our commitment to 100% renewable electricity across our global operations. Site-led initiatives contributed to a 48% reduction in total waste since 2019 and 98% diversion of waste from landfills, while managing costs.

Responsible product development is embedded across our research, development and manufacturing processes, integrating environmental considerations while maintaining high standards for patient safety and product quality. We sustained 100% My Green Lab certification across our laboratories, with 74% certified at Green Level, the program’s highest certification tier. We continue to consider environmental criteria in our selection of materials across our Chemistry, Manufacturing and Controls and packaging development processes.

Together, our efforts demonstrate how effective governance, targeted investments and engaged suppliers and employees can deliver both environmental and business benefits. By minimizing the environmental impacts of our operations while ensuring high standards of patient safety, we can contribute to more sustainable healthcare delivery.

Biogen’s Corporate Responsibility Report provides more detail about our corporate responsibility initiatives, priorities and achievements, which will be posted on our website, www.biogen.com, under the “Reporting and Principles” subsection of the “Responsibility” section of the website. References to Biogen’s Corporate Responsibility Report are for informational purposes only and neither our Corporate Responsibility Report nor the other information on our website is incorporated by reference into this Proxy Statement.

2026 Proxy Statement	-22-

Stock Ownership

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 21, 2026 (Ownership Date).

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142.

Name	Shares Owned(1)	Shares Subject to Options and Stock Units(2)	Total Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares(3)

5% Stockholders(11)

PRIMECAP Management Company(4) 177 East Colorado Boulevard 11th Floor Pasadena, CA 91105	14,954,697	—	14,954,697	10.1%

BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	12,506,681	—	12,506,681	8.5%

FMR LLC(6) 245 Summer Street Boston, MA 02210	9,413,062	—	9,413,062	6.4%

State Street Corporation(7) One Congress Street, Suite 1, Boston, MA 02114	7,321,168	—	7,321,168	5.0%

Named Executive Officers

Christopher A. Viehbacher	30,065	80,522	110,587	*

Robin C. Kramer	11,472	—	11,472

Michael R. McDonnell(8)	24,341	—	24,341	*

Susan H. Alexander(9)	61,889	—	61,889	*

Nicole C. Murphy	19,749	—	19,749	*

Priya A. Singhal	8,043	—	8,043	*

Directors

Caroline D. Dorsa(10)	27,842	3,160	31,002	*

Maria C. Freire	4,445	2,370	6,815	*

William A. Hawkins	6,490	2,370	8,860	*

Susan K. Langer	2,759	2,370	5,129	*

Jesus B. Mantas	7,388	2,370	9,758	*

Lloyd Minor	—	2,370	2,370	*

Menelas Pangalos	—	2,370	2,370	*

Monish Patolawala	1,340	2,370	3,710	*

Eric K. Rowinsky	21,969	2,370	24,339	*

Stephen A. Sherwin	11,318	2,370	13,688	*

All current executive officers and directors as a group (20 persons)	259,975	107,827	367,802	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person, rounded up to the nearest whole share.
(2)	Includes options exercisable and RSUs that will vest within 60 days of the Ownership Date.
(3)

The calculation of percentages is based upon 147,637,117 shares outstanding on April 21, 2026, plus for each of the individuals listed above the shares subject to RSUs that will vest within 60 days of the Ownership Date, as reflected in the column under the heading “Shares Subject to Options and Stock Units.”

2026 Proxy Statement	-23-

Stock Ownership

(4)

Based solely on information as of September 30, 2025, contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on November 13, 2025, which also indicates that it has sole voting power over 14,859,187 shares and sole dispositive power over 14,954,697 shares.

(5)

Based solely on information as of March 31, 2025, contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on April 17, 2025, which also indicates that it has sole voting power with respect to 11,125,519 shares and sole dispositive power with respect to 12,506,681 shares.

(6)

Based solely on information as of December 31, 2025, contained in a Schedule 13G filed with the SEC by FMR LLC on February 5, 2026, which also indicates that it has sole voting power over 8,291,794.64 shares and sole dispositive power with respect to 9,413,062.03 shares, shared voting power with respect to 179,337 shares and shared dispositive power with respect to 644,208 shares.

(7)

Based solely on information as of September 30, 2025, contained in a Schedule 13G filed with the SEC by State Street Corporation on November 10, 2025, which also indicates that it has shared voting power with respect to 4,670,711 shares and shared dispositive power with respect to 7,319,749 shares.

(8)	Mr. McDonnell retired from the company on March 1, 2025.
(9)	Includes 20,082 shares held in an irrevocable trust for the benefit of Ms. Alexander’s children. Ms. Alexander’s spouse is the trustee of the trust.
(10)	Ms. Dorsa is retiring from the Board, effective as of the 2026 Annual Meeting.
(11)

We believe that certain subsidiaries or business divisions of subsidiaries of The Vanguard Group collectively own approximately 16,677,806 shares of our common stock. Based on the Schedule 13G/A filed by The Vanguard Group with the SEC on March 26, 2026, as of March 13, 2026, The Vanguard Group had sole dispositive power with respect to 0 shares, shared voting power with respect to 0 shares, sole dispositive power over 0 shares and shared dispositive power over 0 shares as a result of an internal realignment. That Schedule 13G/A further reported that “In accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by The Vanguard Group, Inc. prior to the realignment. Further in accordance with SEC Release No. 34-39538 (January 12, 1998), The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.” While to date no Vanguard subsidiaries or business divisions have reported beneficial ownership separately from The Vanguard Group, the last Schedule 13G/A filed by the Vanguard Group with the SEC on November 12, 2024 reported that, as of September 30, 2024, The Vanguard Group had sole dispositive power with respect to 16,033,598 shares, shared voting power with respect to 179,337 shares, shared dispositive power with respect to 644,208 shares, and beneficially owned approximately 16,677,806 shares of common stock in the aggregate.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of 10% or more of our common stock to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports, except one, that were required to be filed under Section 16(a) during 2025 were timely filed. A Form 4 filing for Rachid Izzar disclosing one transaction was inadvertently filed late due to administrative error.

2026 Proxy Statement	-24-

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accounting Firm

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accounting Firm

Our Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PwC has served as our independent registered public accounting firm since 2003.

To assure continuing auditor independence, our Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Additionally, in accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our company. For lead and concurring review partners, the maximum number of consecutive years of service in that capacity is five years. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner required by applicable SEC rules and PwC policies, our Audit Committee and its Chair has in the past been, and in the future will be, directly involved in the selection of PwC’s new lead engagement partner. Our Audit Committee believes at this time that the continued retention of PwC to serve as our independent registered public accounting firm is in the best interest of Biogen and its stockholders.

The affirmative vote of a majority of the total number of votes having voting power present or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the selection of PwC as our independent registered public accounting firm. Abstentions will have the effect of votes against the proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. Although stockholder approval of our Audit Committee’s selection of PwC is not required, our Board believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PwC as our independent registered public accounting firm, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee always has the ability to change the engagement of PwC if it considers that a change is in Biogen’s best interest. Representatives of PwC will participate in the Annual Meeting, have the opportunity to make a statement if they so desire and be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF

THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

2026 Proxy Statement	-25-

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee’s role is to act on behalf of our Board in the oversight of Biogen’s financial reporting, internal control and audit functions. The roles and responsibilities of the Audit Committee are set forth in the written charter adopted by our Board, which is posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal control.

In fulfilling its oversight responsibilities, the Audit Committee, among other things:

•	Reviewed and discussed with management the audited consolidated financial statements contained in Biogen’s 2025 Annual Report on Form 10-K;

•	Discussed with PwC, Biogen’s independent registered public accounting firm, the overall scope and plans for the audit;

•

Met with PwC, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen’s internal control, the overall quality of Biogen’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosures, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made and other pertinent items related to Biogen’s accounting, internal control and financial reporting;

•	Discussed with representatives of Biogen’s corporate internal audit staff, with and without management present, their purpose, authority, audit plan and reports;

•	Reviewed and discussed with PwC the matters required by the Public Company Accounting Oversight Board and the SEC;

•

Discussed with PwC its independence from management and Biogen, including the written disclosures and letter concerning independence received from PwC under applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has determined that the provision of non-audit services to Biogen by PwC is compatible with its independence;

•

Provided oversight and advice to management in connection with Biogen’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Audit Committee reviewed a report by management on the effectiveness of Biogen’s internal control over financial reporting; and

•

Reviewed PwC’s Report of Independent Registered Public Accounting Firm included in Biogen’s 2025 Annual Report on Form 10-K, related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in Biogen’s 2025 Annual Report on Form 10-K, for filing with the SEC.

The Audit Committee of our Board of Directors:

Monish Patolawala (Chair)

William A. Hawkins

Lloyd Minor

Stephen A. Sherwin, M.D.

2026 Proxy Statement	-26-

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accounting Firm

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PwC for the audit of our annual consolidated financial statements for the years ended December 31, 2025, and December 31, 2024, and fees billed to us by PwC for other services provided during 2025 and 2024:

Fees (amounts in thousands)	2025	2024

Audit fees*	$7,251.0	$6,810.0

Audit-related fees	122.0	95.0

Tax fees**	334.3	498.0

All other fees	2.0	2.0

Total	$7,709.3	$7,405.0

*	Audit fees for 2025 and 2024 include fees related to audit procedures performed on our acquisitions of Alcyone and HI-Bio, respectively.
**	Includes tax compliance fees of approximately $334.3 thousand and $198.1 thousand in 2025 and 2024, respectively.

Audit fees are fees for the audit of our 2025 and 2024 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our outstanding registration statements and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are also performed by our independent registered public accounting firm. More specifically, these services include audits of employee benefit plan information that are not required by statute or regulation.

Tax fees are fees for tax compliance and planning services.

All other fees include accounting research software, information systems reviews not performed in connection with the audit, and other advisory and consulting services.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, Nasdaq requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, our Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. Our Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

Our Audit Committee annually reviews and pre-approves the audit, audit-related, tax and other permissible non-audit services that can be provided by the independent registered public accounting firm. After the annual review, any proposed services exceeding pre-set levels or amounts, or additional services not previously approved requires separate pre-approval by our Audit Committee or the Chair of our Audit Committee. Any pre-approval decision made by the Chair of our Audit Committee is reported to our Audit Committee at the next regularly scheduled Audit Committee meeting. Our CFO and our Chief Accounting Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that our Audit Committee (or the Chair through its delegated authority) has pre-approved.

All of the services provided by PwC during 2025 and 2024 were pre-approved in accordance with this policy.

2026 Proxy Statement	-27-

Proposal 3 – Advisory Vote on Executive Compensation

Proposal 3 – Advisory Vote on Executive Compensation

Our CD&A, which appears below, provides an overview of our 2025 executive compensation program, as well as a description of the compensation decisions that our CMDC and Board made with respect to the 2025 compensation of our NEOs. This year our CD&A also includes a discussion of the stockholder engagement we had in 2025 specifically related to executive compensation. Our Board is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”

Because the Advisory Vote on Executive Compensation asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Abstentions will have the effect of a vote against the proposal, and broker non-votes, if any, will not have any effect on the results of those deliberations. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and our CMDC and our Board will consider the outcome of the vote when making future compensation decisions for our NEOs. As we describe in our CD&A, our executive compensation programs embody a strong pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. In particular, our executive compensation programs reward financial, strategic and operational performance, and the goals set under our incentive plans support the company’s short- and long-range plans. In addition, to discourage excessive risk taking, we maintain policies for stock ownership, and our equity and short-term incentive programs have provisions providing for the recoupment of compensation. We also cap payments under our short-term incentive program, and we generally require multi-year vesting periods for LTI awards.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

2026 Proxy Statement	-28-

Letter from the Compensation and Management Development Committee (CMDC)

Letter from the Compensation and Management Development Committee (CMDC)

Dear Fellow Stockholders,

Biogen continues to progress its portfolio across neuroscience, immunology and rare diseases. Within that context, the Biogen Compensation and Management Development Committee ensures the alignment of executive compensation, balancing near-term execution and long-term stockholder value creation.

In 2025, the CMDC set reasonable, challenging performance goals after careful evaluation of risks and opportunities. Management execution exceeded those goals, and the STI cash payout reflects this in-year performance. At the same time, the three-year rTSR underperformed peers as we transition our portfolio and, in alignment with our pay-for-performance design, executives (which we define as all employees at the level of Vice President and above) received no payout under the LTI performance program for the second year in a row. These outcomes appropriately reflect the progress we are making in the near-term and provide accountability for long-term stockholder value creation.

We remain committed to continued engagement with our stockholders, and we have adjusted several aspects of our executive compensation plan in 2026 based on your feedback.

Stockholder alignment: Engagement and 2026 enhancements informed by feedback

Throughout 2025, including following the 2025 Annual Meeting, the CMDC and other independent directors continued to engage with our stockholders. We reached out to stockholders representing 62% of our outstanding shares of common stock, and 9 engaged with us, including 3 who voted against Say-On-Pay. This feedback plays a vital role in the ongoing evaluation and evolution of our executive compensation programs and directly shaped the 2026 program enhancements implemented. These changes are intended to further align executive compensation outcomes with delivering strong near-term operational performance and long-term stockholder returns, strengthen performance goal rigor, and enhance pay program transparency.

Goal setting: Thorough and disciplined process

The CMDC designed 2025 performance targets to be rigorous in the context of expected double digit decline in multiple sclerosis portfolio revenue driven by loss of exclusivity, partially offset by revenue growth from SKYCLARYS, LEQEMBI, SPINRAZA and ZURZUVAE. These goals reflected a balanced view of risks and opportunities, specific context of each of the products, and challenging goals for new product launches.

To better align the compensation program with the portfolio changes, we added a new metric to capture the contribution of these products – growth product revenue – weighted 25% of the total STI score. We also added challenging pipeline progression targets consistent with accelerating the portfolio transition. At the end of 2025, strong commercial, research and development execution led to outperforming these targets for the year. In line with stockholder discussions encouraging increased performance-linked equity compensation to further motivate long-term stockholder value creation, we elected to calculate the 2025 CEO STI payout solely based on company results, without consideration of the CEO individual multiplier.

In 2026, aligned with increased rigor on year-over-year performance, the CMDC implemented additional requirements that must be met before STI awards pay out above target: 2026 revenue metric will payout above target only if actual revenue is higher than prior year revenue, and 2026 EPS metric will payout above target only if EPS outperforms the 90th percentile analyst consensus (as of January 2026). In addition, we also implemented updates to LTI awards, specifically in the 2026 PSUs, in response to feedback we received from stockholders: we changed the requirement for PSUs to vest at target from 50th percentile to 55th percentile, to ensure above-median performance for target payout; and we added a pipeline metric (weighted 25%) to our 2026 PSUs to reflect the multi-year time horizon to develop, receive approval, and commercialize new treatments. Considering stockholder feedback, we also adjusted our peer group to more closely align with our revenue and market cap on average. With these changes, we believe the executive compensation program is aligned with stockholder feedback and remains competitive to attract and retain the talent needed to advance our strategy.

Maintaining accountability for long-term stockholder returns

LTI awards, which consist of both PSUs and RSUs, provide the greatest alignment of executive pay with stockholder experience, representing approximately 80% of CEO target compensation and 75% of the NEO pay mix (excluding the CEO). Annual LTI awards include 60% of total award value in PSUs to align value earned with sustainable long-term stockholder value creation. During our conversations, stockholders consistently agreed with our approach to evaluate our executive compensation plan based on realizable pay and not just based on awarded pay.

The CEO’s new-hire PSUs (grant date value of $16.8 million) expired unearned in December 2025 delivering $0 because we did not achieve the threshold performance required. His new-hire stock options remain underwater with $0 earned value as of April 28, 2026. Further, the 2023–2025 PSU cycle and the 2022–2024 PSU cycle also expired with $0 value delivered because we did not achieve the threshold performance required. The CMDC did not provide any special awards or adjustments to offset these results, demonstrating our commitment to pay outcomes under Biogen’s pay-for-performance framework.

2026 Proxy Statement	-29-

Letter from the Compensation and Management Development Committee (CMDC)

When comparing the CEO awarded pay at target versus the CEO actual pay earned, which we refer to as realizable pay, the realizable pay between his hire in 2022 and the end of 2025 is 48% lower than target pay awarded for that period, demonstrating that Biogen’s pay-for-performance design is functioning as intended—recognizing operational achievements in the short-term while maintaining accountability for long-term stock underperformance.

Conclusion

The CMDC remains committed to compensation programs that reward meaningful performance, maintain accountability, attract and retain competitive talent, and support Biogen’s long-term strategy. We continue to set rigorous and challenging goals based on thorough analysis, in the context of the company’s multi-year strategy.

Since the reorganization of the Board and the hiring of the new CEO, we believe Biogen’s compensation outcomes demonstrate that our pay-for-performance framework is working as intended: Executives are rewarded for delivering strong operational progress, while long-term equity outcomes and total compensation remain directly tied to stockholder returns.

The enhancements implemented for 2026 further strengthen the alignment between executive compensation and stockholder interests, add rigor to year-over-year goals, support the performance-based culture essential for Biogen’s next phase of growth, and provide adequate support to attract and retain top talent.

As you consider your vote, we ask for your support of our executive compensation program, further aligned to your feedback with the 2026 enhancements described above.

Thank you for your continued engagement and support.

Sincerely,

The Compensation and Management Development Committee

On behalf of the Board of Directors

2026 Proxy Statement	-30-

Compensation Discussion and Analysis

Our Track Record of Responsiveness to Stockholder Feedback

Our Board values the views of our stockholders and solicits input from them throughout the year. Following the 2025 Annual Meeting where our Say on Pay proposal received 67.7% support, the CMDC and our Board conducted stockholder engagement to better understand stockholder perspectives. We engaged stockholders to get feedback on a range of topics including specific aspects of our business strategy, capital allocation, corporate governance, and our executive compensation practices. All of the stockholder engagement calls were led by our Board and CGC Chair and attended by the Chairs of the CMDC and/or Audit Committee and/or other independent directors.

Stockholder Outreach Following the 2025 Annual Meeting
We reached out to our top 30 stockholders who collectively owned 62% of O/S Stock[1] that included 16 stockholders who voted Against 2025 Say on Pay
We had 9 discussions with stockholders who collectively owned 23% of O/S Stock[1] that included 3 stockholders who voted Against 2025 Say on Pay
Independent Directors, including our Board and CGC Chair, and Chairs of the CMDC and/or Audit Committee led 100% of these calls
1	– As of December 31, 2025

2026 Proxy Statement	-31-

Compensation Discussion and Analysis

The feedback and perspectives received from stockholders during these meetings were shared with the Board and served as an input to discussions at the Board and its committees, and ultimately informed decisions we made and actions we took for long-term value creation for our stockholders. We have also enhanced disclosures regarding the topics discussed during these stockholder engagement meetings. The table below provides a summary of the executive compensation-based feedback we received from stockholders, how the Board incorporated the feedback into its actions, and how these actions enhance stockholder value.

Stockholder Feedback “What We Heard”	Actions Taken “What We Did”	Impact of Action “Why It Is Important”
Limit payout opportunities and outcomes when Company financial performance is lower than the prior year.

✓ Implemented additional requirements for our STI program starting in 2026 to limit payouts to target for each financial metric:

•

Revenue achievement component limited to target unless 2026 revenue surpasses 2025 revenue

•

Growth product revenue achievement component limited to target unless 2026 growth product revenue surpasses 2025 growth product revenue, and

•

EPS achievement component limited to target unless 2026 EPS exceeds the 90th percentile of analyst consensus (as of January 2026).

✓ Limits financial metrics payouts when performance is lower than prior year.
Include a pipeline performance metric into PSUs to incentivize long-term pipeline growth.	✓ Added a new pipeline development metric to 2026 PSUs to incorporate our long-term sustainable growth goals.	✓ Strengthens PSU alignment with a key driver of long-term stockholder value.
Incentivize above-median performance.	✓ Increased rTSR metric target performance requirement in our LTI Program from 50th to 55th percentile in 2026.	✓ Increases the rigor required to achieve a 100% payout for the rTSR metric.
Ensure appropriate benchmarking.	✓ Updated 2026 peer group to remove three peers (Eli Lilly, AbbVie and Merck) and add BeOne Medicines.	✓ Better aligns our peer group closer to Biogen’s size, revenue and market cap.
Greater emphasis on linking CEO compensation to long-term value creation opportunities for Biogen.	✓ In 2025, we calculated the CEO individual bonus multiplier component of the STI program solely based on Company results.	✓ Shifts CEO short-term cash compensation to directly align with long-term company performance.
Enhance disclosure of rationale and outcomes surrounding executive compensation programs and decisions, including rationale behind setting financial targets in the STI program.

✓ Enhanced our disclosure to further explain our methodology for how and why we set financial targets in our executive compensation programs.

✓ Continued to disclose details of our achievements against metrics once performance periods have ended, including all financial metrics.

✓ Supports alignment of interests between executive officers and stockholders.

2026 Proxy Statement	-32-

Compensation Discussion and Analysis

Executive Summary of 2025 Achievements

In 2025, Biogen made demonstrable progress strengthening the business and positioning the company for future growth and sustainable long-term stockholder value creation. We continued to progress our portfolio toward products with strong growth potential across a diversified therapeutic landscape, reinvested in our pipeline and new product launches with savings from our Fit for Growth program, and maintained a disciplined, long-term approach to capital allocation. Significant achievements in 2025 include:

•

Strong Financial Performance: Drove legacy product overperformance despite generic competition and increased growth product revenue by 19% year-over-year to $3.3 billion, led by SKYCLARYS, QALSODY, ZURZUVAE, VUMERITY and SPINRAZA, plus Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration.

•

Pipeline Advancement: We continued the development of our late-stage clinical pipeline by advancing Phase 3 trials for 10 programs with potential targets in various immunological diseases, rare disease, and neurological indications. These programs include three Phase 3 studies for felzartamab in AMR, IgAN and PMN. We also funded a Phase 3 study for SKYCLARYS in pediatric patients and ongoing Phase 3 studies for litifilimab and dapirolizumab pegol targeting indications for lupus patients. These programs hold the potential for up to five new product launches over the next several years. Five of these programs were newly initiated or announced in 2025. In addition to these late-stage clinical pipeline developments, we delivered two IND submissions targeting immunology indications, produced positive Phase 1 data for salanersen and received FDA Fast Track Designation for BIIB080.

In addition to advancing our clinical pipeline, we continued the diversification of Biogen’s portfolio by adding and advancing assets in immunology, neurology and rare disease through external collaboration and acquisition. These transactions were funded in part by the realization of cost savings through the Fit for Growth initiative. These deals included the ex-US licensing of zorevunersen from Stoke for Dravet syndrome, the acquisition of Alcyone enabling more convenient SPINRAZA administration in a competitive SMA market, licensing an oral C5aR1 antagonist from Vanqua to strengthen our immunology portfolio, and establishing research collaborations with Dayra and City to develop assets in immunology and Alzheimer’s disease, respectively.

•

Financial Discipline Delivering Savings: Delivered on our Fit for Growth initiative, which rightsized the company’s cost structure while freeing capital for reinvestment. The successful execution and completion of this program in 2025 delivered approximately $1 billion in gross and $800 million in net operating expense savings. This financial discipline contributed to delivering EPS which exceeded full-year guidance.

•	Total Stockholder Return: Delivered a 15% total stockholder return, reflecting improving business momentum as the company executed against its predefined goals.

The CMDC measured these achievements against rigorous, predefined goals and considered these achievements when making 2025 executive compensation decisions for our executive officers as well as all employees. The CMDC believes our 2025 executive compensation program is consistent with our compensation philosophies and principles described below and reflects our commitment to linking compensation to company performance and strategy.

2026 Proxy Statement	-33-

Compensation Discussion and Analysis

Executive Pay Structure Aligns with Compensation Philosophy

Executive Compensation Philosophy
Our executive compensation philosophy is to reward executives for the creation of long-term stockholder value. We design performance-based executive compensation that rewards short-term achievements while maintaining accountability for long-term stockholder value creation. We also seek to maintain competitiveness with our peer group to enable us to attract and retain extraordinary leaders who perform at high levels and succeed in a demanding business environment.

Mission Focused and Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned
We emphasize the importance of executing short-term goals while building and sustaining a foundation for long-term success in delivering meaningful and innovative therapies to patients leading to the creation of long-term stockholder value	We benchmark against companies we compete with for talent. Our compensation is designed to enable us to recruit, retain and motivate our leadership team to achieve exceptional results for the company and our stockholders	We align pay outcomes with company and individual performance and reward our best performers for exceeding expectations	We provide equity to all employees to align their interest with the company’s broader goal of creating long-term value for our stockholders

How Our Pay Practices Align with Our Philosophy

Practice	Mission Focused / Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

Variable compensation comprises over 90% of CEO and over 80% of the non-CEO NEO total compensation	✓	✓	✓	✓

Annual STI and LTI programs are performance-based and include caps on payouts	✓		✓	✓

LTI awards are linked to performance, subject to multi-year vesting periods, and designed to reward long-term performance	✓	✓	✓	✓

Total pay opportunities are competitive relative to peer group and the broader market in which we compete for talent	✓	✓	✓	✓

Annual risk assessment performed to ensure our compensation programs do not encourage excessive risk taking	✓			✓

Application of robust stock ownership, anti-hedging and pledging policies, and clawback policies that exceed Dodd-Frank requirements	✓		✓	✓

Stockholder feedback is a key input to Board and committee discussions and informs actions taken for long-term value creation for our stockholders	✓	✓	✓	✓

2026 Proxy Statement	-34-

Compensation Discussion and Analysis

Our Named Executive Officers for 2025

Our named executive officers are listed below.

Christopher A. Viehbacher President and Chief Executive Officer	Susan H. Alexander Chief Legal Officer

Michael R. McDonnell Former Chief Financial Officer (retired March 2025)	Priya A. Singhal Head of Development

Nicole C. Murphy Head of Pharmaceutical Operations and Technology	Robin C. Kramer* Chief Financial Officer

*

Ms. Kramer was appointed Executive Vice President and Chief Financial Officer effective March 1, 2025. Mr. McDonnell ceased to be our Executive Vice President and Chief Financial Officer and retired on March 1, 2025.

Compensation Elements

Our CMDC determines the elements of compensation we provide to our executive officers (which we define as all employees at the level of vice president and above). The elements of our executive compensation program and their objectives are as follows:

Element	Objective(s)
Base Salary

•

Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, skills, responsibilities and potential to contribute to our future success. Salary provides compensation sufficient to meet financial needs and provide income security to mitigate excessive risk taking.

Short Term Incentives

•

Aligns short-term cash incentive compensation with the annual goals of the company.

•

Motivates and rewards near-term financial, strategic and operational company performance, as well as individual performance.

Long-term Incentives

•

Aligns executives’ interests with the long-term interests of our stockholders by linking the value of awards to stock price performance and the achievement of other key performance goals.

•

Promotes executive retention and stock ownership and focuses our executive officers on enhancing long-term stockholder value.

Benefits

•

Promotes health and wellness.

•

Provides financial protection in the event of disability or death.

•

Provides tax-beneficial ways for executives to save towards their retirement and encourages savings through competitive employer matches to executives’ retirement savings.

Compensation Mix

The CMDC determines and allocates a mix of the compensation elements to ensure an appropriate level of performance-based compensation is apportioned between short-term and long-term compensation drivers aligned with our business goals, performance, and stockholder interests. We do not target a specific mix of value for each compensation element in either the program design or pay decisions. For our executive officers, including our NEOs, the most significant portion of their compensation is performance-based, with a particular emphasis on LTI awards (which consist of PSUs and RSUs), given the substantial impact these individuals have on Biogen’s future strategic direction.

2026 Proxy Statement	-35-

Compensation Discussion and Analysis

NEO Compensation is Dependent on Our Performance

In 2025, 92% of our CEO’s total direct compensation and, on average, 86%* of our other NEOs’ total direct compensation is variable and directly influenced by Biogen’s performance outcomes. Our former CFO, who retired in March 2025, is excluded from these average calculations.

*	NEO Pay Mix includes Ms. Alexander, Dr. Singhal, Ms. Murphy, and Ms. Kramer, and excludes our CEO.

Realizable Pay Alignment

LTI value is directly tied to stock performance and comprises the largest portion of NEO compensation. This correlation ensures our NEOs’ realizable pay is aligned with and reflective of both company and individual performance. As an example, our 2023 PSUs did not achieve threshold performance. This resulted in a 0% payout for our NEOs at the end of the 2023-2025 performance period, decreasing their realizable pay and aligning executive pay outcomes to stockholder returns. The same PSU outcome was realized for the 2022-2024 PSU award cycle. It is important to note that the CMDC has not provided any special awards or adjustments to executives to offset these results further demonstrating our commitment to pay outcomes under our pay for performance programs.

2025 CEO Realizable Pay and Pay-for-Performance Alignment

In addition to the above PSU outcomes, our CEO’s realizable pay reflected his new-hire LTI award outcomes:

•

The CEO’s new-hire PSUs, which had a grant date value of $16.8 million, vested at 0% in December 2025. This outcome was driven by both relative and absolute TSR performance that did not meet the threshold required to earn a payout.

•

The CEO’s new-hire stock options, which have an exercise price of $301.85 per share, remain underwater and have $0 earned value at this time. These options have a remaining term of approximately 7 years.

When comparing CEO pay awarded at target versus CEO actual pay earned, or “realizable pay,” CEO actual (realizable) pay between his hire in 2022 and the end of 2025 is 48% below target pay awarded for that period which, as shown below, strongly aligns with absolute TSR for the period.

CEO Aggregate Awarded Pay Versus Actual Pay: 2022 – 2025

2026 Proxy Statement	-36-

Compensation Discussion and Analysis

“Target Value” indicates target compensation awarded and includes: (1) salary paid each year, (2) target bonus opportunity in each year as disclosed in Biogen’s grant of plan-based awards table, and (3) target value of equity for 2022, 2024, and 2025 grants (assuming target performance) as disclosed in each year’s CD&A.

“Realizable Value” indicates the current value of compensation awarded based on the following assumptions: (1) salary paid each year, (2) actual bonus earned each year as disclosed in the Summary Compensation Table, (3) 2022, 2024, and 2025 equity grants valued at Biogen’s 12/31/2025 closing price of $175.99 and (4) for PSUs, 2022 grants reflect that no payout was earned; 2024 and 2025 PSUs reflect projected payouts as of 12/31/2025, which is no payout on 2024 PSUs, 57% of target on 2025 PSUs tied to rTSR, and 100% of target on 2025 PSUs tied to EPS.

2025 Base Salary

The CMDC, working with our compensation consultant, reviewed NEO base salaries against the market and made adjustments, as outlined in the chart below, to align our NEOs within a reasonable range of the market median, taking into consideration key criteria including performance, impact, and development in role. Our CMDC approved a modest increase in base salaries for some NEOs to remain market competitive and/or promote retention. Some NEOs received larger adjustments to position them more competitively against the external talent market.

The annual base salary of each of our currently employed NEOs in 2025, compared to 2024, is as follows:

Name	2025 Salary	2024 Salary	% Increase(1)

C. Viehbacher	$1,675,000	$1,600,000	5%

S. Alexander	$995,706	$957,410	4%

P. Singhal	$907,500	$825,000	10%

N. Murphy	$892,688	$776,250	15%

R. Kramer	$750,000	—	—

(1) Percentage increase reflects the annual merit increase and, in the cases of Dr. Singhal and Ms. Murphy, also includes a salary market adjustment to better align to peer group and survey data. Ms. Kramer was promoted to CFO in 2025.

2025 Performance-Based Programs and Goal Setting

Performance Goals and Target Setting Process

In the first quarter of each year, our CMDC reviews and establishes the pay levels of each element of total compensation for our executive officers. Total compensation is comprised of base salary, a cash award under our STI program and LTI awards granted under our LTI program.

The total compensation opportunity and mix of compensation elements for our executive officers are evaluated based on various factors such as individual, strategic and leadership achievements. Our CMDC considers these elements carefully when designing our executive compensation programs and believes that the use and weighting of multiple metrics, both quantitative and qualitative, can mitigate excessive risk taking and create appropriate incentives to focus on achievement of the company’s overall performance goals.

For 2025, STI awards granted to our NEOs were made under our 2025 Performance-Based Management Incentive Plan, and awards under our LTI program were granted under the 2024 Omnibus Equity Plan.

Awards made under our STI program are directly tied to the achievement of our company performance goals, which are designed to be aligned with the company’s short- and long-term strategic plans, as well as individual performance goals. Further information on our 2025 company performance goals can be found below under “2025 STI Program Design”.

In 2025, our CMDC determined that PSU awards made under our LTI program for NEOs would incorporate two equally weighted measurements: an EPS growth metric and a relative stockholder return performance metric, comparing performance relative to a group of comparator companies, as described below under “2025 LTI Program”. We also made RSU grants under our LTI program that vest in approximately equal installments over three years beginning on the first anniversary of the grant date and are settled in shares of our common stock. RSUs, like PSUs, provide executives with ongoing incentive to increase stockholder value, as the ultimate value of the award is tied directly to our stock price.

In setting our goals under our short- and long-term incentive programs, in addition to our internal forecasts, we consider analysts’ projections for our performance and the performance of companies in our peer group as well as broad economic and industry trends. We strive to establish challenging targets that result in payouts at or above target levels only when company performance warrants it. Our CMDC reviews and approves our metrics, goals, targets and levels of payout (e.g., threshold, target and maximum) for our executive incentive compensation plans and awards and for reviewing and determining actual performance results at the end of the applicable performance period.

2026 Proxy Statement	-37-

Compensation Discussion and Analysis

In approving the performance goals for our executive officers and for the company under both the short- and long-term incentive programs, our CMDC also considers the alignment of such goals to our business, the degree of difficulty of attainment and the potential for the goals to encourage inappropriate risk-taking. Our CMDC has determined that the structures of our executive compensation programs do not put our patients, stockholders or the company at any material risk.

Short Term Incentive Program

2025 Short Term Incentive Program

Our STI program is a cash incentive program that rewards near-term financial, strategic and operational company performance, as well as individual performance. Our CMDC reviews the annual target bonus opportunities for executive officers each year to ensure such opportunities remain competitive.

The 2025 target bonus opportunities for NEOs, except Ms. Kramer, were unchanged from their respective 2024 bonus targets. Ms. Kramer was promoted in 2025 and her target bonus was prorated based on time served in her current and former role.

The target annual bonus opportunity as a percentage of year-end annual base salary for each of our currently employed NEOs in 2025, compared to 2024, was as follows:

Name	2025 Target	2024 Target

C. Viehbacher	150%	150%

R. Kramer(1)	80%	—

S. Alexander	80%	80%

P. Singhal	75%	75%

N. Murphy	75%	75%

(1) Ms. Kramer’s awarded bonus was prorated for her time spent in her previous role and the CFO role.

2025 Short Term Incentive Program Design

Awards for our NEOs under our 2025 STI program were based on the achievement of company performance goals and individual performance goals. At the beginning of 2025 our CMDC set multiple company performance goals for our 2025 STI program and a payout multiplier, which we refer to as the Company Multiplier, ranging from 0% to 150%. The CMDC determined the Company Multiplier based on a pre-established scorecard for financial and strategic targets and its rigorous evaluation of the level of achievement and the weighting assigned to each goal and applied in the bonus calculation shown below.

In addition, our 2025 STI program payouts were based on an assessment of each NEO’s individual performance, considering their achievement of pre-determined individual performance goals. Evaluating individual performance allows our CMDC (or our Board, in the case of our CEO) to increase or decrease each NEO’s bonus amount based on the NEO’s performance by applying an individual performance multiplier, ranging from 0% to 150%, which we refer to as the Individual Multiplier.

We determined the individual annual bonus payments for 2025 using the following calculation:

Base Salary	x	Target Bonus (%)	x	Company Multiplier	x	Individual Multiplier

Consistent with our pay-for-performance philosophy, our 2025 STI program provided that if the Company Multiplier was less than 50%, there would be no payout, regardless of individual performance. Further, because the Individual Multiplier and the Company Multiplier each have a maximum of 150%, the combined multiplier result for each NEO is capped at 225% of target.

In response to stockholder feedback requesting greater emphasis on linking payouts to long-term value creation opportunities, the CMDC elected to calculate the CEO individual bonus multiplier component of the STI program solely based on company results, and incentivize superior individual performance through LTI awards, shifting short-term cash compensation to directly align with long-term company performance.

2025 Goal Setting Process and Company Performance Results

The CMDC continues to utilize a rigorous goal setting process, tying each goal to strategic and financial priorities and setting measurable targets based on realistic assumptions. Company performance goals were established in the early part of 2025 with assigned weightings that reflected the company’s focus on attaining both financial and strategic goals. The 2025 goals included

2026 Proxy Statement	-38-

Compensation Discussion and Analysis

financial performance, pipeline development and corporate responsibility objectives, and the weightings reflect the importance of linking reward opportunities to both near-term results and progress in achieving longer-term goals.

Stockholders requested that we explain our goal setting process. The CMDC employed a thorough approach in establishing 2025 financial goals. This approach included (1) assessing an array of business risks and opportunities, (2) reviewing analyst projections, (3) considering alignment with public guidance, and (4) acknowledging the significant achievements that would be required of the executive team to deliver results. The goal was to ensure that financial targets are aligned with our publicly disclosed outlook for the year.

The principles and assumptions below are reflected in our 2025 STI program goals:

•

Total Revenue: This target, which declined compared to 2024, reflects continued erosion of MS revenues due to TECFIDERA generics in Europe and TYSABRI biosimilar entry timing and erosion. These headwinds, along with geopolitical risks, outpace growth from new products.

•

Growth Product Revenue: New in 2025, this metric is weighted 2.5 times more than total revenue performance, recognizing the outsized importance these products have on achieving the goals of our business transformation. Emphasis was placed here to underscore the need for newer products to replace mature franchises, with ambitious assumptions for SKYCLARYS, SPINRAZA, ZURZUVAE and LEQEMBI launches and a normalization of the global SPINRAZA trajectory[5].

•

Non GAAP Diluted Earnings Per Share: Declined compared to 2024, which reflects the impact of expected total revenue decline coupled with planned investments to grow the pipeline and potential launches while also requiring the full realization of in-flight cost savings initiatives.

•

Pipeline Development: Pipeline targets emphasize value-driving milestones, with heavier weighting towards growth product pipeline milestone achievements, along with external collaboration achievements to accelerate portfolio value generation, a key part of our pipeline evolution strategy. These short-term pipeline achievements are integral to the advancement of our long-term growth strategy.

•

Corporate Responsibility: These goals drive initiatives like representative patient population enrollment in clinical trials and increased patient access to clinical therapies. It also encompasses fostering staff engagement and talent development to enable a culture of excellence and inclusion.

The Chair of the Board and CGC, along with the Chair of the CMDC and/or Audit Committee, spoke with stockholders about headwinds related to MS revenue erosion and geopolitical risks and explained why we might set declining financial targets year-over-year for some of our metrics. Many stockholders understood the need to set realistic goals to incentivize our executive officers to achieve superior financial performance in a challenging business environment. Some stockholders expressed the desire for more disclosure surrounding how the CMDC is incentivizing our executive officers to execute on the transformation of our business from a company reliant on MS revenues to one focusing on our growth products and pipeline. We reflected this request by focusing on our growth products in both our financial and pipeline goals.

[5]	VUMERITY was added to the “Growth Product” category after the CMDC set 2025 company performance targets. Therefore, it was excluded from calculations regarding 2025 target achievement.

2026 Proxy Statement	-39-

Compensation Discussion and Analysis

We believe the CMDC designed 2025 performance targets to be appropriately rigorous considering the company’s progress against its multi-year transformation goals, with exceptional execution required for our executive officers to receive an above target payout.

Metric	Weight	Threshold	Target	Max	Achieved	Company Multiplier
Financial Performance
Revenue	10%	$8,637M	$9,188M	$9,647M	$9,775M(1)	150%
Growth Revenue	25%	$2,347M	$2,551M	$2,653M	$2,411M	75%
Non-GAAP Diluted Earnings Per Share**	35%	$13.75	$15.75	$17.04	$17.41(1)	150%
Pipeline Development
Build and Advance Total Pipeline: ◾ Improve pipeline value creation while maximizing the potential to deliver meaningful medicines for patients	25%	Achievement			Above Target(2)	138%
Corporate Responsibility
Execute Corporate Responsibility strategy: ◾ Enroll representative patient population per clinical trial study targets, deliver health access for patients and advance a culture of excellence	5%	Achievement			Above Target(3)	120%
Overall Annual Bonus Program Multiplier				Company Multiplier		127%*

* Numbers may not recalculate due to rounding

**Refer to Appendix A for relevant reconciliation of Non-GAAP measures.

Notes to 2025 STI Program Company Performance Targets and Results Table

(1)

These financial measures were based on our publicly reported revenue of $9.9 billion and our publicly announced EPS of $15.28, as adjusted as follows: for purposes of our 2025 STI program, revenue was adjusted to neutralize the effects of foreign exchange rate fluctuations. EPS was further adjusted to add $2.13 related to the impact of IPR&D from acquisitions and collaborations with Stoke, Alcyone, Vanqua and Dayra.

(2)

The company continued to work to drive value creation through the achievement of key asset milestones. We exceeded our target set for 2025 through the approvals of LEQEMBI, QALSODY, SPINRAZA high dose and SKYCLARYS in various geographies as well as achieving clinical stage study milestones and exceeding our expectations for further expanding our pipeline through business development activities.

(3)

We achieved our key corporate responsibility goals at target. The company achieved goals by recruiting and enrolling representative patient participants in clinical trials, reflecting the epidemiology of the disease; increasing global patient access; and advancing internal talent imperatives.

Further Detail on the Company’s Achievement of Performance Goals:

Financial Performance – 2025 achievement of 123% of target

1.	We achieved 150% of our 2025 revenue target, 75% of our growth revenue target, and 150% of our 2025 EPS target.

a.

Total Revenue: Despite ongoing pressure on our MS franchise which has been in decline for several years, Biogen delivered stronger than expected performance in these assets, coupled with growth product performance offsetting a portion of the anticipated total revenue decline.

b.

Growth Product Revenue: While we did not achieve the ambitious target set for this first-time goal, we saw meaningful growth across these products including ~140% for LEQEMBI, ~36% for SKYCLARYS, and ~170% for ZURZUVAE.

c.	EPS: EPS grew 6% due to strong financial discipline, and our initiative, which optimized our operational cost structure, and a strategic and disciplined approach to capital allocation.

Pipeline Performance – 2025 achievement of 138% of target

1.	Notable accomplishments included approvals for SKYCLARYS, LEQEMBI, ZURZUVAE, QALSODY and SPINRAZA across global markets, including:

a.	SKYCLARYS in Canada, the U.K., Brazil and other countries

b.	LEQEMBI subcutaneous and IV maintenance dosing in the U.S.

c.	LEQEMBI initiation dosing in Canada, Brazil, the E.U., and maintenance dosing in China and the U.K.

d.	SPINRAZA high dose in the E.U. and Japan

e.	QALSODY in Canada, the U.K. and other countries

2026 Proxy Statement	-40-

Compensation Discussion and Analysis

2.	Positive data results for salanersen in SMA leading to a decision to go to a pivotal study.

3.	The FDA approved our IND filing for BIIB142 and BIIB145 in multiple immunological indications.

4.

Registrational studies were started for felzartamab in three indications for nephrology, zorevunersen in Dravet syndrome and SKYCLARYS in pediatric populations. Commercial portfolio and R&D pipeline expansion continued through external growth opportunities which included entering into four collaboration and licensing agreements as well as acquiring Alcyone Therapeutics, Inc. to advance our ASO delivery and broaden patient access to ASOs by reducing reliance on repeat lumbar punctures in chronic intrathecal administration.

Corporate Responsibility – 2025 achievement of 120% of target

Collectively, we exceeded our corporate responsibility goals. Notably, this included exceeding our goal of successfully executing two clinical trials for Phase 3/pivotal studies to reflect the epidemiology of the disease (outcome of three executed) and market access expansion in FA to 35 countries.

2025 STI Program Awards

Our CMDC, except with respect to Mr. Viehbacher whose final bonus determinations were made by our Board, determined that the final bonus awards under our 2025 STI program were as follows:

Name	Year-end Salary (A) x	Target Bonus% (B) x	Company Multiplier (C) x	Individual Multiplier (D) =	Bonus Award (E)

C. Viehbacher	$1,675,000	150%	127%	100%(1)	$3,190,875

R. Kramer(2)	$750,000	75%	127%	110%	$788,252

S. Alexander	$995,706	80%	127%	105%	$1,062,219

N. Murphy	$892,688	75%	127%	115%	$977,828

P. Singhal	$907,500	75%	127%	110%	$950,833

Notes to 2025 STI program Awards Table

(1)

The CMDC elected to calculate the CEO individual bonus multiplier component of the STI plan solely based on company results, and incentivize superior individual performance through LTI, shifting short-term cash compensation to directly align with long-term company performance

(2)	Ms. Kramer’s target bonus percentage was prorated due to promotion in 2025

2025 Individual Performance Goals and Results

The Individual Multiplier reflects each NEO’s overall individual performance rating that is determined as part of our performance assessment process. Each NEO’s Individual Multiplier is based on an evaluation of his or her overall performance and consideration of the achievement of individual goals established at the beginning of the year. Goals may be both quantitative and qualitative. For 2025 Mr. Viehbacher recommended to our CMDC an Individual Multiplier for each actively employed NEO (other than himself) based on his assessment of their individual contributions for the year. In addition, the CMDC reviews on a qualitative basis each NEO’s other contributions to the company and business, leadership competencies and relative performance among all executive officers in determining Individual Multipliers. In its evaluation, the CMDC assigned Individual Multipliers to each actively employed NEO, other than Mr. Viehbacher, between 105% and 115% based on the accomplishments listed below. The CMDC recommended, and the Board approved, Mr. Viehbacher’s bonus with an Individual Multiplier of 100% and Company Multiplier of 127%. The CMDC elected to calculate the CEO individual bonus multiplier solely based on company results, and incentivize superior individual performance through LTI awards, shifting short-term cash compensation to directly align with long-term company performance. This decision emphasizes linking STI payout to the strategic and financial achievements of this year.

Christopher Viehbacher

In determining CEO performance, the Board balances both short-term performance and long-term stockholder value creation. To determine the 2025 CEO annual bonus, the Board considered the company financial results and the actions executed in the year to reposition the company’s portfolio and create future stockholder value.

The Board believes that Mr. Viehbacher is focused on the right priorities to return Biogen to growth, and has performed well in achieving the following: (1) shifting focus and resources from legacy products to growth areas; (2) reducing and re-deploying the company cost base, leading to gross operating expense savings of approximately $1 billion; (3) focusing the R&D portfolio on value-creating programs; and (4) seeking and executing external growth opportunities.

2026 Proxy Statement	-41-

Compensation Discussion and Analysis

Specifically, we note the following achievements in Mr. Viehbacher’s third year as CEO of Biogen:

•	Influencing strong partnerships with external collaborators and executing growth product commercialization, leading to a 19% year-over-year increase in growth product revenue.[6]
•

Continued the diversification of Biogen’s portfolio through external collaboration and acquisition, funded in part by the realization of cost savings through the Fit for Growth initiative, by adding and advancing assets in immunology, neurology and rare disease. This included the ex-US licensing of zorevunersen from Stoke for Dravet syndrome, the acquisition of Alcyone enabling more convenient SPINRAZA administration in a competitive SMA market, licensing an oral C5aR1 antagonist from Vanqua to strengthen our immunology portfolio, and establishing research collaborations with Dayra and City to develop assets in immunology and Alzheimer’s disease, respectively.

•

Beyond these business development deals, Mr. Viehbacher drove investments in Biogen’s pipeline, leading to funding 10 Phase 3 programs with potential targets in various immunological diseases, rare disease, and neurological indications. These include three Phase 3 studies for felzartamab in AMR, IgAN and PMN. We also funded a Phase 3 study for SKYCLARYS in pediatric patients and ongoing Phase 3 studies for litifilimab and dapirolizumab pegol targeting indications for lupus patients. In addition to these late-stage pipeline developments, we have delivered two IND submissions targeting immunology indications, produced positive Phase 1 data for salanersen and received FDA Fast Track Designation for BIIB080.

•

Strengthened community engagement and cultivated deep academic and medical partnerships with leading experts. Mr. Viehbacher also accelerated internal talent priorities to empower the expansion of our pipeline and commercial portfolio outside our traditional focus on neurological diseases.

In summary, the Board believes that Mr. Viehbacher’s performance has addressed strategic priorities, improved the diversification and growth of our portfolio, has improved internal and external relationships with key stakeholders, and continues to drive a culture of performance and accountability with the goal of contributing to sustainable long-term stockholder value creation.

Robin Kramer

•	Drove strong financial performance against objectives approved by our CMDC and contained in the Company’s 2025 AOP.
•

Led a refresh of the investor relations engagement plan with an aim towards improving investor sentiment regarding Biogen, effectively managing analyst expectations and increasing investor and analyst understanding of the pipeline programs and their value.

•	Effectively managed through macro/industry uncertainty and partnered with Biogen’s policy, government and corporate affairs teams to advance Biogen’s interests.
•

Led the successful execution of our Fit for Growth initiative over a 3-year time horizon concluding in 2025, which optimized our operational cost structure, achieving $1 billion in gross operating expense savings.

•	Executed successful $1.75 billion bond offering to support strategic priorities, including potential business development activity.
•	Completed all integration activities (e.g., systems integration, payroll, procurement, accounting and reporting) associated with the HI-Bio acquisition.

Susan Alexander

•	Prosecuted and defended the company’s intellectual property portfolio.
•	Supported diligence, negotiation, documentation, and execution of key business development, corporate development, and real estate transactions.
•	Supported the negotiation of multiple corporate partner revenue manufacturing contracts.
•	Litigated or resolved multiple disputes and cases.
•	Strengthened our compliance and governance policies and processes.
•	Provided strategic legal advice across the business including commercial, intellectual property, regulatory, and transactional matters.
•	Led our compliance with legal and regulatory matters, including the SEC’s disclosure requirements.

Nicole Murphy

•	Exceeded AOP targets across all major areas of financial responsibility.
•	Ensured patient supply through management of a resilient supply chain, robust manufacturing delivery, and risk management, exceeded on-time-in-full commercial and clinical targets.
•	Met all launch expansion milestones for LEQEMBI, SKYCLARYS, ZURZUVAE, and QALSODY.
•	Established new modality technical development readiness plans required to enable newly transacted research collaborations and partnerships (i.e., siRNA, conjugates).
•	Achieved targeted productivity improvements required to support pipeline growth products.
•	Ensured distributed products met all applicable quality patient safety standards for functionality, efficacy, identity, strength, and purity.
•	Established operational manufacturing expansion plans, while risk mitigating global trade dynamics.
•	Exceeded top talent retention goals and closed succession planning gaps through talent development and acquisition initiatives.

[6]	Growth product revenue includes SKYCLARYS, QALSODY, ZURZUVAE, VUMERITY and SPINRAZA, plus Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration.

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Compensation Discussion and Analysis

Priya Singhal

•

Led transformation of the Biogen pipeline including dynamic prioritization of R&D programs using data, decision clarity, and accountability, clearly ensuring criteria for success and making crisp recommendations to enable capital allocation decisions at the individual program and pipeline levels.

•	Enabled a positive change in the aggregate risk profile of our pipeline, importantly including a late-stage pipeline of ten Phase 3 programs with established proof of concept.
•	Enabled establishing a cadence of registrational readouts increasing every year beginning in 2026.
•	Conducted scientific and operational diligence on external projects across the development life cycle, enabling key partnerships and deals including Stoke, Vanqua and Dayra.
•

Accelerated clinical development inflection points such as trial readouts and informed stage-gate decisions. Implemented acceleration levers such as AI pilots and technology solutions, and streamlined internal decision-making.

•

Continued to build Biogen’s scientific and medical leadership via team leadership, refining publication and congress strategy as well as engagements with key opinion leaders, patient communities, advocacy groups and prescribers.

•	Presented and addressed questions regarding Biogen pipeline advancements and inflection points during earnings calls, key investor conferences, and discussions with individual investors and analysts.
•	Advanced Biogen’s scientific credibility externally as an invited speaker on multiple scientific panels, media interviews and thought leadership opportunities.

Michael McDonnell

•	Mr. McDonnell was not eligible to receive a bonus under our 2025 STI program due to his retirement on March 1, 2025.

Looking Ahead: 2026 Company Performance Goal Setting

In 2026, the CMDC will continue to emphasize growth product outcomes with a weighted revenue metric and pipeline outcomes measurement. Furthermore, we implemented new STI caps whereby total revenue and growth revenue metrics cannot exceed target payout unless performance surpasses actual 2025 performance and EPS metric cannot exceed target payout unless outperforming the 90th percentile of analyst consensus (as of January 2026). These stringent performance targets reflect the rigor in setting and achieving these goals in 2026 and will help incentivize a continuation of Biogen’s growth mindset.

What We Changed	Why It Matters

✓  Payouts for 2026 revenue and growth revenue metrics cannot exceed target unless performance surpasses 2025 achievement.

✓  Payout for 2026 EPS metric cannot exceed target unless achievement outperforms 90th percentile of analyst consensus (as of January 2026).

✓ Ensures payouts reflect true year over year improvement.

Long-Term Incentives

2025 LTI Program

Below is a summary of the mix of annual LTI awards granted to our NEOs in 2025.

Terms	Performance Stock Units	Restricted Stock Units

Proportion of Annual Target Grant	60%	40%

Performance Period(s)	3 years (2025-2027)	n/a

Metrics & Weightings	Relative Total Stockholder Return: 50% Adjusted EPS CAGR: 50%	n/a

Threshold / Maximum Payout (% of Target Award)	0% / 200%	n/a

Vesting	3-Year Cliff Vesting	Annual Ratable Vesting over 3 years (1/3 per year)

All annual LTI awards granted to our executive officers are variable and designed to reward long-term company performance.

2026 Proxy Statement	-43-

Compensation Discussion and Analysis

Our LTI program for our executive officers in 2025 consisted of PSUs and RSUs, with 60% of the annual LTI total target grant date value of awards allocated in PSUs (assuming target performance) and 40% allocated in RSUs. The PSUs granted to our executive officers are performance-based and settled in our common stock. The performance conditions applicable to these PSUs are described in further detail below. The RSUs granted to our executive officers are time-based and settled in our common stock.

Our annual LTI target grant values are determined based on an executive officer’s individual performance, potential future contributions and market competitiveness, as well as other factors. In determining the LTI target grant value for a year, our CMDC reviews LTI awards made by companies in our peer group and, in certain circumstances, the broader market, and reviews the total compensation level of our executive officers against that of companies in our peer group and, in certain circumstances, the broader market. In general, we place a heavier weight on LTI awards in our executive compensation program to better align the interests of our executives with those of our stockholders.

Our established practice is to grant LTI awards annually following the completion of our internal performance reviews of our executive officers as well as our external market review of equity practices of our peer group and the broader market, including data from the Willis Towers Watson survey described later in this document.

In 2025, the annual LTI grant values for our NEOs (assuming target performance) were as follows:

Name	LTI Grant Value

C. Viehbacher	$16,500,000

R. Kramer	$3,750,000

S. Alexander	$5,250,000

P. Singhal	$5,000,000

N. Murphy	$5,000,000

The performance metrics for the 2025 PSUs are a three-year cumulative rTSR and EPS CAGR, each weighted 50%. The 2025 PSUs will vest on the third anniversary of the date of grant, with the number of PSUs earned based on the cumulative rTSR and EPS CAGR metrics. This program is designed to drive our long-term business strategy, is reflective of competitive market practices and aligns with stockholder interests. We believe measuring rTSR and EPS CAGR is critical to see how we perform in comparison to the market. The actual value (if any) of PSUs will not be realized by our NEOs until the three-year period ends and then only if the applicable performance goals are achieved. The table below outlines a summary of PSU awards granted in 2025.

rTSR	Description

rTSR Comparison Group	Comparator group includes the peer group used for executive compensation benchmarking in 2025 plus the NBI, excluding companies with less than a $5B market capitalization.

Performance Period	3 years: 2025-2027

Performance Goals & Payouts		Threshold	Target	Maximum
	Goal	25th Percentile	50th Percentile	75th Percentile
	Payout	25% of Target	100% of Target	200% of Target
There is no payout for performance below threshold and payouts are capped at 200% of target. Payouts are interpolated for performance between threshold, target and maximum.

Absolute TSR Cap	In the event our absolute TSR performance over the 2025-2027 period is negative, any payouts under this program will be capped at target, irrespective of rTSR performance.

EPS CAGR	Description

Performance Period	3-year CAGR of EPS Growth: 2025-2027 actual financial results

Performance Goals & Payouts	Goal payouts based on various levels of EPS CAGR
		Threshold	Target	Maximum
	Payout	50% of Target	100% of Target	200% of Target

We do not disclose our forward-looking EPS CAGR targets, which is consistent with industry practice, because such disclosure could be interpreted as premature guidance and potentially competitively harmful. While we are not disclosing the specific EPS CAGR targets, we believe that achievement of target performance under these awards is challenging but achievable, requiring

2026 Proxy Statement	-44-

Compensation Discussion and Analysis

strong operational execution over the three-year performance period. We will continue to disclose performance achievement at the end of the 3-year performance period. The actual value that will be realized from annual PSU awards depends on the degree of achievement of performance goals, with 100% of the PSUs (based on the grant date target value) settled in our common stock based upon achievement of a cumulative three-year rTSR metric and a three-year EPS CAGR. The actual value that will be realized from PSU awards depends on the closing stock price on each of the dates such awards vest. If the vesting price is higher than the grant price, the value of stock that vest will increase and in contrast, if the vesting price is lower than the grant price, the value of stock that vest will be decreased. Our common stock price is influenced by the company’s performance as well as external market factors.

2024 LTI Program

Our LTI program for our executive officers in 2024 operates with the same design as the 2025 program. We will disclose the details of the 2024 PSU award payout following the completion of the performance period.

rTSR	Description

rTSR Comparison Group	Comparator group includes the peer group used for executive compensation benchmarking in 2024 plus the NBI, excluding companies with less than a $5B market capitalization.

Performance Period	3 years: 2024-2026

Performance Goals & Payouts		Threshold	Target	Maximum
	Goal	25th Percentile	50th Percentile	75th Percentile
	Payout	25% of Target	100% of Target	200% of Target
There is no payout for performance below threshold and payouts are capped at 200% of target. Payouts are interpolated for performance between threshold, target and maximum.

Absolute TSR Cap	In the event our absolute TSR performance over the 2024-2026 period is negative, any payouts under this program will be capped at target, irrespective of rTSR performance.

EPS CAGR	Description

Performance Period	3-year CAGR of EPS Growth: 2024-2026 actual financial results

Performance Goals & Payouts	Goal payouts based on various levels of EPS CAGR
		Threshold	Target	Maximum
	Payout	50% of Target	100% of Target	200% of Target

2023 LTI Program

Our LTI program for our executive officers in 2023 consisted of PSUs and RSUs, with the annual LTI total target grant date value split evenly between PSUs and RSUs (assuming target performance on PSUs). The performance metric for the 2023 PSUs was a three-year cumulative rTSR metric. The 2023 PSUs vested on the third anniversary of the date of grant, with the number of PSUs earned based on the cumulative rTSR metric. The actual value of PSUs was not realized by our NEOs until the three-year period ended and then only if the applicable performance goals were achieved. At the beginning of the three-year period for our 2023 PSU awards, our CMDC approved the targets for the metric.

rTSR	Description

rTSR Comparison Group	Peer group used for executive compensation benchmarking in 2023

Performance Period	3 years: 2023-2025

Performance Goals & Payouts		Threshold	Target	Maximum
	Goal	25th Percentile	55th Percentile	75th Percentile
	Payout	25% of Target	100% of Target	200% of Target
There is no payout for performance below threshold and payouts are capped at 200% of target. Payouts are interpolated for performance between threshold, target and maximum.

Absolute TSR Cap	In the event our absolute TSR performance over the 2023-2025 period is negative, any payouts under this program will be capped at target, irrespective of rTSR performance.

2026 Proxy Statement	-45-

Compensation Discussion and Analysis

2023 PSU Award Payout

Set forth below is a summary of the performance metrics and weightings that our CMDC established for our 2023 PSU awards and the degree to which we achieved the performance goals for the 2023 PSUs. Relative TSR was below the 25th percentile over the 2023 to 2025 performance period. These PSUs, which comprised 50% of each NEO’s LTI award, did not achieve any payout value, consistent with the program design. This had a significant impact on the realizable pay of our executive officers. It is important to note that the CMDC has not provided any special awards or adjustments to offset these results further demonstrating our commitment to pay outcomes under our pay-for-performance programs.

2023 PSU Payout Table

			Performance Target

Performance Metrics	Performance Period	Threshold	Target	Max	Results	Weight	Payout

rTSR	2023-2025	25th Percentile 25% of Target	55th Percentile 100% of Target	75th Percentile 200% of Target	13th Percentile	100%	0%
2023 PSU Multiplier							0%

Looking Ahead: 2026 LTI Program

To further strengthen the LTI program’s alignment to achieving Biogen’s long-term goals and ensure that the program targets are set with the rigor our stockholders expect, we will be implementing the following changes in 2026:

What We Changed	Why It Matters
✓ Added a 25% pipeline milestone metric to rebalance metric weightings: 50% rTSR / 25% Pipeline / 25% 3-yr EPS CAGR ✓ Increased rTSR target from the 50th to 55th percentile	✓ Strengthens differentiation, emphasizes R&D value creation, and supports long-term stockholder return

Roles and Responsibilities

Role of the CMDC

The CMDC oversees and administers our executive compensation programs. In making executive compensation decisions, the CMDC reviews a variety of factors and data, most importantly our company performance and individual executive performance, and considers the totality of compensation that may be paid and the value of short- and long-term incentives that may be granted. In addition, the CMDC administers our STI and LTI programs and reviews business achievements relevant to payouts under our compensation plans, makes recommendations to our Board with respect to compensation policies and practices as well as the compensation of our CEO and seeks to ensure that total compensation paid to our executive officers is fair, competitive and aligned with stockholder interests. The CMDC hires outside advisors, when it deems appropriate, to assist it in reviewing and revising our executive compensation programs.

The duties and responsibilities of the CMDC are described in this section and can be found in the CMDC’s written charter adopted by our Board, which is available on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section.

Role of the Independent Compensation Consultant

The CMDC believes that independent advice is important in developing and overseeing our executive compensation programs. For 2025, Pay Governance was the CMDC’s independent compensation consultant. Pay Governance did not provide any other services to Biogen and engaged in other matters as needed and as directed solely by the CMDC.

Reporting directly to the CMDC, the CMDC’s independent compensation consultant provided guidance on trends in CEO, executive officer and non-employee director compensation, the development of specific executive compensation programs and the composition of the company’s compensation peer group used for market comparisons. Additionally, the compensation consultant prepared a comprehensive report on CEO pay that compares each element of our CEO’s compensation to that of CEOs at companies in our peer group. Using this and other similar information, the CMDC recommends, and our Board approves, the elements and target levels of our CEO’s compensation and the CMDC approves the elements and target levels of compensation for our other executive officers.

The CMDC assesses the compensation consultant’s independence annually and, in accordance with applicable SEC and Nasdaq rules, confirmed in December 2025 that the consultant’s work did not raise any conflicts of interest and remains independent under applicable rules.

2026 Proxy Statement	-46-

Compensation Discussion and Analysis

Role of our CEO

Each year our CEO provides an assessment of the performance of each executive committee member, other than himself, during the prior year and recommends to the CMDC the compensation to be paid or awarded to each executive. Our CEO’s recommendations are based on numerous factors, including:

•	company, team and individual performance;

•	potential for future contributions;

•	leadership competencies, skills and experience;

•	external market competitiveness;

•	internal pay comparisons; and

•	other factors deemed relevant.

To understand the external market competitiveness of the compensation for our NEOs, our CEO and the CMDC review a report analyzing publicly available information and surveys prepared by our internal compensation group and reviewed by the independent compensation consultant. The report compares the compensation of each NEO, other than our CEO, to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element (please see “External Market Competitiveness and Peer Group” below for further details). The CMDC considers all of the information presented, discusses the recommendations with our CEO and with the independent compensation consultant and applies its judgment to determine the elements of compensation and target compensation levels for each NEO, other than the CEO.

Our CEO also provides a self-assessment of his achievements for the prior year. The CMDC reviews and considers this in analyzing the CEO’s performance and in recommending the compensation of our CEO for approval by our Board. Our CEO does not participate in any deliberations regarding his own compensation.

External Market Competitiveness and Peer Group

We consider market practices and trends when determining executive compensation levels and compensation program design at Biogen. We review external market practices as a reference point to assist us in providing programs designed to attract, retain and inspire extraordinary talent. The CMDC also uses peer group and other market data to provide context for its executive compensation decision-making. Each year the CMDC’s independent compensation consultant reviews the external market data and evaluates the composition of our peer group for appropriateness.

The CMDC reviews the information provided from internal sources as well as the information provided by the CMDC’s independent compensation consultant to select our peer group based on comparable companies that approximate (1) our scope of business, including revenue and market capitalization, (2) our global geographical reach, (3) our research-based business with multiple marketed products and (4) a comparable pool of talent for which we compete.

The peer group used for setting 2025 target compensation levels and making related compensation decisions for the NEOs consisted of the biotechnology and pharmaceutical companies listed below, as we compete for executive talent with companies in these sectors. This peer group was determined by the CMDC in September 2024 for setting 2025 pay based on an in-depth review by its independent compensation consultant, which included an assessment of potential comparators to evaluate the degree to which the current peers are generally reflective of Biogen’s profile in terms of valuation, size, maturity, global scale and complexity. The assessment also included an examination of the broader marketplace to identify appropriate and relevant removals and/or additions to the peer group. The peer group used for 2025 was unchanged from 2024, except for the removal of Seagen Inc. following its acquisition by Pfizer Inc. in December 2023.

2025 Peers

Biotechnology Peers	Pharmaceutical Peers

Amgen Inc.

Alnylam Pharmaceuticals, Inc.

BioMarin Pharmaceutical Inc.

Gilead Sciences Inc.

Incyte Corporation

Moderna, Inc.

Neurocrine Biosciences, Inc.

Regeneron Pharmaceuticals, Inc.

United Therapeutics Corporation

Vertex Pharmaceuticals Incorporated

AbbVie Inc. Bristol-Myers Squibb Company Eli Lilly and Company Jazz Pharmaceuticals plc Merck & Co, Inc.

2026 Proxy Statement	-47-

Compensation Discussion and Analysis

Looking Ahead: 2026 Peers

In response to stockholder and proxy advisory firm engagement, the CMDC, in partnership with our independent advisor, reviewed the peer group in October 2025. At that time, it was decided to remove Eli Lilly, AbbVie and Merck and add BeOne Medicines to align our peer group closer to Biogen’s size, revenue, and market cap. This updated peer group will be utilized in setting 2026 compensation decisions.

What We Changed	Why It Matters
✓ Rebalanced peer group to better reflect Biogen’s size, revenue, and market cap by removing Eli Lilly, AbbVie and Merck while adding BeOne Medicines.	✓ Improves comparability and rigor in benchmarking.

For each of the companies in our peer group, when available, we analyze the company’s CD&A and other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our NEOs, including our CEO. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the executive compensation programs as well as the targeted value of the compensation under these programs.

For our Executive Committee, other than our CEO, we may supplement the data from our peer group with published compensation surveys. For 2025, consistent with past years, we used the Willis Towers Watson survey. We chose the Willis Towers Watson survey because of the number of companies in our peer group that participate in it, the number of positions reported by the survey that continue to be comparable to our NEO positions and the high standards under which we understand the survey is conducted (including data collection and analysis methodologies). All of the companies in our peer group are represented in a special cross-section of the Willis Towers Watson survey focused on our peer group.

This survey data includes other relevant companies in the biotech and pharmaceutical industry with which we compete for talent.

A summary of the process our CMDC follows in setting compensation is described below:

CMDC Compensation Setting Process

Target Setting	Management creates an AOP that discusses potential goals for the upcoming year that are tied to the short- and longer-term strategic goals of the company as well as individual goals for our executive officers.
The AOP for the year is approved by our Board. As part of the AOP approval process, our Board considers many factors relevant to our business, reputation, and strategy, including pipeline and business development, pricing and patient access, market expectations and intellectual property risk.
The performance goals and targets under our executive compensation plans are generally aligned with the AOP.
Payout levels for each performance goal are recommended by management and approved by our CMDC.
The performance goals are then applied to the compensation opportunities for our executive officers, including NEOs, so that executive incentive goals are in alignment with company goals for the year.
Annually the CMDC reviews base salaries, STI and LTI program ranges, plan designs, benefits and peer group and other broader market data.

Monitoring & Tracking	Progress against the performance goals are monitored throughout the year based on reports and analysis on progress towards milestones and other success measures.

Results & Awards	Our CEO recommends compensation levels for each NEO, other than himself, for the CMDC’s review in the context of such executive officer’s contributions to the company and the other factors described above.
The CMDC reviews, discusses and approves the final compensation for each NEO, other than our CEO, including base salary, STI and LTI awards.
The CMDC reviews CEO goal progress and results and recommends the compensation of our CEO, including base salary, STI and LTI awards, to the Board for approval.

Our CMDC is committed to ensuring that award payouts are reflective of our performance outcomes, aligned with stockholder value and hold the executive officers, which includes all of our NEOs, accountable for the company’s business performance compared to original goals.

2026 Proxy Statement	-48-

Compensation Discussion and Analysis

Retirement Plans

We maintain a tax-qualified 401(k) plan, as well as an SSP, which is a non-qualified deferred compensation plan covering our executive officers and other eligible employees in the U.S. We offer the SSP as part of the retirement savings component of our benefits program. We designed the SSP to be competitive with the non-qualified deferred compensation plans offered by companies in our peer group at the time it was adopted. Details of the SSP are discussed under the heading “2025 Non-Qualified Deferred Compensation” below.

Other Benefits

In addition to eligibility for the benefit programs generally provided to all employees, such as our employee stock purchase plan, 401(k) plan and medical, dental, vision, life and disability insurance, we provide certain supplemental benefits to our executives. These benefits include:

Life Insurance

All of our U.S. executive officers, including our NEOs, receive company-paid term life insurance equal to three times their annual base salary, up to a maximum benefit amount. In 2025 the maximum benefit amount for the CEO and all other NEOs was $3.5 million. The guaranteed issue amount which is the maximum amount of insurance an employee can receive without evidence of insurability when first eligible under the plan for the CEO is $1.5 million, and $2.25 million for all of our U.S. executive officers, including our NEOs. Employees who are not executive officers receive company-paid term life insurance equal to two times their annual base salary. The additional value of company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for our employees based on their positions within the company. The cost of company-paid life insurance in excess of a $50,000 insurance level is taxable income to U.S. employees and is not grossed up by the company.

Executive Physicals, Tax Preparation, Financial and Estate Planning

Our executive officers are eligible for reimbursement of expenses incurred for tax preparation and financial and estate planning services as well as the purchase of tax preparation and financial planning software, subject to combined annual expense limits of $7,500 for our EVPs and the CEO. Such reimbursements are taxable income to our executives and are not grossed up.

All of our executive officers, including our CEO, are eligible for reimbursement for the cost of their executive annual physicals, subject to the combined annual expense limits noted above of $7,500 for our EVPs and the CEO. This benefit provides our executive officers with additional flexibility to proactively manage their health and wellness.

Relocation Expenses

Under our Executive Relocation Policy, we will, in certain circumstances, provide relocation benefits when employees first join us.

Post-Termination Compensation and Benefits

We provide severance benefits to all of our executive officers if their employment is terminated without cause or in certain other circumstances. The terms of these arrangements and the amounts payable under them are described below for each NEO under the heading “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that severance protection is necessary to help our executives maintain their focus on the best interests of the company when providing advice to the company and when making strategic decisions about a potential corporate transaction or change in control, and further encourages effective leadership in the closing and integration of significant transactions affecting the company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our CEO, EVPs and Chief Accounting Officer to strengthen and reinforce the link our compensation programs create between our executives and our stockholders. A summary of our stock ownership guidelines for our CEO, EVPs and Chief Accounting Officer is set forth below.

Level	Number of Shares Equal in Value to:

CEO	6x base salary

Executive Vice Presidents	3x base salary

Chief Accounting Officer	1x base salary

These executive officers have five years from their initial appointment to meet this requirement. In the event the requirement is not met within that time, 100% of vested stock received in respect of LTI awards is required to be held until the requirement is satisfied. Only stock owned outright and underlying vested or earned performance-based equity awards is credited toward the stock

2026 Proxy Statement	-49-

Compensation Discussion and Analysis

ownership requirement. Shares underlying unvested or unearned performance-based equity awards are not included in the calculation. All of our executive officers currently meet the stock ownership requirement or are still within the five-year period to meet such requirement.
Recoupment of Compensation
We may recover compensation from our employees, including our executive officers, who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the company, violates our Code of Business Conduct, results in a restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure,
non-competition
and/or
non-solicitation
agreements. Our 2025 Performance-Based Management Incentive Plan allows for the forfeiture and/or repayment of cash-based awards and our 2017 Omnibus Equity Plan and our 2024 Omnibus Equity Plan allows for the cancellation of LTI awards in these circumstances as well as the forfeiture of stock or cash acquired upon vesting or sale of LTI awards. In addition, cash sign-on
bonuses paid to our NEOs may be subject to repayment if the NEO voluntarily resigns from the company or if his or her employment is terminated by the company in certain circumstances. In 2023 the CMDC approved a clawback policy compliant with the final rules issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 applicable Nasdaq listing standards providing for the recoupment of erroneously paid compensation in the case of certain accounting restatements.

Insider Trading, Hedging and Pledging Policy Prohibitions
We maintain a Global Insider Trading and Information Policy that prohibits our employees, including executive officers, temporary staff and directors, members of their immediate family and family trusts (or similar entities) controlled by or benefitting such persons from, among other things, (i) buying or selling our common stock (or the common stock of the companies we do business with) while aware of any material nonpublic information, (ii) engaging in hedging or derivative or similar transactions with respect to the company’s equity securities, including, purchases or sales of puts and calls, options, forward contracts, put and call collars, equity or performance swap or exchange fund agreements, or any similar agreements or arrangements and (iii) purchasing company stock on margin, borrowing against any account in which company securities are held, pledging company securities as collateral for a loan or engaging in short sales of the company’s securities. No categories of hedging transactions are specifically permitted by our Global Insider Trading and Information Policy and those that are specifically prohibited are noted above.
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, executive officers, employees, temporary staff and Biogen itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. A copy of our Global Insider Trading and Information Policy is filed as Exhibit 19.1 to our 2025 Annual Report on Form
10-K.

2026 Proxy Statement	-50-

Compensation Discussion and Analysis
Timing of Equity Awards
While we do not have a specific policy on the timing of equity awards to our NEOs, our longstanding practice has been to consider and grant annual equity awards to our NEOs at our February Board meeting. We also occasionally grant new hire or other special grants in connection with recruitment of executive officers or other business needs. We do not take material nonpublic information into account when determining the timing and terms of awards nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We do not currently grant awards of stock options, stock appreciation rights or similar option-like awards to our NEOs, but the Board has done so in the past (including in connection with the recruitment and hiring of our CEO) and reserves the right to grant such awards in the future.
Tax-Deductibility
of Compensation
Section 162(m) of the Internal Revenue Code generally limits the amount a company may deduct for compensation in excess of $1.0 million paid to certain “covered employees,” subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. Our CMDC regularly reviews the provisions of our plans and programs, works with its independent compensation consultant and reviews and considers, among other things, the tax deductibility of compensation payments. Our CMDC, however, believes that compensation programs that attract, retain and reward executive talent and achievement are necessary for our success and, therefore, are in the best interests of the company and our stockholders without regard to the potential deductibility of the compensation payable under such programs. Consequently, our CMDC will pay or provide, and has paid or provided, compensation that is not tax deductible in whole or in part.
Compensation and Management Development Committee Report
The CMDC furnishes the following
repor
t:
The CMDC has reviewed and discussed the CD&A with Biogen management. Based on this review and discussion, the CMDC recommended to the Board that the CD&A be included in this Proxy Statement.
Submitted by,
Jesus B. Mantas (Chair)
Maria C. Freire
Susan K. Langer
Menelas Pangalos
Eric K. Rowinsky

2026 Proxy Statement	- 51 -

Executive Compensation Tables

Summary Compensation Table

The following table shows the compensation paid to or earned by our NEOs during the years ended December 31, 2025, December 31, 2024, and December 31, 2023, for the year(s) in which they were a NEO under applicable SEC rules.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Non-Equity Incentive Plan Compensation(3) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (g)	All Other Compensation(5) (h)	Total (i)
Christopher A. Viehbacher President and Chief Executive Officer	2025	$1,727,885	—	$18,368,875	$3,190,875	—	$358,369	$23,646,004
	2024	$1,600,000	—	$18,010,911	$4,308,480	$3,573	$243,701	$24,166,665
	2023	$1,600,000	—	—	$2,376,000	$39	$93,874	$4,069,913
Robin C. Kramer(6) Executive Vice President and Chief Financial Officer	2025	$759,617	—	$4,173,781	$788,252	—	$84,934	$5,806,584

Susan H. Alexander Executive Vice President, Chief Legal Officer	2025	$1,028,111	—	$5,845,129	$1,062,219	$37,718	$159,340	$8,132,517
	2024	$954,192	—	$3,879,219	$1,516,537	—	$155,881	$6,505,829
	2023	$924,417	—	$4,600,947	$846,611	$148,759	$183,118	$6,703,852
Priya A. Singhal Head of Development	2025	$929,712	$898	$5,566,081	$950,833	—	$123,863	$7,571,387
	2024	$816,346	—	$4,433,862	$1,020,938	$2,110	$114,407	$6,387,663

Nicole C. Murphy Head of Pharmaceutical Operations and Technology	2025	$909,109	—	$5,566,081	$977,828	—	$122,487	$7,575,505
	2024	$764,567	—	$3,879,219	$999,034	—	$97,539	$5,740,359
	2023	$670,642	—	$4,268,453	$676,603	—	$98,621	$5,714,319
Michael R. McDonnell(7) Former Executive Vice President and Chief Financial Officer	2025	$226,895	—	—	—	—	$43,955	$270,850
	2024	$992,531	—	$4,433,862	$1,211,989	$1,056	$187,296	$6,826,734
	2023	$945,268	—	$4,960,629	$1,129,183	$837	$131,684	$7,167,601

Notes to the Summary Compensation Table

(1)	The amount in column (d) reflects a special service-based recognition award provided to Dr. Singhal in 2025.
(2)

The amounts in column (e) reflect the grant date fair value, computed in accordance with ASC 718, for RSUs and PSUs granted during 2025, 2024 and 2023, excluding the effect of estimated forfeitures. The 2025 and 2024 amounts include rTSR PSUs, EPS CAGR PSUs and RSUs. Under the former LTI design, a portion of PSUs were settled in cash. The cash portion of PSUs are included in the year when the applicable performance goals were set and the fair value of the PSUs was determinable. For NEOs, except Mr. Viehbacher, the 2023 amounts include rTSR PSUs, RSUs, and one-third of the cash-settled PSUs from 2021, which is the tranche of the award for which performance goals were set in 2023 relating to the 2023 performance period. The grant date fair value for rTSR PSU awards was determined as of the date of grant using a lattice model with a Monte Carlo simulation based on the probable outcome of applicable performance conditions. The grant date fair value for RSU and EPS CAGR PSU awards was determined by multiplying the number of stock subject to the award (assuming target performance for such PSUs) by the closing price of the company’s common stock on the grant date.

	2025		2024		2023
Executive Officer	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Mr. Viehbacher	$11,768,602	$23,537,204	$11,510,318	$23,020,635	—	—
Ms. Kramer	$2,673,913	$5,347,826	—	—	—	—
Ms. Alexander	$3,745,172	$7,490,343	$2,479,276	$4,958,552	$2,725,541	$5,451,081
Dr. Singhal	$3,565,783	$7,131,565	$2,834,271	$5,668,542	—	—
Ms. Murphy	$3,565,783	$7,131,565	$2,479,276	$4,958,552	$2,468,691	$4,937,382
Mr. McDonnell	—	—	$2,834,271	$5,668,542	$2,961,052	$5,922,104

(3)	The amounts in column (f) reflect actual non-equity incentive plan compensation paid under our STI program for the applicable year.
(4)

The amounts in column (g) reflect earnings in the SSP that are in excess of 120% of the applicable federal long-term rate. The federal long-term rates applied in this calculation are 5.44%, 5.32% and 5.33% for 2025, 2024 and 2023, respectively. The SSP is described under the heading “2025 Non-Qualified Deferred Compensation” on page 56.

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Executive Compensation Tables

(5)	The amounts in column (h) for 2025 reflect the following:

Executive Officer	Company Matching Contribution to 401(k) Plan Account	Company Contribution to SSP Account	Personal Health and Financial Planning*	Value of Company-Paid Life Insurance Premiums

Mr. Viehbacher	$21,000	$336,278	—	$1,091

Ms. Kramer	$21,000	$55,766	$6,804	$1,364

Ms. Alexander	$21,000	$128,851	$7,400	$2,089

Dr. Singhal	$21,000	$92,802	$8,261	$1,800

Ms. Murphy	$21,000	$89,816	$9,977	$1,694

Mr. McDonnell	$21,000	$13,819	$7,500	$1,636

*

Represents reimbursements of expenses relating to tax, financial and estate planning and executive physicals as described under the heading “Executive Physicals, Tax Preparation, Financial and Estate Planning” above. The amount for Dr. Singhal includes the 2025 benefit of $4,700 and reimbursement in 2025 of the 2024 benefit of $3,561. The amount for Ms. Murphy includes the 2025 benefit of $2,477 and reimbursement in 2025 of the 2024 benefit of $7,500.

(6)

Ms. Kramer was promoted to the role of Executive Vice President and Chief Financial Officer effective March 1, 2025. Previously, Ms. Kramer served as Biogen’s Senior Vice President and Chief Accounting Officer. Amounts reflect totals received in 2025 for service in the two roles.

(7)

Mr. McDonnell ceased to be our Executive Vice President and Chief Financial Officer and retired on March 1, 2025. Mr. McDonnell’s base salary was prorated for the period of the year during which he was employed by the company. Mr. McDonnell was not eligible to receive a bonus under our 2025 STI program, and, upon his retirement, any unvested equity holdings were forfeited consistent with the 2017 Omnibus Equity Plan and 2024 Omnibus Equity Plan.

2025 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2025, except Mr. McDonnell who retired from the company on March 1, 2025, and was not eligible to receive a bonus under our 2025 STI program and did not receive grants of PSUs or RSUs in 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares or Units (#)	All other option awards: Number of securities underlying options (#)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Christopher A. Viehbacher	02/06/2025	(3)	$628,125	$2,512,500	$5,653,125	—	—	—	—	—	—
	02/06/2025	(4)	—	—	—	8,693	34,770	69,540	—	—	$6,818,397
	02/06/2025	(5)	—	—	—	17,385	34,770	69,540	—	—	$4,950,205
	02/06/2025	(6)	—	—	—	—	—	—	46,360	—	$6,600,273
Robin C. Kramer	02/06/2025	(3)	$141,062	$564,247	$1,269,555	—	—	—	—	—	—
	02/06/2025	(4)	—	—	—	1,975	7,900	15,800	—	—	$1,549,190
	02/06/2025	(5)	—	—	—	3,950	7,900	15,800	—	—	$1,124,723
	02/06/2025	(6)	—	—	—	—	—	—	10,535	—	$1,499,868
Susan H. Alexander	02/06/2025	(3)	$199,141	$796,565	$1,792,271	—	—	—	—	—	—
	02/06/2025	(4)	—	—	—	2,766	11,065	22,130	—	—	$2,169,847
	02/06/2025	(5)	—	—	—	5,533	11,065	22,130	—	—	$1,575,324
	02/06/2025	(6)	—	—	—	—	—	—	14,750	—	$2,099,958
Priya A. Singhal	02/06/2025	(3)	$170,156	$680,625	$1,531,406	—	—	—	—	—	—
	02/06/2025	(4)	—	—	—	2,634	10,535	21,070	—	—	$2,065,914
	02/06/2025	(5)	—	—	—	5,268	10,535	21,070	—	—	$1,499,868
	02/06/2025	(6)	—	—	—	—	—	—	14,050	—	$2,000,299
Nicole C. Murphy	02/06/2025	(3)	$167,379	$669,516	$1,506,411	—	—	—	—	—	—
	02/06/2025	(4)	—	—	—	2,634	10,535	21,070	—	—	$2,065,914
	02/06/2025	(5)	—	—	—	5,268	10,535	21,070	—	—	$1,499,868
	02/06/2025	(6)	—	—	—	—	—	—	14,050	—	$2,000,299

Notes to the 2025 Grants of Plan-Based Awards Table

(1)	Reflects the potential future payouts of awards granted in 2025 under our 2025 STI program and our LTI program as of the respective grant dates.
(2)

Represents the grant date fair value of PSUs and RSUs, as applicable, computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The grant date fair value for rTSR PSU awards is determined as of the date of grant using a lattice model with a Monte Carlo

2026 Proxy Statement	-53-

Executive Compensation Tables

simulation based on the probable outcome of applicable performance conditions. In addition, the grant date fair value for EPS CAGR PSUs and RSUs is determined as of the date of grant using the closing price of our common stock on the grant date. The assumptions used to calculate the grant date fair value of stock awards are included in footnote 16 of our 2025 Annual Report on Form 10-K. The maximum payouts for these awards are included in the footnotes following the Summary Compensation Table above.
(3)

These amounts relate to our 2025 STI program. The amounts shown in column (d) represent the 2025 target payout amount based on the target percentage applied to each NEO’s base salary as of December 31, 2025. For 2025, the bonus targets were 150% of base salary for Mr. Viehbacher, 80% of base salary for Ms. Kramer and Ms. Alexander and 75% of base salary for Ms. Murphy and Dr. Singhal. For Ms. Kramer, the amounts reported are based on a prorated bonus target for 2025 based on the March 1, 2025, promotion date. The amounts in column (c), (d) and (e) represent a payment if the Company Multiplier and the Individual Multiplier were each 50%, 100% and 150%, respectively. Actual amounts paid to each NEO under our 2025 STI program are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(4)

These amounts relate to the annual grant of rTSR PSUs. The rTSR PSUs are earned based on three-year cumulative rTSR performance after the end of a three-year performance period (1/1/25-12/31/27) and vest on the third anniversary of the date of grant. The number and value shown in columns (g) and (k), respectively, assume target performance results. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” on page 43.

(5)

These amounts relate to the annual grant of EPS CAGR PSUs. The EPS CAGR PSUs are earned based on three-year compound annual growth EPS performance after the end of a three-year performance period (1/1/25-12/31/27) and vest on the third anniversary of the date of grant. The number and value shown in columns (g) and (k), respectively, assume target performance results. For additional information on the EPS CAGR PSU awards, please see “Long-Term Incentives” on page 43.

(6)	These amounts relate to the annual grant of RSUs. The RSU awards will be eligible to vest in approximately equal annual installments on the first, second and third anniversaries of the grant date.

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Executive Compensation Tables

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2025, for each of our NEOs.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards
Name	Grant Date								Number of Unearned Shares or Units That Have Not Vested	Market Value of Unearned Shares or Units That Have Not Vested(1)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Christopher A. Viehbacher	12/1/2022	(2)	80,522	—	$301.85	12/1/2032	—	—	—	—
	2/7/2024	(3)	—	—	—	—	—	—	5,066	$891,565
	2/7/2024	(4)	—	—	—	—	—	—	10,133	$1,783,307
	2/7/2024	(5)	—	—	—	—	18,017	$3,170,812	—	—
	2/6/2025	(3)	—	—	—	—	—	—	34,770	$6,119,172
	2/6/2025	(4)	—	—	—	—	—	—	34,770	$6,119,172
	2/6/2025	(5)	—	—	—	—	46,360	$8,158,896	—	—
Robin C. Kramer	2/8/2023	(3)	—	—	—	—	—	—	—	—
	2/8/2023	(5)	—	—	—	—	789	$138,856	—	—
	2/7/2024	(3)	—	—	—	—	—	—	395	$69,516
	2/7/2024	(4)	—	—	—	—	—	—	790	$139,032
	2/7/2024	(5)	—	—	—	—	1,407	$247,618	—	—
	2/6/2025	(3)	—	—	—	—	—	—	7,900	$1,390,321
	2/6/2025	(4)	—	—	—	—	—	—	7,900	$1,390,321
	2/6/2025	(5)	—	—	—	—	10,535	$1,854,055	—	—
Susan H. Alexander	2/8/2023	(3)	—	—	—	—	—	—	—	—
	2/8/2023	(5)	—	—	—	—	2,190	$385,418	—	—
	2/7/2024	(3)	—	—	—	—	—	—	1,091	$192,005
	2/7/2024	(4)	—	—	—	—	—	—	2,183	$384,186
	2/7/2024	(5)	—	—	—	—	3,880	$682,841	—	—
	2/6/2025	(3)	—	—	—	—	—	—	11,065	$1,947,329
	2/6/2025	(4)	—	—	—	—	—	—	11,065	$1,947,329
	2/6/2025	(5)	—	—	—	—	14,750	$2,595,853	—	—
Priya A. Singhal	2/8/2023	(3)	—	—	—	—	—	—	—	—
	2/8/2023	(5)	—	—	—	—	1,829	$321,886	—	—
	2/7/2024	(3)	—	—	—	—	—	—	1,248	$219,636
	2/7/2024	(4)	—	—	—	—	—	—	2,495	$439,095
	2/7/2024	(5)	—	—	—	—	4,434	$780,340	—	—
	2/6/2025	(3)	—	—	—	—	—	—	10,535	$1,854,055
	2/6/2025	(4)	—	—	—	—	—	—	10,535	$1,854,055
	2/6/2025	(5)	—	—	—	—	14,050	$2,472,660	—	—
Nicole C. Murphy	2/8/2023	(3)	—	—	—	—	—	—	—	—
	2/8/2023	(5)	—	—	—	—	2,102	$369,931	—	—
	2/7/2024	(3)	—	—	—	—	—	—	1,091	$192,005
	2/7/2024	(4)	—	—	—	—	—	—	2,183	$384,186
	2/7/2024	(5)	—	—	—	—	3,880	$682,841	—	—
	2/6/2025	(3)	—	—	—	—	—	—	10,535	$1,854,055
	2/6/2025	(4)	—	—	—	—	—	—	10,535	$1,854,055
	2/6/2025	(5)	—	—	—	—	14,050	$2,472,660	—	—
Michael R. McDonnell(6)	—	—	—	—	—	—	—	—	—	—

Notes to the Outstanding Equity Awards at 2025 Fiscal Year-End Table

(1)	The market value of awards is based on the closing price of our stock on December 31, 2025 ($175.99) as reported on Nasdaq.
(2)	Stock options were granted to Mr. Viehbacher in 2022. They vested and became exercisable in approximately equal annual installments on the first, second and third anniversaries of the grant date.
(3)

rTSR PSUs were granted in 2023, 2024 and 2025. Actual rTSR PSUs are earned based on three-year cumulative rTSR performance after the end of a three-year performance period (1/1/23-12/31/25, 1/1/24-12/31/26 and 1/1/25-12/31/27, respectively) and vest on the third anniversary of the date of grant. For 2023 rTSR PSUs, the numbers and values shown in columns (g) and (h), respectively, reflect no earned PSUs based on actual rTSR performance. For 2024 rTSR PSUs, the numbers and values shown in columns (i) and (j), respectively, assume threshold

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Executive Compensation Tables

performance results. For 2025 rTSR PSUs, the numbers and values shown in columns (i) and (j), respectively, assume target performance results. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” on page 43.
(4)

EPS CAGR PSUs were granted in 2024 and 2025. Actual EPS CAGR PSUs are earned based on three-year cumulative EPS performance after the end of a three-year performance period (1/1/24-12/31/26 and 1/1/25-12/31/27, respectively) and vest on the third anniversary of grant. For 2024 EPS CAGR PSUs, the numbers and values shown in columns (i) and (j), respectively, assume threshold performance results. For 2025 EPS CAGR PSUs, the numbers and values shown in columns (i) and (j), respectively, assume target performance results. For additional information on the EPS CAGR PSU awards, please see “Long-Term Incentives” on page 43.

(5)	RSU awards were granted in 2023, 2024 and 2025. They vest in three annual installments beginning on the first anniversary of the grant date.
(6)

Mr. McDonnell ceased to be our Executive Vice President and Chief Financial Officer and retired on March 1, 2025. Upon his retirement, any unvested equity holdings were forfeited consistent with the 2017 Omnibus Equity Plan and 2024 Omnibus Equity Plan. Mr. McDonnell did not hold any Biogen equity awards as of December 31, 2025.

2025 Option Exercises and Stock Vested

The following table shows information regarding the exercise of stock options and the vesting of stock awards for each NEO during the year ended December 31, 2025. No NEO exercised stock options during 2025.

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Christopher A. Viehbacher	16,048	$2,524,852
Robin C. Kramer	2,325	$329,631
Susan H. Alexander	6,705	$950,816
Priya A. Singhal	6,925	$969,769
Nicole C. Murphy	6,314	$895,188
Michael R. McDonnell	7,808	$1,107,537

Notes to the 2025 Option Exercises and Stock Vested Table

(1)

No shares vested under PSU programs in 2025. The number of our actual common stock acquired on vesting of RSUs in 2025, after stock was withheld to pay the minimum withholding of taxes, was as follows:

Name	Net Shares Acquired
Christopher A. Viehbacher	9,443
Robin C. Kramer	1,604
Susan H. Alexander	4,664
Priya A. Singhal	4,502
Nicole C. Murphy	4,421
Michael R. McDonnell	4,935

(2)	The value realized for RSUs was calculated by multiplying the closing price of a share of our common stock on the vesting date by the total number of shares that vested on such date.

2025 Non-Qualified Deferred Compensation

The SSP covers our executive officers and other eligible employees in the U.S. Employees whose base salary and annual cash incentives for the year exceed a specified Internal Revenue Service’s limit ($350,000 in 2025) and who receive a company-paid restoration match on the portion of their base salary, annual bonus and cash payments in respect of CSPUs and cash-settled PSUs, as applicable, that exceeds this limit; the restoration match equals 6% of this excess compensation. The restoration match feature is intended to provide the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for the limit imposed by Section 401(a)(17) of the Internal Revenue Code ($350,000 for 2025). In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual bonus and cash payments in respect of CSPUs and cash-settled PSUs, as applicable, to the SSP. The company does not match participants’ voluntary contributions to the SSP. The SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the company match provided under our 401(k) plan.

Notional SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect the performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These notional investment options include the mutual funds similar to those offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the company’s retirement committee. For contributions to the SSP fixed rate option in 2025, this rate of return was set at 5.5%. Contributions to the fixed rate option continue to earn interest at the rate of return that was in effect during the year of contribution. The excess of the interest rate applicable to the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our NEOs during 2025 is shown in the Summary Compensation Table. We fund the SSP liabilities through COLI, which we purchase with the written consent of SSP participants, and investments in mutual funds. We believe that the COLI policies and mutual funds will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the company. Upon enrollment in the SSP, a participant must

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Executive Compensation Tables

elect when and how distributions will be made from the participant’s account. Distributions can be made upon termination of the participant’s employment, either in a lump sum or up to 15 annual installments, or at a specified future date while the participant is still employed (an “in-service” distribution), either in a lump sum or up to 5 annual installments. Further, upon enrollment, a participant must also elect a distribution method upon death or a CIC of the Company, which can either be a lump sum payment or, if different, the method selected for payment upon termination of employment.

The following table shows a summary of all contributions to, earnings on, and distributions received from, the SSP for each of our NEOs for the year ended December 31, 2025. The account balances as of year-end include all contributions and interest amounts earned by our NEOs through the end of 2025.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End(4)
Christopher A. Viehbacher	$3,188,725	$336,278	$1,017,722	—	$7,066,006
Robin C. Kramer	$433,133	$55,766	$86,745	—	$1,885,189
Susan H. Alexander	—	$128,851	$914,255	—	$17,446,815
Priya A. Singhal	$390,130	$92,802	$94,985	—	$1,392,647
Nicole C. Murphy	—	$89,816	$11,931	—	$336,428
Michael R. McDonnell	—	$13,819	$15,866	($444,326)	—

Notes to the 2025 Non-Qualified Deferred Compensation Table

(1)

The amounts in this column are also included, in part, in columns (c) and/or (g) of the Summary Compensation Table and represent deferral of salary and deferral of payments under our 2025 STI program, respectively.

(2)	The amounts in this column are also included in column (h) of the Summary Compensation Table for 2025 as company contributions to the SSP.
(3)	Earnings in excess of 120% of the applicable federal long-term rate are reported in column (h) of the Summary Compensation Table for 2025 for Ms. Alexander ($37,718).
(4)	The following table lists the compensation deferrals during 2024 and 2023 by our NEOs, as reported, where applicable, in the Proxy Statement for our 2025 and 2024 Annual Meetings:

	Amounts Previously Reported as Deferred
Name	2024*	2023*
Christopher A. Viehbacher	$1,823,200	$141,539
Robin C. Kramer	—	—
Susan H. Alexander	—	$1,137,552
Priya A. Singhal	$287,925	—
Nicole C. Murphy	—	—
Michael R. McDonnell	—	—

* This column also includes company contributions and compensation earned and deferred in prior years, which was disclosed in our prior Proxy Statements where applicable, together with earnings on these amounts.

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Policy

Our executive severance policy and benefits refer to certain key terms, including cause, CIC, corporate transaction, retirement, involuntary employment action and disability.

These terms are defined in the 2017 Omnibus Equity Plan and the 2024 Omnibus Equity Plan.

Executive Vice President Arrangements

Each of our NEOs, other than Mr. Viehbacher, was covered by our executive severance policy in 2025 under which he or she was eligible to receive the following benefits:

•

In the event of a termination of employment other than for cause and other than by reason of the executive’s death or disability, the NEO would be entitled to receive a lump sum severance payment equal to a minimum of 12 months of such NEO’s then base salary and target bonus as then in effect, with an additional two months of base salary and target bonus for each full year of service, up to a maximum benefit of 21 months of base salary and target bonus. We refer to the number of months of severance a NEO is entitled to receive as the “severance period.”

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•

If, within two years following a corporate transaction or a corporate CIC, the NEO experiences a termination of employment other than for cause and other than by reason of death or disability or experiences an involuntary employment action, the NEO would be entitled to a lump sum severance payment equal to two times the NEO’s annual base salary plus target annual bonus as then in effect. These payments are in lieu of any payment in the preceding paragraph.

The payment of these severance benefits is conditioned upon execution of an irrevocable release of claims in favor of the company.

The executive severance policy does not provide for severance upon a termination for cause, voluntary resignation, retirement or death or disability.

In any case where severance is payable under our executive severance policy, our NEOs would also receive continuation of medical, dental and vision insurance benefits until the earlier of the end of the severance period or the date the executive becomes eligible to participate in another employer’s medical, dental and vision insurance plans. NEOs would also be provided up to 12 months of executive-level outplacement services at Biogen’s cost.

Short-Term Incentive Program

Our STI program provides for a prorated target bonus payment upon a termination of employment due to the death or disability of the participant.

Our STI program provides for payment of a full bonus to any participant remaining employed as of the date of payout.

Mr. Viehbacher Arrangements

We entered into an employment agreement with Mr. Viehbacher effective November 14, 2022. The agreement has an initial term that ended December 31, 2025, with the term automatically extending for additional 12-month periods unless otherwise terminated in accordance with the terms of the agreement.

Under Mr. Viehbacher’s employment agreement, if his employment is terminated by the company without cause or he resigns for good reason, then he would be entitled to a lump sum payment of cash severance in the amount of one and one-half times his annual base salary and target annual bonus and pro rata bonus for the year of termination. Mr. Viehbacher would also receive continuation of medical, dental and vision benefits until the earlier of 18 months following the date his employment terminates or the date upon which he becomes eligible to receive substantially comparable benefits through another employer. Mr. Viehbacher would also be provided with executive-level outplacement services for a 12-month period following the termination date at Biogen’s cost.

If, however, Mr. Viehbacher is terminated without cause or resigns for good reason within two years of a corporate transaction or a CIC, then he would be entitled to a lump sum payment of cash severance in the amount of two times his annual base salary and target annual bonus, a pro rata bonus for the year of termination and continuation of his medical, dental and vision benefits for up to 24 months.

Mr. Viehbacher also would be provided with executive-level outplacement services for a 12-month period following the termination date. If termination occurs within two years of a CIC, the initial options, PSUs and matching RSUs, to the extent unvested, would accelerate in full. The severance described under a CIC scenario would be in lieu, not in addition to, the severance described outside of a CIC.

Excise Tax Provisions

No executive officer is eligible to receive excise tax gross ups in respect of payments received in connection with a corporate transaction or corporate CIC.

Awards Under Equity Plans

Under the provisions of our 2017 Omnibus Equity Plan and our 2024 Omnibus Equity Plan, unless otherwise determined by our CMDC at the time of grant, awards will vest or become exercisable in full immediately prior to an involuntary employment action that occurs within two years following a corporate CIC (i.e., a “double trigger” protection).

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and a NEO’s employment is terminated in an involuntary employment action within two years following the corporate transaction, the equity awards that are assumed will become fully vested and, if applicable, exercisable.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen after reaching age 55 with 10 consecutive years of service (or five consecutive years, only in the case of Mr. Viehbacher), each then outstanding time-based equity award or earned performance-based equity award granted more than one calendar year prior to the retirement date not yet vested will become immediately vested upon such termination at a rate of 50% of the stock unvested at the time of retirement plus an additional 10% of the stock for each full year of service beyond 10 years of service (and performance-based awards would remain eligible to vest based on actual performance), with awards granted within one calendar year of the retirement

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date to only have 1/3rd of outstanding stock subject to this acceleration treatment. Upon a termination of employment due to death or disability, all unvested time-based equity awards and earned performance-based equity awards vest in full and all unearned performance-based equity awards remain eligible to vest based on actual performance. As of December 31, 2025, Ms. Alexander was eligible for retirement under our equity plans.

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each NEO under various termination events. The table assumes that the event occurred on December 31, 2025, for all NEOs except for Mr. McDonnell who retired from the company on March 1, 2025. The calculations use the closing price of our common stock as reported by Nasdaq on December 31, 2025, which was $175.99 per share.

Name and Payment Elements(1) (a)	Retirement(2) (b)	Qualifying Termination of Employment Not Following a Corporate Transaction or Change in Control(3) (c)	Qualifying Termination of Employment Following a Corporate Transaction or Change in Control(3) (d)

Christopher A. Viehbacher(4)

Severance	—	$6,281,250	$8,375,000

Performance-based Restricted Stock Units	—	—	$9,615,667

Time-based Restricted Stock Units	—	—	$11,329,708

Medical, Dental and Vision	—	$27,487	$36,649

Outplacement(5)	—	$32,000	$32,000

Total	—	$6,340,737	$29,389,024

Robin C. Kramer

Severance	—	$2,362,500	$2,700,000

Performance-based Restricted Stock Units	—	—	$2,184,750

Time-based Restricted Stock Units	—	—	$2,240,529

Medical, Dental and Vision	—	$32,068	$36,649

Outplacement(5)	—	$32,000	$32,000

Total	—	$2,426,568	$7,193,928

Susan H. Alexander

Severance	—	$3,136,474	$3,584,542

Performance-based Restricted Stock Units	$1,020,011	$1,020,011	$3,060,033

Time-based Restricted Stock Units	$1,933,543	$1,933,543	$3,664,112

Medical, Dental and Vision	—	$32,045	$36,623

Outplacement(5)	—	$32,000	$32,000

Total	$2,953,554	$6,154,073	$10,377,310

Priya A. Singhal

Severance	—	$2,779,219	$3,176,250

Performance-based Restricted Stock Units	—	—	$2,913,461

Time-based Restricted Stock Units	—	—	$3,574,885

Medical, Dental and Vision	—	$1,809	$2,068

Outplacement(5)	—	$32,000	$32,000

Total	—	$2,813,028	$9,698,664

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Executive Compensation Tables

Name and Payment Elements(1) (a)	Retirement(2) (b)	Qualifying Termination of Employment Not Following a Corporate Transaction or Change in Control(3) (c)	Qualifying Termination of Employment Following a Corporate Transaction or Change in Control(3) (d)

Nicole C. Murphy

Severance	—	$2,733,857	$3,124,408

Performance-based Restricted Stock Units	—	—	$2,913,461

Time-based Restricted Stock Units	—	—	$3,525,432

Medical, Dental and Vision	—	$44,277	$50,602

Outplacement(5)	—	$32,000	$32,000

Total	—	$2,810,134	$9,645,903

Notes to the Potential Post-Termination Payments Table

(1)

In the event of an executive’s death or disability, all outstanding time-based equity awards and earned performance-based equity awards under our LTI program will vest in full and all unearned performance-based equity awards will remain outstanding and eligible to vest based on actual performance. The value of such accelerated awards for all NEOs would be the same amount as shown in column (d) for such NEO (based on actual performance estimated as of December 31, 2025).

(2)

At December 31, 2025, Ms. Alexander was eligible for potential payments upon retirement. Based on years of service, Ms. Alexander was eligible for accelerated vesting on 100% of outstanding equity awards as of December 31, 2025. Any unvested PSU awards would, subject to the achievement of any applicable performance goals, remain outstanding and eligible to be earned and vest in accordance with the terms of such awards based on actual performance as to 100% of the earned PSUs. The amount listed in column (b) is the estimated value of 100% of all unvested awards held by Ms. Alexander, based on actual performance estimated as of December 31, 2025, for unearned performance-based awards. Beginning with 2022 grants, if retirement occurs within the same calendar year of grant, only one-third of the grant will vest.

(3)

The amounts listed in column (c) and column (d) for performance-based RSUs for the applicable NEOs includes the value of applicable unvested awards based, where applicable, on actual performance estimated as of December 31, 2025.

(4)

Pursuant to his Employment Agreement, upon a termination by the company without cause or his resignation for good reason, Mr. Viehbacher is entitled to receive a lump sum payment within 60 days of such termination consisting of the pro rata portion of the target bonus for the year of termination and an amount equal to the sum of the annual base salary rate and target bonus in effect at the time of termination multiplied by a factor of 1.5, continuation of medical, dental and vision insurance for up to 18 months, up to 12 months of executive outplacement services, and accelerated vesting of the pro rata portion of the initial options, initial PSUs and matching RSUs (with the pro rata portion defined as one-third for termination occurring within one year of hire). Upon an involuntary termination by the company without cause during a CIC period, Mr. Viehbacher is entitled to receive a lump sum payment within 60 days of such termination consisting of the pro rata portion of the target bonus for the year of termination and an amount equal to the sum of the annual base salary rate and target bonus in effect at the time of termination multiplied by a factor of 2.0, continuation of medical, dental and vision insurance for up to 24 months, up to 12 months of executive outplacement services, and accelerated vesting of the initial equity awards and matching RSUs. Mr. Viehbacher’s initial equity awards (PSUs and stock options) and matching RSUs, all granted on December 1, 2022, have been fully settled or vested as of December 31, 2025, and accordingly no value attributable to these initial awards is included in the amounts shown in column (d). Mr. Viehbacher is not currently eligible for retirement termination, which would occur upon achievement of age 55 and five years of service.

(5)	The NEOs are eligible for outplacement services at a cost of up to $32,000.

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Executive Compensation Tables

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value, and we are committed to internal pay equity. As discussed earlier in this Proxy Statement, our compensation programs are designed to drive the creation of long-term stockholder value by delivering performance-based compensation. We invest in our employees at all levels in the company by rewarding performance that balances risk and reward, empowering professional growth and development and offering affordable benefits and programs that meet the diverse needs of our employees.

We believe strongly in pay-for-performance, and all of our employees are eligible to participate in our STI program, our LTI programs and our benefit plans. Our STI program incorporates achievement of company, individual and, in some cases, function or region-specific performance goals. Payout levels (as a percentage of target) are based upon employee level and administrative provisions are the same for all participants globally. Our LTI programs provide different forms of awards depending upon an employee’s level but are otherwise consistent throughout the company.

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee as of December 31, 2025, based on a consistently applied compensation measure defined as the sum of base salary, target bonus and LTI target value. We annualized pay for employees who commenced employment during 2025.

Our median employee is a full-time employee based in the U.S. In December 2025, when we determined the median employee, approximately 56% of our workforce was based in the U.S. with the remaining approximately 44% of our workforce based in the rest of the world. In addition, approximately 98% of our workforce was full-time.

For our median employee, annual total compensation was calculated in accordance with the SEC’s rules for the Summary Compensation Table, including salary, bonus, LTI grant date fair value and value of certain benefits provided. For Mr. Viehbacher, who was CEO at the time we identified our median employee, annual total compensation is equal to the amount included in the “Total” column of the Summary Compensation Table, which results in an annual total compensation for 2025 of $23,646,004. The annual total compensation of the median employee, as determined in accordance with the SEC’s rules, for 2025 was $208,335. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was 113 to 1. Given the different methodologies, estimates, assumptions and exclusions that other public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Pay Versus Performance

Pay Versus Performance
As discussed in our CD&A above, our CMDC has implemented executive compensation programs designed to link a substantial part of our NEOs compensation to financial, strategic and market-based measures and align realizable compensation with stockholder returns. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2025, 2024, 2023, 2022 and 2021.
Pay versus Performance Tabular Disclosure: The table below contains information about the relationship between compensation actually paid, as computed in accordance with SEC rules, to our CEO and non-CEO
NEOs as a group, and our financial performance for the five years 2021 – 2025. The cumulative Total Stockholder Return depicts a hypothetical $100 investment in our common stock on December 31, 2020, and shows the value of that investment over time for each calendar year. A hypothetical $100 investment in the NBI using the same methodology is shown for comparison.
The CMDC did not consider the PVP disclosure below in making its pay decisions for any of the fiscal years shown. In addition, the average non-CEO
NEO incumbents differ year to year and may comprise different roles with different individual and market-based considerations impacting compensation decisions. Comparing the summary compensation table total average and compensation actually paid average for the non-CEO
NEOs year-over-year does not accurately depict changes in these values for the same individuals.
Narrative to Pay versus Performance Table
For the fiscal year ending December 31, 2025, the most important financial measures we identified for the purposes of the PVP disclosure requirement linking compensation actually paid to our NEOs to company performance are TSR, total revenue and growth product revenue, EPS, and performance against our pipeline milestone metrics. CAP reflects, among other items, adjustments to the fair value of equity awards during the years presented as well as expired and unearned awards. Factors impacting the fair value
of equity awards include the price of our common stock at year end, as well as the projected and actual achievement of performance goals under our equity awards. These adjustments contributed significantly to the CAP value reported for each year. LTI awards represent a large percentage of our NEOs’ target compensation. Because the value of our LTI awards is tied to the value of our common stock, rTSR will have a significant influence on the value of such awards and thereafter aligns the value of realizable pay to long-term stockholder value creation. This was demonstrated in both the 2022 and 2023 PSU Programs when rTSR achievement was below the 25th percentile resulting in no payout value, consistent with the program design. This had a significant impact on the realizable pay of our executives. It is important to note that the CMDC has not provided any special awards or adjustments to offset these results, further demonstrating our commitment to pay outcomes under our pay for performance programs. Revenue and EPS were significant components in the STI program scorecard for each of the presented years and are important measures of our company’s financial performance. Net income is included for disclosure requirements, but there is no relationship between net income and CAP in our incentive plans except where it applies to EPS. Successfully advancing therapies through our pipeline and performing against our pipeline milestone metrics are key value drivers for our company’s long-term growth. Pipeline performance has also driven significant changes in the price of our common stock, and therefore impacts the CAP calculation. We recognize our pipeline as a critical area of focus for our strategy and the long-term success of our company.

Fiscal Year	SCT Total for CEO: C. Viehbacher (1)	SCT Total for Former CEO: M. Vounatsos (1)	Compensation Actually Paid to CEO (2)	Compensation Actually Paid to Former CEO (2)	Average SCT Total for Other NEOs (3)	Average Compensation Actually Paid for Other NEOs (3)	Value of $100 Initial Fixed Investment Based on TSR (4)	Value of $100 Initial Fixed Investment Based on Nasdaq Biotech Index TSR (4)	Net Income ($M)	Company Selected Measure: Revenue (5)

2025	$23,646,004	—	$27,664,592	—	$5,871,297	$6,296,156	$71.87	$119.92	$1,293	$9,775M

2024	$24,166,665	—	$1,250,864	—	$6,365,146	($228,942)	$62.45	$90.58	$1,632	$9,032M

2023	$4,069,913	—	($4,498,193)	—	$6,258,401	$4,222,331	$105.68	$91.84	$1,161	$9,675M

2022	$30,488,593	$26,625,221	$27,551,849	$5,898,711	$5,878,461	$4,969,529	$113.09	$88.53	$3,047	$10,326M

2021	—	$17,689,665	—	$15,211,025	$5,761,560	$5,081,944	$97.98	$99.37	$1,556	$11,054M
Notes to Pay Versus Performance Table

(1)
The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Viehbacher, and our former CEO, Mr. Vounatsos in the Summary Compensation Table for fiscal years 2025, 2024, 2023, 2022 and 2021. Mr. Vounatsos served as CEO for the full fiscal year 2021, while Mr. Viehbacher and Mr. Vounatsos both served as CEO in fiscal year 2022.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO and other NEOs during the applicable year, but also include (i) the year-end
fair value of equity awards granted during the reported year and (ii) the change in fair value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.

2026 Proxy Statement	- 62 -

Pay Versus Performance

(3)
For 2025, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this Proxy Statement. For 2024, reflects compensation information for Mr. McDonnell, Ms. Alexander, Dr. Singhal and Ms. Murphy. For 2023, reflects compensation information for Mr. McDonnell, Ms. Alexander, Ms. Murphy and Mr. Izzar. For 2022, reflects compensation information for Mr. McDonnell, Ms. Alexander, Dr. Gregory, Ms. Murphy and Mr. Guindo, our former EVP of Global Product Strategy and Commercialization. For 2021, reflects compensation information for Mr. McDonnell, Ms. Alexander, Mr. Guindo and Dr. Sandrock, our former EVP of R&D.

(4)
Reflects cumulative total stockholder return of the NBI as of December 31, 2025. The NBI is the peer group used by Biogen for the purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.

(5)	Revenue was adjusted to neutralize the effects of foreign exchange rate fluctuations.
The following tables set forth the adjustments made during each year in the PVP table to arrive at “compensation actually paid” to our Principal Executive Officer during each year.

Fiscal Year	Summary Compensation Table Total for CEO	Summary Compensation Table Total for former CEO	Reported Value of Equity Awards for CEO (1)	Reported Value of Equity Awards for former CEO (1)	Equity Award Adjustments for CEO (2)	Equity Award Adjustments for former CEO (2)	Compensation Actually Paid to CEO	Compensation Actually Paid to former CEO

2025	$23,646,004	—	$18,368,875	—	$22,387,463	—	$27,664,592	—

2024	$24,166,665	—	$18,010,911	—	($4,904,890)	—	$1,250,864	—

2023	$4,069,913	—	—	—	($8,568,106)	—	($4,498,193)	—

2022	$30,488,593	$26,625,221	$30,000,655	$15,389,732	$27,063,911	($5,336,778)	$27,551,849	$5,898,711

2021	—	$17,689,665	—	$14,084,314	—	$11,605,674	—	$15,211,025

(1)
Represents the grant date fair value of equity awards to our CEO and former CEO, as reported
in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.

(2)	Represents the year-over-year change in the fair value of equity awards to our CEO and former CEO, as itemized in the table below. No awards vested in the year they were granted.

Fair Value of Equity Awards for CEO and former CEO	2025	2024	2023	2022		2021
				Mr. Viehbacher	Mr. Vounatsos

As of year-end for awards granted during the year	$22,312,724	$8,702,498	—	$27,063,911	$1,996,870	$10,985,776

Year-over-year increase or decrease of unvested awards granted in prior years	$266,557	($12,329,483)	($7,204,687)	—	($6,247,880)	($687,744)

Increase or decrease from prior fiscal year-end for awards that vested during the year	($191,819)	($1,277,904)	($1,363,419)	—	($1,085,768)	$1,307,643

Total Equity Award Adjustments	$22,387,463	($4,904,890)	($8,568,106)	$27,063,911	($5,336,778)	$11,605,674
The following tables set forth the adjustments made during each year in the PVP table to arrive at “compensation actually paid” to our non-CEO
NEOs during each year.

Fiscal Year	Average Summary Compensation Table Total for Non-CEO NEOs	Average Reported Value of Equity Awards for Non-CEO NEOs (1)	Average Equity Award Adjustments for Non-CEO NEOs (2)	Average Compensation Actually Paid to Non-CEO NEOs

2025	$5,871,297	$4,230,214	$4,655,074	$6,296,156

2024	$6,365,146	$4,156,541	($2,437,548)	($228,942)

2023	$6,258,401	$4,503,143	$2,467,073	$4,222,331

2022	$5,878,461	$4,223,226	$3,314,294	$4,969,529

2021	$5,761,560	$4,105,942	$3,426,326	$5,081,944

(1)
Represents the average of the grant date fair value of the equity awards to our NEOs (other than our CEO and former CEO), as reported in the “Stock Awards” column in the Summary Compensation Tables for each applicable year.

(2)
Represents the average of the year-over-year change in fair value of equity awards to our NEOs (other than our CEO and former CEO), as itemized in the table below. No awards vested in the year they were granted.

2026 Proxy Statement	-6 3 -

Pay Versus Performance

Average Fair Value of Equity Awards for non-CEO NEOs	2025	2024	2023	2022	2021

As of year-end for awards granted during the year	$5,138,456	$2,008,250	$3,523,016	$3,809,706	$3,295,987

Year-over-year increase or decrease of unvested awards granted in prior years	($414,095)	($4,156,500)	($1,027,351)	($241,427)	($150,316)

Increase or decrease from prior fiscal year-end for awards that vested during the year	($69,287)	($289,298)	($28,591)	($253,985)	$280,656

Total Equity Award Adjustments	$4,655,074	($2,437,548)	$2,467,073	$3,314,294	$3,426,326
The following table identifies the four most important financial and strategic measures used by our CMDC to link the CAP to our NEOs in 2025, as calculated in accordance with Item 402(v) of Regulation
S-K,
to company performance. The role each of these performance measures had on our NEOs’ compensation is discussed in the CD&A above.

Most Important Performance Measures

Growth Product Revenue

Total Revenue

Total Stockholder Return

Non-GAAP Earnings Per Share

Achievement of Pipeline Milestones

2026 Proxy Statement	-6 4 -

Information About the Meeting

Information About the Meeting

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

The Board of Biogen Inc. is soliciting your proxy to vote at our Annual Meeting to be held at 9:00 a.m. Eastern Time on Tuesday, June 9, 2026, for the purposes summarized in the accompanying Notice of 2026 Annual Meeting of Stockholders. Our 2025 Annual Report on Form 10-K is also available with this Proxy Statement.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters at the Annual Meeting.

Can I attend the Annual Meeting?

This will be a virtual meeting only. You will not be able to attend the Annual Meeting in person.

Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BIIB2026.

What do I need to be able to participate in the Annual Meeting virtually via the Internet?

You will need the 16-digit control number included on your Notice or your proxy card or voting instruction form to be able to vote your shares or submit questions via the Internet during the Annual Meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting.

How many shares must be present to hold the Annual Meeting?

A majority of our issued and outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described below (under the heading “How do I vote and what are the voting deadlines?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

Who can vote?

Holders of Biogen common stock on the close of business on the Record Date of April 21, 2026 are entitled to receive the Notice of 2026 Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. As of the Record Date, 147,637,117 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

What am I voting on at the Annual Meeting?	Stockholders will be asked to vote on the following proposals at the Annual Meeting:
• The election to our Board of the 10 director nominees (Proposal 1);
• The ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);
• The advisory vote on executive compensation (Proposal 3); and
• The transaction of such other business as may be properly brought before the meeting and any adjournments or postponements.

2026 Proxy Statement	-65-

Information About the Meeting

How will my shares be voted?

At the Annual Meeting, the members of management appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

• FOR the election of each of the Director nominees named in this Proxy Statement (Proposal 1);
• FOR the ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2026 fiscal year (Proposal 2); and
• FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3).
How do proxies work?	If you are a registered stockholder, you will receive a proxy card for all the shares you hold of record:
• in certificate form; or
• in book-entry form.
Your proxy card will serve as a voting instruction form. If you do not vote your shares or specify your voting instructions on your proxy card or voting instruction form, the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust.
How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

 By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted through www.proxyvote.com must be received by 11:59 p.m. Eastern Time on June 8, 2026.

 By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 8, 2026.

 By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card or voting instruction form received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card or voting instruction form. Proxy cards or voting instruction form submitted by mail must be received no later than June 8, 2026, to be voted at the Annual Meeting.

 During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/BIIB2026. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form to be able to vote during the Annual Meeting.

2026 Proxy Statement	-66-

Information About the Meeting

If you vote via the Internet or by telephone before the Annual Meeting, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card or voting instruction form. If you vote via the Internet or by telephone before the Annual Meeting, do not return your proxy card.

Beneficial Owners. If your shares are held in a brokerage account in your broker’s name, then you are the beneficial owner of shares held in “street name.” If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the bank, broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your bank, broker or other nominee to instruct your bank, broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, broker or other nominee. Shares held beneficially may not be voted during the Annual Meeting; instead a beneficial holder must instruct their bank, broker or other nominee in advance of the Annual Meeting.
Can I revoke or change my vote after I submit my proxy?	Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
• signing and returning a new proxy card or voting instruction form with a later date, to be received no later than June 8, 2026;
• submitting a later-dated vote by telephone or via the Internet — only your latest telephone or Internet proxy received by 11:59 p.m. Eastern Time on June 8, 2026, will be counted;
• participating in the Annual Meeting virtually via the Internet and voting again; or
• delivering a written revocation to our Secretary at Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, to be received no later than June 8, 2026.

Only your latest vote, in whatever form, will be counted.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Will my shares be counted if I do not vote?

Stockholders of Record. If you are the stockholder of record and you do not vote before the Annual Meeting your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of shares, your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to ratify the selection of our independent registered public accounting firm is a routine matter and the other proposals are non-routine matters. If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the proposal to ratify the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the other proposals. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.

2026 Proxy Statement	-67-

Information About the Meeting

What vote is required to approve each proposal and how are votes counted?	Proposal	Vote Required	Broker Discretionary Voting Allowed
	Election of Directors (Proposal 1)	Majority of Votes Cast*	No
	Ratification of PwC (Proposal 2)	Majority of Stock Present and Entitled to Vote on the Matter**	Yes
	Advisory Vote on Executive Compensation (Proposal 3)	Not Applicable***	No

*   The Board shall not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board. Any nominee who does not receive a majority of votes cast “for” his or her election shall be subject to the terms of the irrevocable resignation discussed above. The Board (excluding the director in question) shall, within ninety (90) days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. The Board shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the SEC. Abstentions and broker non-votes, if any, are not considered votes cast under our bylaws and will have no effect on the results of this vote.

**  The affirmative vote of a majority of votes present in person or represented by proxy and having voting power at the Annual Meeting is required to ratify the selection of PwC as our independent registered public accounting firm. Abstentions will have the effect of votes against the proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

***   Because the Advisory Vote on Executive Compensation asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Abstentions will have the effect of a vote against the proposal, and broker non-votes, if any, will not have any effect on the results of those deliberations. We value the opinions expressed by our stockholders in this advisory vote, and the CMDC, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of this vote when designing our compensation programs and making future compensation decisions for our named executive officers.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the SEC. Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. We are making this Proxy Statement and other Annual Meeting materials available on the Internet at www.proxyvote.com or, upon request, by sending printed versions of these materials on or about April 28, 2026, to all stockholders of record as of the Record Date. For ten days before the Annual Meeting, ending on the day before the meeting date, a list of stockholders entitled to vote will be available for inspection at our offices located at 225 Binney Street, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations department at (781) 464-2442.

2026 Proxy Statement	-68-

Information About the Meeting

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.

Where do I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by contacting Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. You will also be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system, called EDGAR, at www.sec.gov or on our website, www.biogen.com, under the “Financials” subsection of the “Investors” section of the website.

Who should I call if I have any questions?

If you have any questions or require any assistance with voting your shares, please contact the bank, broker or other nominee holding your shares, or our Investor Relations department at (781) 464-2442.

Who do I contact if I experience technical difficulties trying to access or during the Annual Meeting?

If you have technical difficulties when accessing the Annual Meeting, there will be technicians available to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

2026 Proxy Statement	-69-

Certain Relationships and Related Person Transactions

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct, Corporate Governance Principles, Related Person Transaction Policy and Conflicts of Interest Policy set forth our written policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen, our CGC must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a transaction with a related person, among the factors our CGC may consider (as applicable) are:

•	the business reasons for entering into the transaction;
•	the size of the transaction and the nature of the related person’s interest in the transaction;
•	whether the transaction terms are as favorable to us as they would be to an unaffiliated third party;
•	whether the transaction terms are more favorable to the related person than they would be to an unaffiliated third party;
•	the availability of alternative sources for comparable products, services or other benefits;
•	whether the transaction would impair the independence or judgment of the related person in the performance of his or her duties to us;
•	for non-employee directors, whether the transaction would be consistent with Nasdaq’s requirements for independent directors;
•

whether the transaction is consistent with our Conflicts of Interest Policy, which prohibits related persons and others from having a financial interest in any competitor, customer, vendor or supplier of ours;

•	the related person’s role in arranging the transaction;
•	the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and
•	any other factors that our CGC deems appropriate.

Our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their company roles.

There are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules.

2026 Proxy Statement	-70-

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025, about:

•	the number of shares of common stock subject to issuance upon exercise of stock options or vesting of RSUs and PSUs under plans adopted and assumed by us (assuming target performance); and
•	the number of shares of common stock available for future issuance under our active plans: our 2024 Omnibus Equity Plan and our 2024 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	3,961,244	$301.85 (1)	8,090,967 (2)

Equity compensation plans not approved by stockholders	—	—	—

Total	3,961,244	$301.85 (1)	8,090,967 (2)

(1)	The weighted-average exercise price only pertains to outstanding options.
(2)

Of these shares, (a) 5,925,677 remain available for future issuance under our 2024 Omnibus Equity Plan and (b) 2,165,290 remain available under our 2024 Employee Stock Purchase Plan. In addition to shares issuable upon the exercise of options or rights, the shares under our 2024 Omnibus Equity Plan may also be issued other than upon such exercise.

2026 Proxy Statement	-71-

Miscellaneous

MISCELLANEOUS

Stockholder Rights and Proposals

Stockholder Proposals

Our Fifth Amended and Restated Bylaws (Bylaws) contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at an annual meeting of stockholders.

•

Stockholder Nominations Not for Inclusion in Company’s Proxy Statement. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws, Rule 14a-19 under the Exchange Act, as applicable, and give timely notice of the nomination to our Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, stockholders must provide the notice required by our Bylaws no later than March 11, 2027, and no earlier than February 9, 2027. However, if the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, stockholders must provide the notice required by our Bylaws not earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to the 2027 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.

•

Stockholder Nominations Under Proxy Access Bylaw. In addition, our Bylaws provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous 3 years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement can equal up to 25% of the number of directors then serving on our Board. If 25% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%, subject to a minimum of one. A nominee will be counted in determining whether the 25% maximum has been reached if the nominee was included in the proxy materials as a Board-nominated candidate, if we have received notice that such nominee has been nominated by a stockholder pursuant to our Bylaws, the nominee was submitted under the proxy access procedures and later withdrawn or the nominee was nominated in any of our three preceding annual meetings and is being recommended by our Board for reelection.

The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws.

Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by our Secretary no earlier than November 29, 2026, and no later than December 29, 2026. However, if the 2027 annual meeting of stockholders is called for more than 30 days earlier or later than the anniversary of the Annual Meeting, requests to include stockholder-nominated candidates in our proxy materials for the 2027 annual meeting of stockholders must be received not later than (1) the 10th day after public announcement of the date of the 2027 annual meeting of stockholders or (2) the 60th day prior to the date we file our proxy statement in connection with the 2027 annual meeting of stockholders.

•

Universal Proxy Card. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice and information in accordance with Rule 14a-19 under the Exchange Act and otherwise comply with the requirements of Rule 14a-19.

2026 Proxy Statement	-72-

Miscellaneous

Type	Deadline	Submission Requirements*
Proposals for inclusion in our 2027 Proxy Materials	No later than December 29, 2026	Must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended
Director Nominations Pursuant to Our Proxy Access By-law	No later than December 29, 2026	Must include the information set forth in our Bylaws
Other Proposals or Nominations to be Brought before Our 2027 Annual Meeting of Stockholders

If the 2027 annual meeting of stockholders is to be held within 30 days before or after the anniversary of the date of this year’s Annual Meeting (June 9, 2026), then Biogen must receive your notice not less than 90 days nor more than 120 days in advance of the anniversary of the 2026 Annual Meeting, or no earlier than February 9, 2027 and no later than March 11, 2027.

If the 2027 annual meeting of stockholders is to be held on a date not within 30 days before or after such anniversary, then Biogen must receive it no earlier than 120th days before the annual meeting and no later than the later to occur of:

•

90th day before the 2027 annual meeting of stockholders; or

•

The 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.

Must include the information set forth in our Bylaws

•	Proposals and/or nominations must be received at our principal offices at 225 Binney Street, Cambridge, Massachusetts 02142, Attention: Secretary

For any other meeting, nominations (other than by proxy access) or items of business must be received by the 10th day following the date on which public disclosure of the date of the meeting is made.

Upon written request, we will provide, without charge, a copy of our Bylaws. Requests should be directed to our principal offices at 225 Binney Street, Cambridge, Massachusetts 02142, Attention: Secretary.

Stockholder Rights

•	No Supermajority Vote Provisions. We have a simple majority voting standard to amend our Certificate of Incorporation and Bylaws.

•	No Poison Pill. We do not have a stockholder rights plan, or poison pill.

•	Single Class of Shares. We have a single class of stock with equal voting rights. One share equals one vote.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 464-2442. However, stockholders who wish to communicate directly with our Board, or any individual director, should direct questions in writing to our Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Communications addressed in this manner will be forwarded directly to our Board or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report, the content of www.biogen.com, including the charters of the committees of our Board, Corporate Governance Principles, Related Person Transaction Policy, Conflicts of Interest Policy, Global Insider Trading and Information Policy, Code of Business Conduct, Certificate of Incorporation and Bylaws, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

2026 Proxy Statement	-73-

Miscellaneous

Forward-Looking Statements

This proxy statement contains forward-looking statements, relating to, among others, our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; the potential acquisition of Apellis Pharmaceuticals, Inc. and the anticipated benefits thereof; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, optimization of the cost structure including our “Fit for Growth” program, actions to improve risk profile and productivity of R&D pipeline, collaborations, and business development activities; and our future financial and operating results. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would” or the negative of these words or other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements. Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements.

These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part. We caution that these statements are subject to risks and uncertainties, many of which are outside our control and could cause future events or results to differ materially from those stated or implied in this document, including, among others, uncertainty of our long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans, prospects and timing of actions relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industries, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third parties, intellectual property, competitive and market challenges and regulatory compliance; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; and the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks that the potential acquisition of Apellis Pharmaceuticals, Inc. may not be completed on the anticipated timeline or at all; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov.

These statements speak only as of the date of this proxy statement and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Note Regarding Trademarks

QALSODY®, SKYCLARYS®, SPINRAZA®, TECFIDERA®, THECAFLEX DRX®, TYSABRI® and VUMERITY® are registered trademarks of Biogen.

EMPAVELI®, LEQEMBI®, SYFOVRE® and ZURZUVAE® and other trademarks referenced in this proxy statement are the property of their respective owners.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of this Proxy Statement, Annual Report or

2026 Proxy Statement	-74-

Miscellaneous

Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents without charge to you if you write or call Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. If you want to receive separate copies of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

Biogen pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may contact you in person, by telephone or by email or other electronic means. None of our directors, officers or employees will receive additional compensation for soliciting you. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. Innisfree M&A Incorporated, New York, New York, has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $25,000.

2026 Proxy Statement	-75-

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation

Diluted Earnings Per Share and Net Income Attributable to Biogen Inc.

(unaudited, $ in millions, except per share amounts)

	For the Twelve Months Ended December 31,
	2025	2024

GAAP earnings per share – Diluted	$8.79	$11.18

Adjustments to GAAP net income attributable to Biogen Inc. (as detailed below)	6.49	5.29

Non-GAAP earnings per share – Diluted	$15.28	$16.47

	For the Twelve Months Ended December 31,
	2025	2024

GAAP net income attributable to Biogen Inc.	$1,292.9	$1,632.2

Adjustments:

Litigation matters	235.8	—

Amortization of Reata inventory fair value step-up	234.2	220.7

Acceleration of share-based compensation expense and related taxes	—	56.4

Impairment of acquired intangible assets	7.9	60.2

Impairment of right-of-use asset A	52.9	—

Acquisition-related transaction and integration costs	5.9	20.3

Amortization of acquired intangible assets	456.8	341.7

Restructuring charges and other cost saving initiatives	78.6	75.0

(Gain) loss on fair value remeasurement of contingent consideration	33.6	27.7

(Gain) loss on equity security investments	19.7	100.4

U.S. tax reform	(11.5)	—

Income tax effect related to Non-GAAP reconciling items	(136.7)	(138.3)
Other	(23.2)	7.6
Non-GAAP net income attributable to Biogen Inc.	$2,246.9	$2,403.9

A

As part of our acquisition of Reata, we assumed responsibility for a single-tenant, build-to-suit building of approximately 327,400 square feet of office and laboratory space located in Plano, Texas. During the fourth quarter of 2025 we performed an impairment assessment of this right-of-use asset. As a result of this impairment assessment, we recorded an impairment charge of approximately $52.9 million related to this Reata lease, which is included in impairment of right-of-use asset within our consolidated statements of income for the year ended December 31, 2025.

2026 Proxy Statement	A-1

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation (continued)

Free Cash Flow Reconciliation

(unaudited, $ in millions)

We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Twelve Months Ended December 31,
	2025	2024

Net cash provided by (used in) operating activities	$2,204.6	$2,875.5

Net cash provided by (used in) investing activities	(1,371.1)	(799.2)

Net cash provided by (used in) financing activities	(301.9)	(683.5)

Net increase (decrease) in cash and cash equivalents	$531.6	$1,392.8

Net cash provided by (used in) operating activities	$2,204.6	$2,875.5

Less: Purchases of property, plant and equipment (capital expenditures)	153.8	153.7

Free cash flow	$2,050.8	$2,721.8

Use of Non-GAAP Financial Measures

We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share and free cash flow, which is defined as net cash flow from operations less capital expenditures.

We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share – Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share – Diluted”:

1. Acquisitions and divestitures

We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses/commercial assets and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization of inventory fair value step-up, amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.

2. Restructuring, business transformation and other cost saving initiatives

We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing/abandonment and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.

2026 Proxy Statement	A-2

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation (continued)

3. (Gain) loss on equity security investments

We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

4. Other items

We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share – diluted.

2026 Proxy Statement	A-3

SCAN TO VIEW MATERIALS & VOTE BIOGEN INC. 225 BINNEY STREET CAMBRIDGE, MA 02142 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your proxy materials, and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BIIB2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V96226-P51643 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIOGEN INC. The Board recommends a vote FOR the following proposals: 1. Election of Directors. To elect the 10 nominees identified in the accompanying Proxy Statement to our Board of Directors to serve for a one-year term extending until our 2027 annual meeting of stockholders and their successors are duly elected and qualified. Nominees: For Against Abstain 1a. Maria C. Freire 1b. William A. Hawkins 1c. Susan K. Langer 1d. Jesus B. Mantas 1e. Lloyd Minor 1f. Menelas Pangalos 1g. Monish Patolawala 1h. Eric K. Rowinsky 1i. Stephen A. Sherwin 1j. Christopher A. Viehbacher For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2026. 3. Say on Pay - To hold an advisory vote on executive compensation. 4. To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2026 Notice and Proxy Statement and 2025 Annual Report with Form 10-K are available at: www.proxyvote.com. V96227-P51643 BIOGEN INC. Annual Meeting of Stockholders June 9, 2026, 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher A. Viehbacher and Robin Kramer, and each of them (with full power to act alone), as proxies of the undersigned with all the powers the undersigned would possess if present during the 2026 Annual Meeting, and with full power of substitution in each of them to appear, represent and vote all shares of common stock of Biogen Inc. which the undersigned would be entitled to vote at the 2026 Annual Meeting of Stockholders, to be held online at www.virtualshareholdermeeting.com/BIIB2026 on Tuesday, June 9, 2026, at 9:00 a.m. Eastern Time upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting, and at any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the director nominees listed in Proposal 1, and FOR Proposals 2 and 3. As to any other matter that may be properly brought before the meeting or any adjournment or postponement thereof, proxy holders will vote in accordance with their best judgment. Continued and to be signed on reverse side